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                   BANK OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,

                             BANK OF AMERICA, N.A.,

                                  as Servicer,

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                              Dated March 26, 2002

                                   ----------

                       Mortgage Pass-Through Certificates

                                  Series 2002-3

================================================================================

                                TABLE OF CONTENTS



PRELIMINARY STATEMENT......................................................

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms................................................
Section 1.02  Interest Calculations........................................

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans.................................
Section 2.02  Acceptance by the Trustee of the Mortgage Loans..............
Section 2.03  Representations, Warranties and Covenants of the Servicer....
Section 2.04  Representations and Warranties of the Depositor as to the
               Mortgage Loans..............................................
Section 2.05  Designation of Interests in the REMICs.......................
Section 2.06  Designation of Start-up Day..................................
Section 2.07  REMIC Certificate Maturity Date..............................
Section 2.08  Execution and Delivery of Certificates.......................

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01  Servicer to Service Mortgage Loans...........................
Section 3.02  Subservicing; Enforcement of the Obligations of Servicer.....
Section 3.03  Fidelity Bond; Errors and Omissions Insurance................
Section 3.04  Access to Certain Documentation..............................
Section 3.05  Maintenance of Primary Insurance Policy; Claims..............
Section 3.06  Rights of the Depositor and the Trustee in Respect of the
               Servicer....................................................
Section 3.07  Trustee to Act as Servicer...................................
Section 3.08  Collection of Mortgage Loan Payments; Servicer Custodial
               Account; Certificate Accounts and Upper-Tier Certificate
               Account.....................................................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.10  Access to Certain Documentation and Information Regarding
               the Mortgage Loans..........................................
Section 3.11  Permitted Withdrawals from the Servicer Custodial
               Account; Certificate Accounts and Upper-Tier Certificate
               Account.....................................................
Section 3.12  Maintenance of Hazard Insurance..............................
Section 3.13  Enforcement of Due-On-Sale Clauses; Assumption Agreements....
Section 3.14  Realization Upon Defaulted Mortgage Loans; REO Property......
Section 3.15  Trustee to Cooperate; Release of Mortgage Files..............
Section 3.16  Documents, Records and Funds in Possession of the
               Servicer to be Held for the Trustee.........................
Section 3.17  Servicing Compensation.......................................
Section 3.18  Annual Statement as to Compliance............................
Section 3.19  Annual Independent Public Accountants' Servicing
               Statement; Financial Statements.............................
Section 3.20  Advances.....................................................
Section 3.21  Modifications, Waivers, Amendments and Consents..............
Section 3.22  Reports to the Securities and Exchange Commission............

                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

Section 4.01  Servicer's Certificate.......................................

                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

Section 5.01  Distributions................................................
Section 5.02  Priorities of Distributions..................................
Section 5.03  Allocation of Losses.........................................
Section 5.04  Statements to Certificateholders.............................
Section 5.05  Tax Returns and Reports to Certificateholders................
Section 5.06  Tax Matters Person...........................................
Section 5.07  Rights of the Tax Matters Person in Respect of the Trustee...
Section 5.08  REMIC Related Covenants......................................
Section 5.09  Determination of LIBOR.......................................

                                   ARTICLE VI

                                THE CERTIFICATES

Section 6.01  The Certificates.............................................
Section 6.02  Registration of Transfer and Exchange of Certificates........
Section 6.03  Mutilated, Destroyed, Lost or Stolen Certificates............
Section 6.04  Persons Deemed Owners........................................

                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

Section 7.01 Respective Liabilities of the Depositor and the Servicer......
Section 7.02 Merger or Consolidation of the Depositor or the Servicer......
Section 7.03 Limitation on Liability of the Depositor, the Servicer
               and Others..................................................
Section 7.04  Depositor and Servicer Not to Resign.........................

                                  ARTICLE VIII

                                     DEFAULT

Section 8.01  Events of Default............................................
Section 8.02  Remedies of Trustee..........................................
Section 8.03  Directions by Certificateholders and Duties of Trustee
               During Event of Default.....................................
Section 8.04  Action upon Certain Failures of the Servicer and upon
               Event of Default............................................
Section 8.05  Trustee to Act; Appointment of Successor.....................
Section 8.06  Notification to Certificateholders...........................

                                   ARTICLE IX

                                   THE TRUSTEE

Section 9.01  Duties of Trustee............................................
Section 9.02  Certain Matters Affecting the Trustee........................
Section 9.03  Trustee Not Liable for Certificates or Mortgage Loans........
Section 9.04  Trustee May Own Certificates.................................
Section 9.05  Eligibility Requirements for Trustee.........................
Section 9.06  Resignation and Removal of Trustee...........................
Section 9.07  Successor Trustee............................................
Section 9.08  Merger or Consolidation of Trustee...........................
Section 9.09  Appointment of Co-Trustee or Separate Trustee................
Section 9.10  Authenticating Agents........................................
Section 9.11  Trustee's Fees and Expenses..................................
Section 9.12  Appointment of Custodian.....................................
Section 9.13  Paying Agents................................................
Section 9.14  Limitation of Liability......................................
Section 9.15  Trustee May Enforce Claims Without Possession of
               Certificates................................................
Section 9.16  Suits for Enforcement........................................
Section 9.17  Waiver of Bond Requirement...................................
Section 9.18  Waiver of Inventory, Accounting and Appraisal Requirement....

                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans.......................................
Section 10.02 Additional Termination Requirements..........................

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

Section 11.01 Amendment....................................................
Section 11.02 Recordation of Agreement.....................................
Section 11.03 Limitation on Rights of Certificateholders...................
Section 11.04 Governing Law................................................
Section 11.05 Notices......................................................
Section 11.06 Severability of Provisions...................................
Section 11.07 Certificates Nonassessable and Fully Paid....................
Section 11.08 Access to List of Certificateholders.........................
Section 11.09 Recharacterization...........................................

EXHIBITS

Exhibit A-1-A-1  - Form of Face of Class 1-A-1 Certificate
Exhibit A-1-A-2  - Form of Face of Class 1-A-2 Certificate
Exhibit A-1-A-3  - Form of Face of Class 1-A-3 Certificate
Exhibit A-1-A-4  - Form of Face of Class 1-A-4 Certificate
Exhibit A-1-A-5  - Form of Face of Class 1-A-5 Certificate
Exhibit A-1-A-6  - Form of Face of Class 1-A-6 Certificate
Exhibit A-1-A-7  - Form of Face of Class 1-A-7 Certificate
Exhibit A-1-A-8  - Form of Face of Class 1-A-8 Certificate
Exhibit A-1-A-9  - Form of Face of Class 1-A-9 Certificate
Exhibit A-1-A-10 - Form of Face of Class 1-A-10 Certificate
Exhibit A-1-A-11 - Form of Face of Class 1-A-11 Certificate
Exhibit A-1-A-R  - Form of Face of Class 1-A-R Certificate
Exhibit A-1-A-LR - Form of Face of Class 1-A-LR Certificate
Exhibit A-2-A-1  - Form of Face of Class 2-A-1 Certificate
Exhibit A-3-A-1  - Form of Face of Class 3-A-1 Certificate
Exhibit A-A-PO   - Form of Face of Class A-PO Certificate
Exhibit B-1-B-1  - Form of Face of Class 1-B-1 Certificate
Exhibit B-1-B-2  - Form of Face of Class 1-B-2 Certificate
Exhibit B-1-B-3  - Form of Face of Class 1-B-3 Certificate
Exhibit B-1-B-4  - Form of Face of Class 1-B-4 Certificate
Exhibit B-1-B-5  - Form of Face of Class 1-B-5 Certificate
Exhibit B-1-B-6  - Form of Face of Class 1-B-6 Certificate
Exhibit B-2-B-1  - Form of Face of Class 2-B-1 Certificate
Exhibit B-2-B-2  - Form of Face of Class 2-B-2 Certificate
Exhibit B-2-B-3  - Form of Face of Class 2-B-3 Certificate
Exhibit B-2-B-4  - Form of Face of Class 2-B-4 Certificate
Exhibit B-2-B-5  - Form of Face of Class 2-B-5 Certificate
Exhibit B-2-B-6  - Form of Face of Class 2-B-6 Certificate
Exhibit B-3-B-1  - Form of Face of Class 3-B-1 Certificate
Exhibit B-3-B-2  - Form of Face of Class 3-B-2 Certificate
Exhibit B-3-B-3  - Form of Face of Class 3-B-3 Certificate
Exhibit B-3-B-4  - Form of Face of Class 3-B-4 Certificate
Exhibit B-3-B-5  - Form of Face of Class 3-B-5 Certificate
Exhibit B-3-B-6  - Form of Face of Class 3-B-6 Certificate
Exhibit C          Form of Reverse of all Certificates.....................
Exhibit D-1        Mortgage Loan Schedule (Loan Group 1)...................
Exhibit D-2        Mortgage Loan Schedule (Loan Group 2)...................
Exhibit D-3        Mortgage Loan Schedule (Loan Group 3)...................
Exhibit E          Request for Release of Documents........................
Exhibit F          Form of Certification of Establishment of Account.......
Exhibit G-1        Form of Transferor's Certificate........................
Exhibit G-2A       Form 1 of Transferee's Certificate......................
Exhibit G-2B       Form 2 of Transferee's Certificate......................
Exhibit H          Form of Transferee Representation Letter
                   for ERISA Restricted Certificates.......................
Exhibit I          Form of Affidavit Regarding Transfer of Residual
                   Certificates............................................
Exhibit J          Contents of Servicing File..............................
Exhibit K          Form of Special Servicing Agreement.....................
Exhibit L          List of Recordation States..............................

                         POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated March 26, 2002, is hereby executed by and among BANK OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"), BANK OF AMERICA, N.A., as servicer (together with its permitted successors and assigns, the "Servicer"), and THE BANK OF NEW YORK, as trustee (together with its permitted successors and assigns, the "Trustee").

                        W I T N E S S E T H   T H A T:

            In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                              PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively, and each, a "REMIC"). The Class A Certificates (other than the Class 1-A-R, Class 1-A-LR and Class A-PO Certificates) and the Class B Certificates are referred to collectively as the "Regular Certificates" and shall constitute "regular interests" in the Upper-Tier REMIC. The Class 1-A-PO Component, Class 2-A-PO Component and Class 3-A-PO Component (collectively, the "Components") shall also constitute "regular interests" in the Upper-Tier REMIC. The Uncertificated Lower-Tier Interests shall constitute the "regular interests" in the Lower-Tier REMIC. The Class 1-A-R Certificate shall be the "residual interest" in the Upper-Tier REMIC and the Class 1-A-LR Certificate shall be the "residual interest" in the Lower-Tier REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates and the Components, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable (except that one Certificate of each Class of Certificates may be issued in any amount in excess of the minimum denomination):

               Initial Class                                         Integral
               Certificate Balance   Pass-                           Multiples
               or Notional           Through          Minimum        in Excess
Classes        Amount                Rate             Denomination   of Minimum
------------   -------------------   -------          ------------   ----------

Class 1-A-1     $15,483,666.00          (1)           $1,000         $1
Class 1-A-2      $3,653,000.00       6.500%           $1,000         $1
Class 1-A-3      $3,103,000.00       6.500%           $1,000         $1
Class 1-A-4      $3,210,000.00       6.500%           $1,000         $1
Class 1-A-5      $2,868,000.00       6.500%           $1,000         $1
Class 1-A-6    $123,869,334.00       6.250%           $1,000         $1
Class 1-A-7     $15,483,666.00          (2)           $1,000         $1
Class 1-A-8     $50,000,000.00       6.500%           $1,000         $1
Class 1-A-9     $13,260,000.00       6.500%           $1,000         $1
Class 1-A-10    $24,800,000.00       6.500%           $1,000         $1
Class 1-A-11       $155,000.00       6.500%           $1,000         $1
Class 1-A-R             $50.00       6.500%           $50            N/A
Class 1-A-LR            $50.00       6.500%           $50            N/A
Class 2-A-1    $147,189,000.00       6.500%           $1,000         $1
Class 3-A-1    $108,627,000.00       6.000%           $1,000         $1
Class 1-B-1      $3,103,000.00       6.500%           $25,000        $1
Class 1-B-2      $1,490,000.00       6.500%           $25,000        $1
Class 1-B-3        $869,000.00       6.500%           $25,000        $1
Class 1-B-4        $496,000.00       6.500%           $25,000        $1
Class 1-B-5        $373,000.00       6.500%           $25,000        $1
Class 1-B-6        $496,675.00       6.500%           $25,000        $1
Class 2-B-1      $1,443,000.00       6.500%           $25,000        $1
Class 2-B-2      $1,214,000.00       6.500%           $25,000        $1
Class 2-B-3        $684,000.00       6.500%           $25,000        $1
Class 2-B-4        $303,000.00       6.500%           $25,000        $1
Class 2-B-5        $228,000.00       6.500%           $25,000        $1
Class 2-B-6        $304,441.00       6.500%           $25,000        $1
Class 3-B-1        $771,000.00       6.000%           $25,000        $1
Class 3-B-2        $275,000.00       6.000%           $25,000        $1
Class 3-B-3        $166,000.00       6.000%           $25,000        $1
Class 3-B-4        $110,000.00       6.000%           $25,000        $1
Class 3-B-5        $110,000.00       6.000%           $25,000        $1
Class 3-B-6        $110,613.00       6.000%           $25,000        $1
Class A-PO               (3)            (3)           $25,000        $1

                                                                     Integral
                                     Pass-                           Multiples
               Initial Component     Through          Minimum        In Excess
Components     Balance               Rate             Denomination   Of Minimum
------------   -------------------   -------          ------------   ----------

Class 1-A-PO     $1,043,938.935         (4)           N/A            N/A
Class 2-A-PO       $486,873.25          (4)           N/A            N/A
Class 3-A-PO        $14,838.54          (4)           N/A            N/A

(1) During the initial Interest Accrual Period, interest will accrue on the Class 1-A-1 Certificates at a rate of 2.380% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-1 Certificates at a per annum rate equal to (i) 0.500% plus (ii) LIBOR, subject to a minimum rate of 0.500% and a maximum rate of 8.500%.

(2) During the initial Interest Accrual Period, interest will accrue on the Class 1-A-7 Certificates at a rate of 6.120% per annum. During each Interest Accrual Period thereafter, interest will accrue on the Class 1-A-7 Certificates at a per annum rate equal to (i) 8.000% minus (ii) LIBOR, subject to a minimum rate of 0.000% and a maximum rate of 8.000%.

(3) The Class A-PO Certificates will be deemed for purposes of the distribution of principal to consist of three components (the "Class A-PO Components") described in the table. The Components are not severable.

(4) The Class 1-A-PO, Class 2-A-PO and Class 3-A-PO Components will be principal-only Components and will not bear interest.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act: The Securities Act of 1933, as amended.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance or Notional Amount.

            Adjusted Pool Amount: With respect to any Distribution Date and Loan Group, the Cut-Off Date Pool Principal Balance of the Mortgage Loans in such Loan Group minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans in such Loan Group (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates of the Related Group on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans in such Loan Group from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date and Loan Group, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans of such Loan Group: the product of (i) the PO Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates of the Related Group on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Advance: A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date and Loan Group, the total of the amounts held in the Servicer Custodial Account at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made on the Mortgage Loans in such Loan Group in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments on the Mortgage Loans in such Loan Group in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents: As defined in Section 9.10.

            Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of Kentucky, the state in which the servicing offices of the Servicer is located or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Certificate: Any of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-3 that are issued pursuant to this Agreement.

            Certificate Account: The separate Eligible Accounts for each Group created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-3." Funds in the related Certificate Account shall be held in trust for the Holders of the Certificates of such Group for the uses and purposes set forth in this Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

            Certificate Custodian: Initially, The Bank of New York; thereafter any other Certificate Custodian acceptable to the Depository and selected by the Trustee.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section 6.02.

            Certificate Registrar: The registrar appointed pursuant to Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Class: As to the Certificates, the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-R, Class 1-A-LR, Class 2-A-1, Class 3-A-1, Class A-PO, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5, Class 2-B-6, Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates, as the case may be.

            Class 1-A-7 Notional Amount: As to any Distribution Date and the Class 1-A-7 Certificates, the Class Certificate Balance of the Class 1-A-1 Certificates.

            Class 1-A-9 Loss Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 1, the amount, if any, by which the Class Certificate Balance of the Class 1-A-9 Certificates would be reduced as a result of the allocation of any Realized Loss to such Class pursuant to Section 5.03(a)(i) or the allocation of any reduction pursuant to
Section 5.03(b) to such Class, in each case without regard to the operation of
Section 5.03(e).

            Class 1-A-11 Loss Allocation Amount: With respect to any Distribution Date after the Senior Credit Support Depletion Date for Group 1, the lesser of (a) the Class Certificate Balance of the Class 1-A-11 Certificates with respect to such Distribution Date prior to any reduction for the Class 1-A-11 Loss Allocation Amount and (b) the Class 1-A-9 Loss Amount with respect to such Distribution Date.

            Class A Certificates: The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-R, Class 1-A-LR, Class 2-A-1, Class 3-A-1 and Class A-PO Certificates.

            Class A-PO Component: Any of the Class 1-A-PO Component, Class 2-A-PO Component or Class 3-A-PO Component.

            Class A-PO Deferred Amount: As to any Distribution Date and each Class A-PO Component prior to the applicable Senior Credit Support Depletion Date, the aggregate of the applicable PO Percentage of each Realized Loss on the Mortgage Loans in the Related Loan Group to be allocated to the Class A-PO Component of the Related Group on such Distribution Date or previously allocated to such Class A-PO Component and not yet paid with respect to such Class A-PO Component pursuant to Section 5.02(a)(iii).

            Class B Certificates: The Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5, Class 2-B-6, Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates.

            Class Certificate Balance: With respect to any Class (other than the Class A-PO and Class 1-A-7 Certificates) and any date of determination, the Initial Class Certificate Balance of such Class minus the sum of (i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a), (iii) all other reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b) and (iv) in the case of the Class 1-A-11 Certificates, any reduction allocated thereto pursuant to Section 5.03(e). The Class 1-A-7 Certificates are Interest-Only Certificates and have no Class Certificate Balance. The Class Certificate Balance of the Class A-PO Certificates as of any date of determination shall equal the sum of the Component Balances of the Class A-PO Components.

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date: March 26, 2002.

            Code: The Internal Revenue Code of 1986, as amended.

            Compensating Interest: As defined in Section 3.17.

            Component: As defined in the Preliminary Statement.

            Component Balance: With respect to any Component and any date of determination, the Initial Component Balance of such Component minus the sum of
(i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a) and (iii) all other reductions in Component Balance previously allocated thereto pursuant to Section 5.03(b).

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its certificate transfer services are conducted, which office at the date of the execution of this instrument is located at 5 Penn Plaza, 16th Floor, New York, New York 10001, Attention: Corporate Trust - MBS (Fax: (212) 328-7620).

            Corresponding Upper-Tier Class, Classes Component or Components: As to the following Uncertificated Lower-Tier Interests, the Corresponding Upper-Tier Class, Classes Component or Components, as follows:

                                      Corresponding Upper-Tier Class,
Uncertificated Lower-Tier Interest    Classes or Component or Components
----------------------------------    ----------------------------------

Class 1-A-L1 Interest                 Class 1-A-1 Certificates, Class 1-A-6 and
                                      Class 1-A-7 Certificates

Class 1-A-L2 Interest                 Class 1-A-2 Certificates, Class 1-A-3
                                      Certificates, Class 1-A-4 Certificates,
                                      Class 1-A-5 Certificates, Class 1-A-8
                                      Certificates, Class 1-A-9 Certificates,
                                      Class 1-A-10 Certificates and Class
                                      1-A-11 Certificates

Class A-LUR Interest                  Class 1-A-R Certificate

Class 1-A-LPO Interest                Class 1-A-PO Component

Class 2-A-L1 Interest                 Class 2-A-1 Certificates

Class 2-A-LPO Interest                Class 2-A-PO Component

Class 3-A-L1 Interest                 Class 3-A-1 Certificates

Class 3-A-LPO Interest                Class 3-A-PO Component

Class 1-B-L1 Interest                 Class 1-B-1 Certificates

Class 1-B-L2 Interest                 Class 1-B-2 Certificates

Class 1-B-L3 Interest                 Class 1-B-3 Certificates

Class 1-B-L4 Interest                 Class 1-B-4 Certificates

Class 1-B-L5 Interest                 Class 1-B-5 Certificates

Class 1-B-L6 Interest                 Class 1-B-6 Certificates

Class 2-B-L1 Interest                 Class 2-B-1 Certificates

Class 2-B-L2 Interest                 Class 2-B-2 Certificates

Class 2-B-L3 Interest                 Class 2-B-3 Certificates

Class 2-B-L4 Interest                 Class 2-B-4 Certificates

Class 2-B-L5 Interest                 Class 2-B-5 Certificates

Class 2-B-L6 Interest                 Class 2-B-6 Certificates

Class 3-B-L1 Interest                 Class 3-B-1 Certificates

Class 3-B-L2 Interest                 Class 3-B-2 Certificates

Class 3-B-L3 Interest                 Class 3-B-3 Certificates

Class 3-B-L4 Interest                 Class 3-B-4 Certificates

Class 3-B-L5 Interest                 Class 3-B-5 Certificates

Class 3-B-L6 Interest                 Class 3-B-6 Certificates

            Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 9.12. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither the Servicer nor the Depositor, nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Customary Servicing Procedures: With respect to the Servicer, procedures (including collection procedures) that the Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-Off Date: March 1, 2002.

            Cut-Off Date Pool Principal Balance: For each Loan Group the aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans in such Loan Group which is $248,273,714.22 for Loan Group 1, $151,852,314.73 for Loan Group 2 and $110,184,451.58 for Loan Group 3.

            Cut-Off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-Off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.04.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates: As defined in Section 6.02(c)(iii).

            Depositor: Bank of America Mortgage Securities, Inc., a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: Any Group 1 Discount Mortgage Loan, Group 2 Discount Mortgage Loan or Group 3 Discount Mortgage Loan.

            Distribution Date: The 25th day of each month beginning in April 2002 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account: Any of (i) an account or accounts maintained with
(a) Bank of America, N.A., or (b) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or
(iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates: Any Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5, Class 2-B-6, Class 3-B-4, Class 3-B-5 or Class 3-B-6 Certificate.

            Escrow Account: As defined in Section 3.09.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default: As defined in Section 8.01.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            Fitch: Fitch Ratings, or any successor thereto.

            FNMA: Fannie Mae, or any successor thereto.

            Fractional Interest: As defined in Section 5.02(d).

            Group: Any of Group 1, Group 2 or Group 3.

            Group 1: The Group 1-A Certificates, the Class 1-A-PO Component and Group 1-B Certificates.

            Group 1 Discount Mortgage Loan: A Group 1 Mortgage Loan with a Net Mortgage Interest Rate that is less than 6.500% per annum.

            Group 1 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-1 hereto.

            Group 1 Premium Mortgage Loan: A Group 1 Mortgage Loan with a Net Mortgage Interest Rate that is equal to or greater than 6.500% per annum.

            Group 2: The Group 2-A Certificates, the Class 2-A-PO Component and the Group 2-B Certificates.

            Group 2 Discount Mortgage Loan: A Group 2 Mortgage Loan with a Net Mortgage Interest Rate that is less than 6.500% per annum.

            Group 2 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-2 hereto.

            Group 2 Premium Mortgage Loan: A Group 2 Mortgage Loan with a Net Mortgage Interest Rate that is equal to or greater than 6.500% per annum.

            Group 3: The Group 3-A Certificates, Class 3-A-PO Component and Group 3-B Certificates.

            Group 3 Discount Mortgage Loan: A Group 3 Mortgage Loan with a Net Mortgage Interest Rate that is less than 6.000% per annum.

            Group 3 Mortgage Loan: Each Mortgage Loan listed on Exhibit D-3 hereto.

            Group 3 Premium Mortgage Loan: A Group 3 Mortgage Loan with a Net Mortgage Interest Rate that is equal to or greater than 6.000% per annum.

            Group 1-A Certificates: Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-R and Class 1-A-LR Certificates.

            Group 2-A Certificates: Class 2-A-1 Certificates.

            Group 3-A Certificates: Class 3-A-1 Certificates.

            Group 1-B Certificates: Any of the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5 or Class 1-B-6 Certificates.

            Group 2-B Certificates: Any of the Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4, Class 2-B-5 or Class 2-B-6 Certificates.

            Group 3-B Certificates: Any of the Class 3-B-1, Class 3-B-2, Class 3-B-3, Class 3-B-4, Class 3-B-5 or Class 3-B-6 Certificates.

            Holder: A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicer,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Servicer or in an affiliate of either of them, and (iii) is not connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Initial Class Certificate Balance: As to each Class of Certificates (other than the Class 1-A-7 Certificates), the Class Certificate Balance set forth in the Preliminary Statement. The Class 1-A-7 Certificates are Interest-Only Certificates and have no Initial Class Certificate Balance.

            Initial Component Balance: As to each Component, the Component Balance set forth in the Preliminary Statement.

            Initial Notional Amount: As to each Class of Interest-Only Certificates, the Notional Amount set forth in the Preliminary Statement.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Class 1-A-1, Class 1-A-7 and Class A-PO Certificates), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date. As to any Distribution Date and the Class 1-A-1 and Class 1-A-7 Certificates, the period from and including the 25th day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the 24th day of the calendar month in which such Distribution Date occurs.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Interest-Only Certificates: Any Class of Certificates entitled to distributions of interest, but no distributions of principal. The Class 1-A-7 Certificates are the only Class of Interest-Only Certificates.

            Interest Settlement Rate: As defined in Section 5.09.

            LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one-month U.S. Dollar deposits, as determined by the Trustee in accordance with Section 5.09.

            LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England, the City of New York and the State where the Corporate Trust Office is located.

            LIBOR Certificates: Any of the Class 1-A-1 and Class 1-A-7 Certificates.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan Group: Any of Loan Group 1, Loan Group 2 or Loan Group 3.

            Loan Group 1: The Group 1 Mortgage Loans.

            Loan Group 2: The Group 2 Mortgage Loans.

            Loan Group 3: The Group 3 Mortgage Loans.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            Lower-Tier Distribution Amount: As defined in Section 5.02(a).

            Lower-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Accounts, the insurance policies, if any, relating to a Mortgage Loan and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            MERS: As defined in Section 2.01(b)(iii).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Moody's: Moody's Investors Service, Inc., or any successor thereto.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated March 26, 2002, between the Bank of America, N.A., as seller, and the Depositor, as purchaser.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1, Exhibit D-2 and Exhibit D-3, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-Off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date;
(ix) the amount of the Monthly Payment as of the Cut-Off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan;
(xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after application of payments of principal due on or before the Cut-Off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-Off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; and (xv) the Appraised Value. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the Servicing Fee Rate and the Trustee Fee Rate.

            Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate of such Discount Mortgage Loan and the denominator of which is 6.500% for each Group 1 Discount Mortgage Loan, 6.500% for each Group 2 Discount Mortgage Loan and 6.000% for each Group 3 Discount Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

            Non-PO Principal Amount: As to any Distribution Date and Loan Group, the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date and (f) all Principal Prepayments on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date and Loan Group, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls for such Loan Group exceeds Compensating Interest for such Loan Group for such Distribution Date.

            Non-U.S. Person: A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Notional Amount: With respect to the Class 1-A-7 Certificates and any date of determination, the Class 1-A-7 Notional Amount.

            Offered Certificates: The Class A, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be counsel for the Depositor or the Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as two separate REMICs or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                      Class 1-B-1              1.51%
                      Class 1-B-2              0.90%
                      Class 1-B-3              0.55%
                      Class 1-B-4              0.35%
                      Class 1-B-5              0.20%
                      Class 1-B-6              0.00%
                      Class 2-B-1              1.81%
                      Class 2-B-2              1.00%
                      Class 2-B-3              0.55%
                      Class 2-B-4              0.35%
                      Class 2-B-5              0.20%
                      Class 2-B-6              0.00%
                      Class 3-B-1              0.70%
                      Class 3-B-2              0.45%
                      Class 3-B-3              0.30%
                      Class 3-B-4              0.20%
                      Class 3-B-5              0.10%
                      Class 3-B-6              0.00%

            Original Subordinate Certificate Balance: $6,827,675.00 for Group 1, $4,176,441.00 for Group 2 and $1,542,613.00 for Group 3.

            OTS: The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections
2.02 or 2.04.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through Rate: As to each Class of interest-bearing Certificates, the per annum rate set forth in the Preliminary Statement.

            Paying Agent: As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate (or the initial notional amount for a Class 1-A-7 Certificate) by the Initial Class Certificate Balance or Initial Notional Amount, as applicable, of the Class of which such Certificate is a part.

            Periodic Advance: The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Permitted Investments: One or more of the following:

            (i) obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

            (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "P-1" by Moody's and "F-1" by Fitch;

            (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "P-1" by Moody's and "F-1" by Fitch;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "P-1" by Moody's and "F-1" by Fitch;

            (v) investments in money market funds (including funds of the Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated "Aaa" by Moody's and "AAA" by Fitch or otherwise approved in writing by each Rating Agency; and

            (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by the Servicer, will not affect the qualification of the Trust Estate as two separate REMICs;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(C) and (v) any other Person so designated by the Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class 1-A-R, Class 1-A-LR, Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5, Class 2-B-6, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates.

            Plan: As defined in Section 6.02(e).

            PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 0%.

            PO Principal Amount: As to any Distribution Date and Loan Group, the sum of the applicable PO Percentage of (a) the principal portion of each Monthly Payment due on each Mortgage Loan in such Loan Group on the related Due Date,
(b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan in such Loan Group that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with any Defective Mortgage Loan in such Loan Group received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans in such Loan Group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received on the Mortgage Loans in such Loan Group received during the calendar month preceding the month of such Distribution Date.

            Pool Distribution Amount: As to any Distribution Date and Loan Group, the excess of (a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment on a Mortgage Loan in such Loan Group (net of the Servicing Fee) and the principal portion of any Monthly Payment on a Mortgage Loan in such Loan Group due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances and payments of Compensating Interest made by the Servicer in respect of such Loan Group and Distribution Date deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(vii); (ii) all Liquidation Proceeds received on the Mortgage Loans in such Loan Group during the preceding calendar month and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(iii); (iii) all Principal Prepayments received on the Mortgage Loans in such Loan Group during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Account pursuant to Section 3.08(b)(i) during such period; (iv) in connection with Defective Mortgage Loans in such Loan Group, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); and (v) any other amounts in the Servicer Custodial Account deposited therein pursuant to Sections 3.08(b)(iv), (v) and (viii) in respect of such Distribution Date and such Loan Group; over (b) any (i) amounts permitted to be withdrawn from the Servicer Custodial Account pursuant to clauses (i) through (vii), inclusive, of
Section 3.11(a) in respect of such Loan Group and (ii) amounts permitted to be withdrawn from the related Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b) in respect of such Loan Group.

            Pool Stated Principal Balance: As to any Distribution Date and Loan Group, the aggregate Stated Principal Balances of all Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans immediately following the Due Date in the month of such Distribution Date.

            Premium Mortgage Loan: Any Group 1 Premium Mortgage Loan, Group 2 Premium Mortgage Loan or Group 3 Premium Mortgage Loan.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal-Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class A-PO Certificates are the only Principal-Only Certificates.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Priority Amount: As to any Distribution Date, the lesser of (i) the Class Certificate Balance of the Class 1-A-10 Certificates and (ii) the product of (a) the Shift Percentage, (b) the Priority Percentage and (c) the Non-PO Principal Amount for Group 1.

            Priority Percentage: As to any Distribution Date, the percentage equivalent (carried to six places rounded up) of a fraction the numerator of which is the Class Certificate Balance of the Class 1-A-10 Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates of Group 1 immediately prior to such date.

            Private Certificates: The Class 1-B-4, Class 1-B-5, Class 1-B-6, Class 2-B-4, Class 2-B-5, Class 2-B-6, Class 3-B-4, Class 3-B-5 and Class 3-B-6 Certificates.

            Pro Rata Share: As to any Distribution Date and any Class of Subordinate Certificates of a Group that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amount for such Group allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount for such Group for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates of such Group that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

            Rate Determination Date: As to any Distribution Date and any Class of LIBOR Certificates, the second LIBOR Business Day prior to the beginning of the applicable Interest Accrual Period for such Class and such Distribution Date.

            Rating Agency: Each of Fitch and Moody's. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Related Group: For Loan Group 1, Group 1, for Loan Group 2, Group 2 and Loan Group 3, Group 3.

            Related Loan Group: For Group 1, Loan Group 1, for Group 2, Loan Group 2 and for Group 3, Loan Group 3.

            Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period: As defined in Section 3.14.

            REO Proceeds: Proceeds, net of any related expenses of the Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.04, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Reserve Interest Rate: As defined in Section 5.09.

            Residual Certificates: The Class 1-A-R or Class 1-A-LR Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes: As defined in Section 5.02(d).

            Seller: Bank of America, N.A., a national banking association, or its successor in interest, as seller of the Mortgage Loans under the Mortgage Loan Purchase Agreement.

            Senior Certificates: The Class A Certificates.

            Senior Credit Support Depletion Date: As to each Group, the date on which the aggregate Class Certificate Balance of the Subordinate Certificates of such Group is reduced to zero.

            Senior Percentage: With respect to any Distribution Date and Group, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates of such Group immediately prior to such Distribution Date by the aggregate Class Certificate Balance of all Classes of Certificates of such Group immediately prior to such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date and Group during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage for such Group plus 70% of the Subordinate Percentage for such Group for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage for such Group plus 60% of the Subordinate Percentage for such Group for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage for such Group plus 40% of the Subordinate Percentage for such Group for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Group plus 20% of the Subordinate Percentage for such Group for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Group for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage for such Group exceeds the initial Senior Percentage for such Group, in which case the Senior Prepayment Percentage for such Group for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for such Group will occur unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date and Group, the sum of (i) the Senior Percentage of the applicable Non-PO Percentage for such Group of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and Related Loan Group and (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage for such Group of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date and Related Loan Group.

            Senior Step Down Conditions: As of any Distribution Date and Group as to which any decrease in the Senior Prepayment Percentage for such Group applies, (i) the outstanding principal balance of all Mortgage Loans in the Related Loan Group (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates of such Group (averaged over the preceding six-month period), is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans in the Related Loan Group as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance for such Group set forth below:

                                                         Percentage of
                                                      Original Subordinate
            Distribution Date Occurring               Certificate Balance
            ---------------------------               --------------------

            April 2007 through March 2008                     30%
            April 2008 through March 2009                     35%
            April 2009 through March 2010                     40%
            April 2010 through March 2011                     45%
            April 2011 and thereafter                         50%

            Servicer: Bank of America, N.A., a national banking association, or its successor in interest, in its capacity as servicer of the Mortgage Loans, or any successor servicer appointed as herein provided.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m., Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the Servicer pursuant to Section 3.08(b).

            Servicer's Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to the Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan, subject to reduction as provided in Section 3.17. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. The Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by the Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan in the Related Loan Group, the per annum rate equal to (i) the related Mortgage Interest Rate less (ii) the sum of 6.500% for Group 1, 6.500% for Group 2 and 6.000% for Group 3 and the Trustee Fee Rate; provided, however, that the Servicing Fee Rate shall not be less than 0.25% per annum with respect to any Mortgage Loan.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

            Distribution Date Occurring In            Shift Percentage
            ------------------------------            ----------------

            April 2002 through March 2007                     0%
            April 2007 through March 2008                    30%
            April 2008 through March 2009                    40%
            April 2009 through March 2010                    60%
            April 2010 through March 2011                    80%
            April 2011 and thereafter                       100%

            Similar Law: As defined in Section 6.02(e).

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Certificates: The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date and Group, 100% minus the Senior Percentage for such Group for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date and Group, 100% minus the Senior Prepayment Percentage for such Group for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date and Group, an amount equal to the sum of (i) the Subordinate Percentage for such Group of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and Related Loan Group and (ii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date and Related Loan Group.

            Subservicer: Any Person with which the Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing Agreement: Any subservicing agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between the Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (v) comply with each Mortgage Loan representation and warranty set forth in the Sale Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount: As defined in Section 2.02.

            Tax Matters Person: Any person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Telerate page 3750: As defined in Section 5.09.

            Treasury Regulations: The final and temporary regulations promulgated under the Code by the U.S. Department of the Treasury.

            Trust: The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Account or the Certificate Accounts, in accordance with this Agreement, REO Property, the Primary Insurance Policies and any other Required Insurance Policy.

            Trustee: The Bank of New York, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date and Loan Group, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans in the Related Loan Group immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0030% per annum.

            Uncertificated Lower-Tier Interest: A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and is entitled to monthly distributions as provided in Section 5.02(a) hereof. Any of the Class 1-A-L1, Class 1-A-L2, Class 1-A-LPO, Class 1-A-LUR, Class 2-A-L1, Class 2-A-LPO, Class 3-A-L1, Class 3-A-LPO, Class 1-B-L1, Class 1-B-L2, Class 1-B-L3, Class 1-B-L4, Class 1-B-L5, Class 1-B-L6, Class 2-B-L1, Class 2-B-L2, Class 2-B-L3, Class 2-B-L4, Class 2-B-L5, Class 2-B-L6, Class 3-B-L1, Class 3-B-L2, Class 3-B-L3, Class 3-B-L4, Class 3-B-L5 and Class 3-B-L6 Interests are Uncertificated Lower-Tier Interests.

            Underwriting Guidelines: The underwriting guidelines of Bank of America, N.A.

            Upper-Tier Certificate: Any one of the Class A Certificates (other than the Class 1-A-LR Certificate) and the Class B Certificates.

            Upper-Tier Certificate Account: The separate Eligible Account established and maintained by the Trustee pursuant to Section 3.08(f).

            Upper-Tier REMIC: As defined in the Preliminary Statement, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Certificate Account.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holders of the Residual Certificates, (b) 1% of the all Voting Rights shall be allocated to the Holders of the Class 1-A-7 Certificates and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS
                        ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein.

            (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of The Bank of New York, as Trustee, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

            (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

            (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "The Bank of New York, as trustee for the holders of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-3" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

            (v) the original or duplicate original mortgagee title insurance policy and all riders thereto;

            (vi) the original of any guarantee executed in connection with the Mortgage Note;

            (vii) for each Mortgage Loan, if any, which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation;

            (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage; and

            (ix) for each Mortgage Loan secured by Co-op Shares, the originals of the following documents or instruments:

                  (A) The stock certificate;

                  (B) The stock power executed in blank;

                  (C) The executed proprietary lease;

                  (D) The executed recognition agreement;

                  (E) The executed assignment of recognition agreement, if any;

                  (F) The executed UCC-1 financing statement with evidence of recording thereon; and

                  (G) Executed UCC-3 financing statements or other appropriate
            UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b). As set forth on Exhibit L attached hereto is a list of all states where recordation is required by either Rating Agency to obtain the initial ratings of the Certificates. The Trustee may rely and shall be protected in relying upon the information contained in such Exhibit L.

            If in connection with any Mortgage Loans, the Depositor cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy has not been delivered to either the Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or the Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicer shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which the Servicer has not received the information required to prepare such assignment in recordable form, the Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required in a state if either (i) the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan or (ii) the recordation of an Assignment of Mortgage in such state is not required by either Rating Agency in order to obtain the initial ratings on the Certificates on the Closing Date.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the Servicer to deposit in the Servicer Custodial Account the portion of such payment that is required to be deposited in the Servicer Custodial Account pursuant to Section 3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession. If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the Servicer and the Depositor, or shall cause the Custodian to promptly so notify the Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in
Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

            The Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to Section 2.04. Upon any such substitution and the deposit to the Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans in a Loan Group as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans in such Loan Group (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount" for such Loan Group) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the applicable Certificate Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the Servicer's possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii) and (viii).

            Section 2.03 Representations, Warranties and Covenants of the Servicer. The Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

            (i) The Servicer is a national banking association duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer. The Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms.

            (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

            (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject.

            (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Servicer, threatened against the Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would materially impair the ability of the Servicer to perform under the terms of this Agreement.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations and Warranties of the Depositor as to the Mortgage Loans. The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing
Date:

            (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

            (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

            (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

            (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

            (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

            (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

            (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

            (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property, (C) if the Mortgaged Property consists of Co-op Shares, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation, and (D) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

            (ix) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

            (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

            (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

            (xii) To the best of the Depositor's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

            (xiii) The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Depositor is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

            (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

            (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

            (xvi) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

            (xvii) The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

            (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The Mortgage Loans are 30-year fixed rate mortgage loans having an original term to maturity of not more than 30 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

            (xix) There is no proceeding pending or, to the Depositor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

            (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

            (xxi) The Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC.

            (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

            (xxiii) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

            (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

            (xxv) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage Loan has a shared appreciation or other contingent interest feature, and no Mortgage Loan contains any "buydown" provision.

            (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

            (xxvii) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be subject to a Primary Insurance Policy, issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

            (xxviii) To the best of the Depositor's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
      (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

            (xxix) The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

            (xxx) All payments required to be made prior to the Cut-Off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-Off Date.

            (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

            (xxxii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

            (xxxiii) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

            (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

            (xxxv) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

            (xxxvi) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development, or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

            (xxxvii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

            (xxxviii) Each Mortgage Loan is a "qualified mortgage" within
      Section 860G(a)(3) of the Code.

            (xxxix) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by either the Depositor, the Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this
Section 2.04 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The Repurchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any, shall be deposited in the applicable Certificate Account. It is understood and agreed that the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.05 Designation of Interests in the REMICs. The Depositor hereby designates the Classes of Class A Certificates (other than the Class A-PO, Class 1-A-R and Class 1-A-LR Certificates) and the Classes of Class B Certificates and each Component as "regular interests" and the Class 1-A-R Certificate as the single class of "residual interest" in the Upper-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Depositor hereby further designates the Class 1-A-L1 Interest, Class 1-A-L2 Interest, Class 1-A-LPO Interest, Class 1-A-LUR Interest, Class 2-A-L1 Interest, Class 2-A-LPO Interest, Class 3-A-L1 Interest, Class 3-A-LPO Interest, Class 1-B-L1 Interest, Class 1-B-L2 Interest, Class 1-B-L3 Interest, Class 1-B-L4 Interest, Class 1-B-L5 Interest, Class 1-B-L6 Interest, Class 2-B-L1 Interest, Class 2-B-L2 Interest, Class 2-B-L3 Interest, Class 2-B-L4 Interest, Class 2-B-L5 Interest, Class 2-B-L6 Interest, Class 3-B-L1 Interest, Class 3-B-L2 Interest, Class 3-B-L3 Interest, Class 3-B-L4 Interest, Class 3-B-L5 Interest and Class 3-B-L6 Interest as classes of "regular interests" and the Class 1-A-LR Certificate as the single class of "residual interest" in the Lower-Tier REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.06 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of each of the Upper-Tier REMIC and Lower-Tier REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.07 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the Upper-Tier REMIC and Lower-Tier REMIC is April 25, 2032.

            Section 2.08 Execution and Delivery of Certificates. The Trustee (i) acknowledges the issuance of and hereby declares that it holds the Uncertificated Lower-Tier Interests on behalf of the Upper-Tier REMIC and the Certificateholders and (ii) has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans and Uncertificated Lower-Tier Interests together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which, together with the Uncertificated Lower-Tier Interests, evidence ownership of the entire Trust Estate.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans, all in accordance with the terms of this Agreement, Customary Servicing Procedures, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. The Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans it services to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the Servicer, shall promptly execute such documents and deliver them to the Servicer.

            In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section 3.02 Subservicing; Enforcement of the Obligations of Servicer. (a) The Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the Servicer with the same force and effect as if performed directly by the Servicer.

            (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Servicer.

            (c) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by the Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by the Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of the Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of the Servicer pursuant to Section 8.05.

            Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the Servicer and such Subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

            Section 3.03 Fidelity Bond; Errors and Omissions Insurance. The Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure the Servicer against losses resulting from dishonest or fraudulent acts committed by the Servicer's personnel, any employees of outside firms that provide data processing services for the Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this
Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to the Servicer by express waiver of FNMA or FHLMC.

            Section 3.04 Access to Certain Documentation. The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the Mortgage Loans. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this
Section 3.04 shall limit the obligation of the Servicer to observe any applicable law and the failure of the Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section 3.05 Maintenance of Primary Insurance Policy; Claims. With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer responsible for servicing such Mortgage Loan shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Insurance Policy is terminated, the Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the Servicer shall notify the Trustee in writing, it being understood that the Servicer shall not have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason. If the Servicer determines that recoveries under the Primary Insurance Policy are jeopardized by the financial condition of the insurer, the Servicer shall obtain from another insurer which meets the requirements of this
Section 3.05 a replacement insurance policy. The Servicer shall not take any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss that, but for the actions of the Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 3.09(a), any amounts collected by the Servicer under any Primary Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            The Servicer will comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

            Section 3.06 Rights of the Depositor and the Trustee in Respect of the Servicer. The Depositor may, but is not obligated to, enforce the obligations of the Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Servicer hereunder; provided that the Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07 Trustee to Act as Servicer. If the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee shall thereupon, assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of the Servicer pursuant to Section 3.12 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Section 7.02. If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of the Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to any Subservicing Agreement entered into by the Servicer as contemplated by Section 3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

            The Servicer that is no longer the Servicer hereunder shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party.

            Section 3.08 Collection of Mortgage Loan Payments; Servicer Custodial Account; Certificate Accounts and Upper-Tier Certificate Account. (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, the Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, the Servicer shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The Servicer shall establish and maintain the Servicer Custodial Account. The Servicer shall deposit or cause to be deposited into the Servicer Custodial Account, all on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by the Servicer in respect of the Mortgage Loans subsequent to the Cut-Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

            (i) all payments on account of principal of the Mortgage Loans, including Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans, net of the Servicing Fee;

            (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a) and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

            (iv) any amount required to be deposited by the Servicer pursuant to
      Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Servicer Custodial Account;

            (v) any amounts required to be deposited by the Servicer pursuant to
      Section 3.14;

            (vi) all Repurchase Prices and all Substitution Adjustment Amounts received by the Servicer;

            (vii) Periodic Advances made by the Servicer pursuant to Section
      3.20 and any payments of Compensating Interest; and

            (viii) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial Account by the Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be deposited by the Servicer. If the Servicer shall deposit in the Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining the Servicer Custodial Account to withdraw such amount from the Servicer Custodial Account, any provision herein to the contrary notwithstanding. The Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced by the Servicer on behalf of others. Notwithstanding such commingling of funds, the Servicer shall keep records that accurately reflect the funds on deposit in the Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in the Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

            (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Accounts. The Trustee shall, promptly upon receipt, deposit in the applicable Certificate Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11(a)(viii);

            (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to such Certificate Account; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the applicable Certificate Account.

            If the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the applicable Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in such Certificate Account. All funds required to be deposited in the Certificate Accounts shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with
Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate Accounts at the direction of a the Servicer.

            (d) Each institution at which the Servicer Custodial Account or the Certificate Accounts are maintained shall invest the funds therein as directed in writing by the Servicer in Permitted Investments, which shall mature not later than (i) in the case of the Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and
(ii) in the case of the Certificate Accounts, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Servicer Custodial Account shall be for the benefit of the Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Accounts shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the Servicer Custodial Account or the Certificate Accounts incurred in any such account in respect of any such investments shall promptly be deposited by the Servicer in the Servicer Custodial Account or by the Trustee in the related Certificate Account, as applicable.

            (e) The Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by the Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of either Certificate Account not later than 30 days after and not more than 45 days prior to any change thereof. The creation of the Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            (f) The Trustee shall establish and maintain the Upper-Tier Certificate Account. On each Distribution Date (other than the Final Distribution Date, if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Depositor), the Trustee shall, from funds available on deposit in the Certificate Accounts, deposit, in immediately available funds, by wire transfer or otherwise, into the Upper-Tier Certificate Account, the Lower-Tier Distribution Amount.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) To the extent required by the related Mortgage Note and not violative of current law, the Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "[Insert name of Servicer], in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 2002-3 and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. The Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Insurance Policy. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse the Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by the Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law,
(v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account, (vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the Trust Estate.

            (c) With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage. The Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The Servicer shall advance any such payments that are not timely paid, but the Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of the Servicer, will be recoverable by the Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

            Section 3.10 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

            Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

            Section 3.11 Permitted Withdrawals from the Servicer Custodial Account; Certificate Accounts and Upper-Tier Certificate Account. (a) The Servicer may from time to time make withdrawals from the Servicer Custodial Account, for the following purposes:

            (i) to pay to the Servicer (to the extent not previously retained), the servicing compensation to which it is entitled pursuant to Section 3.17, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Servicer Custodial Account;

            (ii) to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

            (iii) to reimburse the Servicer for any Nonrecoverable Advance previously made, such right of reimbursement pursuant to this clause (iii) being limited to amounts received on the Mortgage Loans in the same Loan Group as the Mortgage Loan(s) in respect of which such Nonrecoverable Advance was made;

            (iv) to reimburse the Servicer for Insured Expenses from the related Insurance Proceeds;

            (v) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02 or 2.04, all amounts received thereon after the date of such purchase;

            (vi) to reimburse the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

            (vii) to withdraw any amount deposited in the Servicer Custodial Account and not required to be deposited therein;

            (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount, the related Trustee Fee and any other amounts due to the Trustee under this Agreement for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the related Certificate Account; and

            (ix) to clear and terminate the Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Servicer Custodial Account pursuant to clauses (i), (ii),
(iv) and (v). The Servicer shall keep and maintain such separate accounting for each Loan Group. Prior to making any withdrawal from the Servicer Custodial Account pursuant to clause (iii), the Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall withdraw funds from the Certificate Accounts to deposit the Lower-Tier Distribution Amount into the Upper-Tier Certificate Account and for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the applicable Certificate Account for the following purposes:

            (i) to pay to itself the Trustee Fee and any other amounts due to the Trustee under this Agreement for the related Distribution Date;

            (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Accounts;

            (iii) to withdraw and return to the Servicer any amount deposited in either Certificate Account and not required to be deposited therein; and

            (iv) to clear and terminate the applicable Certificate Account upon termination pursuant to Section 10.01.

            (c) Notwithstanding anything herein to the contrary, the Regular Certificates and the Class 1-A-R Certificate shall not receive distributions directly from the Certificate Accounts. On each Distribution Date, funds on deposit in the Upper-Tier Certificate Account shall be used to make payments on the Regular Certificates and the Class 1-A-R Certificate as provided in Sections
5.01 and 5.02. The Upper-Tier Certificate Account shall be cleared and terminated upon termination of this Agreement pursuant to Section 10.01.

            Section 3.12 Maintenance of Hazard Insurance. The Servicer shall cause to be maintained for each Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. The Servicer shall also maintain on REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by the Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by the Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to the Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, the Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the Servicer shall deposit in the Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with this Section 3.12 and the amount paid under such blanket policy.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption Agreements. (a) Except as otherwise provided in this Section 3.13, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.13 by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In no event shall the Trustee incur liability for executing any document under this Section 3.13 at the direction of the Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement may be retained by the Servicer as additional master servicing compensation. Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of the Servicer, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.13.

            Section 3.14 Realization Upon Defaulted Mortgage Loans; REO Property. (a) The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, the Servicer may rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that the Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the Servicer Custodial Account no later than the close of business on each Determination Date. The Servicer shall perform, with respect to the Mortgage Loans, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required. The Servicer shall deliver copies of such reports to the Trustee.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on either the Upper-Tier REMIC or the Lower-Tier REMIC or cause either REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or
(B) the Trustee (at the Servicer's expense) or the Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject either REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. The Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by the Servicer have been made. After delivery of such identification, the Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Periodic Advances and to reimburse the Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to
Section 3.17.

            (b) The Servicer shall promptly notify the Depositor of any Mortgage Loan which comes into default. The Depositor shall be entitled, at its option, to repurchase (i) any such defaulted Mortgage Loan from the Trust Estate if (a) in the Depositor's judgment, the default is not likely to be cured by the Mortgagor and (b) such Mortgage Loan is 180 days or more delinquent or (ii) any Mortgage Loan in the Trust Estate which pursuant to Section 4(b) of the Mortgage Loan Purchase Agreement the Seller requests the Depositor to repurchase and to sell to the Seller to facilitate the exercise of the Seller's rights against the originator or prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate (less the Servicing Fee Rate for such Mortgage Loan) through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Servicer shall provide to the Trustee the notification required by Section 3.15 and the Trustee or the Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.15 Trustee to Cooperate; Release of Mortgage Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to the Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the Servicer. The Trustee shall at the Servicer's direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Servicer Custodial Account, in which case the Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            The Trustee shall execute and deliver to the Servicer any powers of attorney and other documents prepared by the Servicer that are reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of the Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the Servicer to be Held for the Trustee. The Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. The documents constituting the Servicing File shall be held by the Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Servicer Custodial Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the Servicer Custodial Account, Certificate Accounts or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by the Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.17 Servicing Compensation. The Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) and included in the Trust Estate to retain or withdraw from the Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date.

            Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by the Servicer to the extent not required to be deposited in the Servicer Custodial Account pursuant to Section 3.08(b). The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for the Servicer relating to the Mortgage Loans in a Loan Group for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of
(a) the Prepayment Interest Shortfall for such Distribution Date relating to the Mortgage Loans in such Loan Group and (b) one-twelfth of 0.25% of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group for such Distribution Date (for each Loan Group any such reduction, "Compensating Interest").

            Section 3.18 Annual Statement as to Compliance. The Servicer shall deliver to the Trustee and each Rating Agency on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2002 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section 3.19 Annual Independent Public Accountants' Servicing Statement; Financial Statements. The Servicer shall, at its own expense, on or before 90 days after the end of the Servicer's fiscal year, commencing with its 2002 fiscal year, cause a firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to the Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

            Section 3.20 Advances. The Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If the Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the Servicer Custodial Account that any portion of the Amount Held for Future Distribution with respect to a Loan Group in the Servicer Custodial Account has been used by the Servicer in discharge of its obligation to make any such Periodic Advance on a Mortgage Loan in such Loan Group. Any funds so applied shall be replaced by the Servicer by deposit in the Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. The Servicer shall be entitled to be reimbursed from the Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. The Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by the Servicer with respect to each Loan Group on each Servicer Advance Date no later than the related Remittance Date.

            The Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by the Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21 Modifications, Waivers, Amendments and Consents. (a) Subject to this Section 3.21, the Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) The Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

            (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

            (ii) in the Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

            (iii) otherwise constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless, in either case, (A) such Mortgage Loan is 90 days or more past due or
(B) the Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of either the Upper-Tier REMIC or the Lower-Tier REMIC and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Customary Servicing Procedures, the Servicer may permit a forbearance for a Mortgage Loan which in the Servicer's judgment is subject to imminent default.

            (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

            (d) The Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Servicer, which amount shall be retained by the Servicer as additional servicing compensation.

            (e) The Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the Servicer (i) shall deliver to the Trustee a copy thereof and
(ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22 Reports to the Securities and Exchange Commission. The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, for so long as any Certificates registered under the 1933 Act are outstanding (other than the Current Report on Form 8-K to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates). Upon the request of the Trustee, the Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

                                   ARTICLE IV

                             SERVICER'S CERTIFICATE

            Section 4.01 Servicer's Certificate. Each month, not later than 12:00 noon Eastern time on the Business Day following each Determination Date, the Servicer shall deliver to the Trustee, a Servicer's Certificate (in substance and format mutually acceptable to the Servicer and the Trustee) certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in a Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

            Each such statement shall be provided by the Trustee to any Holder of a Certificate upon request and shall also, to the extent available, include information regarding delinquencies on Mortgage Loans providing such statement, indicating the number and aggregate principal amount of Mortgage Loans which are either one, two, three or more than three months delinquent and the book value of any REO Property.

                                    ARTICLE V

                 PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                              REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate, the Trustee shall distribute out of the Upper-Tier Certificate Account or applicable Certificate Account, as applicable, (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the Servicer or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02 Priorities of Distributions. (a) On each Distribution Date, based solely on the information contained in the Servicer's Certificate, the Trustee shall withdraw from the applicable Certificate Account (to the extent funds are available therein) (1) the amounts payable to the Trustee pursuant to Sections 3.11(b)(i) and 3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution Amount for each Loan Group, in an amount as specified in written notice received by the Trustee from the Servicer no later than the related Determination Date, and shall apply such funds, first, to distributions in respect of the Uncertificated Lower-Tier Interests as specified in this Section 5.02(a) for deposit in the Upper-Tier Certificate Account and to the Class 1-A-LR Certificate, and then from the Upper-Tier Certificate Account to distributions on the Certificates in the following order of priority and to the extent of such funds, paying Group 1 solely from the Pool Distribution Amount for Loan Group 1, paying Group 2 solely from the Pool Distribution Amount for Loan Group 2 and Group 3 solely from the Pool Distribution Amount for Loan Group 3:

            (i) to each Class of Senior Certificates (other than the Class A-PO Component and the Class 1-A-LR Certificates) of such Group, an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

            (ii) concurrently to the Class A Certificates and the Class A-PO Component of such Group, pro rata, based on their respective Senior Principal Distribution Amount and PO Principal Amount, (A) to the Class A Certificates of such Group, in an aggregate amount up to the Senior Principal Distribution Amount for such Group, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) to the Class A-PO Component of such Group in an aggregate amount up to the PO Principal Amount for such Group;

            (iii) to the Class A-PO Component of such Group, any Class A-PO Deferred Amount, up to the Subordinate Principal Distribution Amount for such Group for such Distribution Date from amounts otherwise distributable first to the Class 1-B-6 Certificates, Class 2-B-6 Certificates or Class 3-B-6 Certificates, as the case may be, pursuant to clause (iv)(L) below, second to the Class 1-B-5 Certificates, Class 2-B-5 Certificates or Class 3-B-5 Certificates, as the case may be, pursuant to clause (iv)(J) below, third to the Class 1-B-4 Certificates, Class 2-B-4 Certificates or Class 3-B-4 Certificates, as the case may be, pursuant to clause (iv)(H) below, fourth to the Class 1-B-3 Certificates, Class 2-B-3 Certificates or Class 3-B-3 Certificates, as the cases may be, pursuant to clause (iv)(F) below, fifth to the Clause 1-B-2 Certificates, Class 2-B-2 Certificates or Class 3-B-2 Certificates, as the case may be, pursuant to clause (iv)(D) below and finally to the Class 1-B-1 Certificates, Class 2-B-1 Certificates or Class 3-B-1 Certificates, as the case may be, pursuant to clause (iv)(B) below;

            (iv) to each Class of Subordinate Certificates of such Group, subject to paragraph (d) below, in the following order of priority:

                  (A) to the Class 1-B-1 Certificates, Class 2-B-1 Certificates
            or Class 3-B-1 Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class 1-B-1 Certificates, Class 2-B-1 Certificates
            or Class 3-B-1 Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class 1-B-2 Certificates, Class 2-B-2 Certificates
            or Class 3-B-2 Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class 1-B-2 Certificates, Class 2-B-2 Certificates
            or Class 3-B-2 Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class 1-B-3 Certificates, Class 2-B-3 Certificates
            or Class 3-B-3 Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class 1-B-3 Certificates, Class 2-B-3 Certificates
            or Class 3-B-3 Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class 1-B-4 Certificates, Class 2-B-4 Certificates
            or Class 3-B-4 Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class 1-B-4 Certificates, Class 2-B-4 Certificates
            or Class 3-B-4 Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class 1-B-5 Certificates, Class 2-B-5 Certificates
            or Class 3-B-5 Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class 1-B-5 Certificates, Class 2-B-5 Certificates
            or Class 3-B-5 Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class 1-B-6 Certificates, Class 2-B-6 Certificates
            or Class 3-B-6 Certificates, as the case may be, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class 1-B-6 Certificates, Class 2-B-6 Certificates
            or Class 3-B-6 Certificates, as the case may be, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount of the Class A-PO Component of such Group pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero; and

            (v) to the Holder of the Class 1-A-LR Certificate, any remaining Pool Distribution Amounts.

            For any Group and on any Distribution Date, amounts distributed in respect of Class A-PO Deferred Amounts will not reduce the Class Certificate Balance of the applicable Class A-PO Component.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definitions.

            On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal in an amount equal to the amount of principal distributed to their respective Corresponding Upper-Tier Class, Classes, Component or Components as provided herein. On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of interest in an amount equal to the Interest Distribution Amounts in respect of its Corresponding Upper-Tier Class, Classes, Component or Components, in each case to the extent actually distributed thereon. Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount."

            As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the aggregate of the Class Certificate Balances and Component Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components. The initial principal balance of each Uncertificated Lower-Tier Interest equals the aggregate of the Initial Class Certificate Balances and Initial Component Balances of the respective Corresponding Upper-Tier Class, Classes, Component or Components.

            The pass-through rate with respect to the Class 1-A-L1 Interest, Class 1-A-L2 Interest, Class 1-A-LUR Interest, Class 2-A-L1 Interest, Class 1-B-L1 Interest, Class 1-B-L2 Interest, Class 1-B-L3 Interest, Class 1-B-L4 Interest, Class 1-B-L5 Interest, Class 1-B-L6 Interest, Class 2-B-L1 Interest, Class 2-B-L2 Interest, Class 2-B-L3 Interest, Class 2-B-L4 Interest, Class 2-B-L5 Interest and Class 2-B-L6 Interest shall be 6.500% per annum. The pass-through rate with respect to the Class 3-A-L1 Interest, Class 3-B-L1 Interest, Class 3-B-L2 Interest, Class 3-B-L3 Interest, Class 3-B-L4 Interest, Class 3-B-L5 Interest and Class 3-B-L6 Interest shall be 6.000% per annum. The Class 1-A-LPO Interest and Class 2-A-LPO Interest are principal-only interests and are not entitled to distributions of interest. Any Non-Supported Interest Shortfalls will be allocated to each Uncertificated Lower-Tier Interest in the same relative proportions as interest is allocated to such Uncertificated Lower-Tier Interest.

            (b) (i) With respect to the Class A Certificates of Group 1:

            On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 1, the amount distributable to the Group 1-A Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed in the following order of priority:

                  first, concurrently, to the Class 1-A-R and Class 1-A-LR
            Certificates, pro rata, until their Class Certificate Balances have been reduced to zero;

                  second, to the Class 1-A-10 Certificates, up to the Priority
            Amount for such Distribution Date, until their Class Certificate Balance has been reduced to zero;

                  third, concurrently, until the Class Certificate Balances of the Class 1-A-1 and Class 1-A-6 Certificates have been reduced to zero, as follows:

                        (a) 8.8184118834% to the Class 1-A-1 Certificates;

                        (b) 70.5472984847% to the Class 1-A-6 Certificates; and

                        (c) 20.6342896319% to the Class 1-A-8 Certificates;

                  fourth, concurrently, as follows:

                        (a) 48.2415623500%, sequentially, to the Class 1-A-2,
                  Class 1-A-3, Class 1-A-4 and Class 1-A-5 Certificates, in that order, until their Class Certificate Balances have been reduced to zero; and

                        (b) 51.6342896319% to the Class 1-A-8 Certificates,
                  until their Class Certificate Balance has been reduced to zero;

                  fifth, concurrently, to the Class 1-A-9 and Class 1-A-11
            Certificates, pro rata, until their Class Certificate Balances have been reduced to zero; and

                  sixth, to the Class 1-A-10 Certificates, until their Class
            Certificate Balance has been reduced to zero.

            (ii) With respect to the Class A Certificates of Group 2:

            On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 2, the amount distributable to the Group 2-A Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed to the Class 2-A-1 Certificates, until their Class Certificate Balance has been reduced to zero.

            (iii) With respect to the Class A Certificates of Group 3:

            On each Distribution Date prior to the Senior Credit Support Depletion Date for Group 3, the amount distributable to the Group 3-A Certificates pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed to the Class 3-A-1 Certificates, until their Class Certificate Balance has been reduced to zero.

            On each Distribution Date on or after the Senior Credit Support Depletion Date, for a Group notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount with respect to a Loan Group available to be distributed as principal of the Class A Certificates of the Related Group shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates for such Distribution Date (other than the Class A-PO Certificates) shall be reduced by such Class' pro rata share, based on such Class' Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this Section 5.02(c), of (A) Non-Supported Interest Shortfalls for the Related Loan Group, (B) on and after the Senior Credit Support Depletion Date for such Group, any other Realized Loss on the Mortgage Loans in such Loan Group allocable to interest and (C) Relief Act Reductions incurred on the Mortgage Loans in such Loan Group during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iv), if with respect to any Class of Subordinate Certificates of a Group on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates of such Group which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Class Certificate Balance of all the Classes of such Group immediately prior to such Distribution Date (for each Group, the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes of such Group junior to such Class (for each Group, the "Restricted Classes") and the Class Certificate Balances of the Restricted Classes of such Group will not be used in determining the Pro Rata Share for the Subordinate Certificates of such Group that are not Restricted Classes. If the aggregate Class Certificate Balances of the Subordinate Certificates of such Group that are not Restricted Classes are reduced to zero, notwithstanding the previous sentence, any funds remaining will be distributed sequentially to the Restricted Classes of such Group in order of their respective numerical Class designations (beginning with the Class of Restricted Certificates of the Related Group then outstanding with the lowest numerical Class designation).

            Section 5.03 Allocation of Losses. (a) On or prior to each Determination Date, the Servicer shall inform the Trustee in writing with respect to each Mortgage Loan: (1) whether any Realized Loss is a Deficient Valuation or a Debt Service Reduction, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses on the Mortgage Loans in each Loan Group. Based on such information, the Trustee shall determine the total amount of Realized Losses on the Mortgage Loans in each Loan Group with respect to the related Distribution Date.

            The principal portion of Realized Losses on the Mortgage Loans in a Loan Group with respect to any Distribution Date shall be allocated as follows:

            (i) the applicable PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan in such Loan Group shall be allocated to the Class A-PO Component of the Related Group until the Class Certificate Balance thereof is reduced to zero; and

            (ii) the applicable Non-PO Percentage of the principal portion of any Realized Loss with respect to a Mortgage Loan in such Loan Group shall be allocated first to the Subordinate Certificates of the Related Group in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates of the Related Group then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second to the Senior Certificates of the Related Group, pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date, until the Class Certificate Balances thereof have been reduced to zero.

            (b) The Component Balance of the Class A-PO Component of a Group shall be reduced on each Distribution Date by the amount, if any, by which the Component Balance of such Class A-PO Component (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for the Related Loan Group for such Distribution Date.

            The Class Certificate Balance of the Class of Subordinate Certificates of a Group then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates of such Group (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses and Class A-PO Deferred Amounts on such Distribution Date) exceeds the Adjusted Pool Amount for the Related Loan Group for such Distribution Date.

            After the Senior Credit Support Depletion Date for a Group, the Class Certificate Balances of the Senior Certificates of such Group in the aggregate shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates of such Group (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the difference between (i) the Adjusted Pool Amount for the Related Loan Group for such Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for the Related Loan Group for such Distribution Date.

            Any such reduction shall be allocated among the Senior Certificates of such Group, based on the Class Certificate Balances immediately prior to such Distribution Date.

            (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (d) Any allocation of Realized Losses to a Class of Certificates or any reduction in the Class Certificate Balance of a Class pursuant to Section 5.03(b) above shall be accomplished by reducing the Class Certificate Balance thereof prior to the distributions made on the related Distribution Date in accordance with the definition of "Class Certificate Balance."

            (e) After the Senior Credit Support Depletion Date for Group 1, on any Distribution Date on which the Class 1-A-11 Loss Allocation Amount is greater than zero, the Class Certificate Balance of the Class 1-A-11 Certificates will be reduced by the Class 1-A-11 Loss Allocation Amount and, notwithstanding Section 5.03(a)(ii) and Section 5.03(b), the Class Certificate Balance of the Class 1-A-9 Certificates will not be reduced by the Class 1-A-11 Loss Allocation Amount.

            (f) With respect to any Distribution Date, Realized Losses allocated pursuant to this Section 5.03 will be allocated to each Uncertificated Lower-Tier Interest in an amount equal to the amount allocated to its respective Corresponding Upper-Tier Class, Classes, Component or Components as provided above.

            Section 5.04 Statements to Certificateholders. (a) Prior to the Distribution Date in each month, based upon the information provided to the Trustee on the Servicer's Certificates delivered to the Trustee pursuant to
Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

            (i) for each Group, the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) for each Group, the amount allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) for each Loan Group, the Pool Stated Principal Balance for the following Distribution Date;

            (vi) for each Group, the Senior Percentage, the Priority Percentage (if applicable) and the Subordinate Percentage for the following Distribution Date;

            (vii) the amount of the Servicing Fee paid to or retained by the Servicer with respect to each Loan Group and such Distribution Date;

            (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (ix) for each Loan Group, the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

            (x) for each Loan Group, the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

            (xi) for each Loan Group, with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xii) for each Loan Group, the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiii) for each Group, the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

            (xiv) for each Loan Group, the aggregate amount of Realized Losses incurred during the preceding calendar month and for each Group, any Class A-PO Deferred Amounts for such Distribution Date; and

            (xv) the Class 1-A-7 Notional Amount for such Distribution Date

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer's Certificates, shall prepare and deliver (by mail, fax or electronically) to each Holder of a Certificate, each Rating Agency and the Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i), (ii) and (ix) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i), (ii) and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holders of the Residual Certificates for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holders of the Residual Certificates by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of each REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of each REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.05 Tax Returns and Reports to Certificateholders. (a) For federal income tax purposes, each REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to each REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to each REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of each REMIC for its short taxable year ending December 31, 2002, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to each REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to each REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class 1-A-R Certificate is hereby designated as the Tax Matters Person for the Upper-Tier REMIC. The Holder of the Class 1-A-LR Certificate is hereby designated as the Tax Matters Person for the Lower-Tier REMIC. By their acceptance of the Class 1-A-R or Class 1-A-LR Certificate, as applicable, each such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the Upper-Tier REMIC and the Lower-Tier REMIC

            Section 5.07 Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and the Servicer shall act in accordance herewith to assure continuing treatment of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs and avoid the imposition of tax on either REMIC. In particular:

            (a) The Trustee shall not create, or permit the creation of, any "interests" in either REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates, the Components, the Residual Certificates and the Uncertificated Lower-Tier Interests.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicer shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in either REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to each REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of either REMIC any fee or other compensation for services and neither the Trustee nor the Servicer shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02, 2.04 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" of the applicable REMIC as defined in Code Section 860F(a)(4)(A) and in accordance with
Article X.

            (e) The Trustee shall maintain books with respect to the Trust and each REMIC on a calendar year taxable year and on an accrual basis.

            Neither the Servicer nor the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that the Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on either REMIC and will not disqualify the Trust Estate from treatment as two REMICs; and, provided further, that the Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

            Section 5.09 Determination of LIBOR. On each Rate Determination Date for a Class of LIBOR Certificates, the Trustee shall determine LIBOR for the applicable Distribution Date on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. Dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Bridge Telerate Service.

            If on any Rate Determination Date for a Class of LIBOR Certificates, the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph, LIBOR for the applicable Distribution Date will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date for such Class of LIBOR Certificates or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. Dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or
(B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. Dollar lending rate that the New York City banks selected by the Trustee are quoting on such Rate Determination Date to leading European banks.

            If on any Rate Determination Date for a Class of LIBOR Certificates, the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the applicable Distribution Date will be LIBOR as determined on the previous Rate Determination Date for such Class of LIBOR Certificates, or, in the case of the first Rate Determination Date, 1.88% per annum.

            The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Pass-Through Rates of the LIBOR Certificates for the related Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Trustee at (212) 328-7587 and make a request therefor.

                                   ARTICLE VI

                                THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1-A-1, A-1-A-2, A-1-A-3, A-1-A-4, A-1-A-5, A-1-A-6, A-1-A-7,
A-1-A-8, A-1-A-9, A-1-A-10, A-1-A-11, A-1-A-R, A-1-A-LR, A-2-A-1, A-3-A-1,
A-A-PO, B-1-B-1, B-1-B-2, B-1-B-3, B-1-B-4, B-1-B-5, B-1-B-6, B-2-B-1, B-2-B-2,
B-2-B-3, B-2-B-4, B-2-B-5, B-2-B-6, B-3-B-1, B-3-B-2, B-3-B-3, B-3-B-4, B-3-B-5,
B-3-B-6 and C (reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be countersigned and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Senior Certificates (other than the Class 1-A-R, Class 1-A-LR and Class A-PO Certificates) shall be available to investors in interests representing minimum dollar Certificate Balances (or notional amounts) of $1,000 and integral multiples of $1 in excess thereof. The Subordinate Certificates and the Class A-PO Certificates shall be available to investors in interests representing minimum dollar Certificate Balances of $25,000 and integral dollar multiples of $1 in excess thereof. The Class 1-A-R and Class 1-A-LR Certificates shall be in a minimum denomination of $50. The Senior Certificates (other than the Class 1-A-R and Class 1-A-LR Certificates) and the Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 3-B-1, Class 3-B-2 and Class 3-B-3 Certificates shall initially be issued in book-entry form through the Depository and delivered to the Depository or, pursuant to the Depository's instructions on behalf of the Depository to, and deposited with, the Certificate Custodian, and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature.

            Section 6.02 Registration of Transfer and Exchange of Certificates.
(a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If (A) (1) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (2) the Trustee or the Depositor is unable to locate a qualified successor, (B) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (C) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the aggregate Class Certificate Balances of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository (or by the Certificate Custodian, if it holds such Class on behalf of the Depository), accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or the Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and the Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Depositor or the Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and the Servicer of an Opinion of Counsel satisfactory to the Trustee and the Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

            (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

            (v) No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (or successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

            (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section
      6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

            (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code, information needed to compute the tax imposed under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

            (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g) [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Certificate Registrar or any agent of the Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

                                   ARTICLE VII

                         THE DEPOSITOR AND THE SERVICER

            Section 7.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of the Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or the Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Servicer and Others. None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or of the Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither of the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Servicer Custodial Account as provided by Section 3.11.

            Section 7.04 Depositor and Servicer Not to Resign. Subject to the provisions of Section 7.02, neither the Depositor nor the Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

                                  ARTICLE VIII

                                     DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by the Servicer to deposit amounts in the Servicer Custodial Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Servicer, or for the winding up or liquidation of the Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of the Servicer to remit any Periodic Advance required to be remitted by the Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of the Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the Servicer, terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Advance which the Servicer failed to make. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to Section 8.05, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Servicer in the Servicer Custodial Account or thereafter received by the Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of the Servicer pursuant hereto, the Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of the Servicer and upon Event of Default. In the event that the Trustee shall have actual knowledge of any failure of the Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon the Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05 Trustee to Act; Appointment of Successor. (a) On and After the time the Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to the Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by the Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of the Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the predecessor Servicer as it and such successor agree; provided, however, that any Person assuming the duties of the Servicer shall pay to such predecessor an amount equal to the market value of the portion of the Servicing Fee that will accrue in the future due to the Servicing Fee Rate exceeding 0.25% per annum with respect to any Mortgage Loan. The "market value" of such portion of the Servicing Fee shall be determined by Bank of America, N.A., on the basis of at least two quotations from third parties actively engaged in the servicing of single-family mortgage loans. If the successor Servicer does not agree that such market value is a fair price, such successor shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. The market value of the excess portion of the Servicing Fee will then be equal to the average of (i) the lowest figure obtained by Bank of America, N.A., and (ii) the highest figure obtained by the successor Servicer. Payment of the amount calculated above shall be made to Bank of America, N.A., by the successor Servicer no later than the last Business Day of the month in which such successor Servicer becomes entitled to receive the Servicing Fee under this Agreement. In no event will any portion of the Trust Estate be used to pay amounts due to Bank of America, N.A. under this Section 8.05(b).

            (c) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to the Servicer pursuant to this
Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

                                   ARTICLE IX

                                   THE TRUSTEE

            Section 9.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

            (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

            (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses (c), (d) and
      (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Servicer, the Depositor or any Certificateholder; and

            (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 9.01:

            (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

            (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders or Certificate or any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the counter-signature on the Certificates) shall be taken as the statements of the Depositor or Servicer, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicer in respect of the Mortgage Loans or deposited into the Servicer Custodial Account, or any other account hereunder (other than the Certificate Accounts) by the Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any Subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section
8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any Subservicer taken in the name of the Trustee; the failure of the Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicer, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A2" by Moody's and "A" by Fitch or (ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or the Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicer shall use their best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicer and the Trustee; the Servicer shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor Trustee shall accept appointment as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicer shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be The Bank of New York Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Trustee or the Trustee's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Trustee by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Trustee's Fees and Expenses. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a) incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the Servicer and (c) arising out of the transfer of any Private Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12 Appointment of Custodian. The Trustee may at any time on or after the Closing Date, with the consent of the Depositor and the Servicer, appoint one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a custodial agreement in a form acceptable to the Depositor and the Servicer. Subject to this Article IX, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.

            Section 9.13 Paying Agents. The Trustee may appoint one or more Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Accounts and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from either Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be The Bank of New York. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the applicable Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicer and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicer; provided that the Paying Agent has returned to the applicable Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from such Certificate Account. The Trustee may, upon prior written approval of the Servicer, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicer, a successor Paying Agent, shall give written notice of such appointment to the Servicer and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

                                    ARTICLE X

                                   TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all Mortgage Loans and all REO Property at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property relating (as determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the fourth paragraph of this Article X), plus any Class Unpaid Interest Shortfall for any Class of Certificates and Component Unpaid Interest Shortfall for any Component as well as one month's interest at the related Mortgage Rate on the Stated Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property.

            Regardless of the foregoing, in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all of the Mortgage Loans is conditioned upon the Pool Stated Principal Balance of the Mortgage Loans as of such Final Distribution Date being less than 10% of the Cut-off Date Pool Principal Balance. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the applicable Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in such Certificate Account on the Final Distribution Date equal to the purchase price for the related assets computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the Final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates, the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the applicable Class A-PO Deferred Amount with respect to the Class A-PO Components, and (II) as to the Class 1-A-R or Class 1-A-LR Certificates, the amounts, if any, which remain on deposit in the Upper-Tier Certificate Accounts and the Lower Tier Certificate Account, respectively (other than the amounts retained to meet claims) after application pursuant to clause (I) above. An amount shall be distributed in respect of interest and principal to the Uncertificated Lower-Tier Interests in the same amounts as distributed to their Corresponding Upper-Tier Class or Classes.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the applicable Certificate Account not distributed in final distribution to Certificateholders of such Group to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02 Additional Termination Requirements. (a) If the Depositor exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as two separate REMICs at any time that any Certificates are outstanding:

            (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

            (ii) the notice given by the Depositor or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the Upper-Tier REMIC and the Lower-Tier REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax return of the Upper-Tier REMIC and the Lower-Tier REMIC.

            (b) By their acceptance of the Residual Certificates, the Holders thereof hereby agree to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions of this Agreement, any amendment to this Agreement or the related Prospectus Supplement, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Upper-Tier REMIC and the Lower-Tier REMIC as REMICs at all times that any Certificates of the Related Group are outstanding or to avoid or minimize the risk of the imposition of any tax on either REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into either Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class 1-B-1 Certificates, the Class 1-B-2 Certificates, the Class 1-B-3 Certificates, the Class 1-B-4 Certificates, the Class 1-B-5 Certificates, the Class 2-B-1 Certificates, the Class 2-B-2 Certificates, the Class 2-B-3 Certificates, the Class 2-B-4 Certificates, the Class 2-B-5 Certificates, the Class 3-B-1 Certificates, the Class 3-B-2 Certificates, the Class 3-B-3 Certificates, the Class 3-B-4 Certificates or the Class 3-B-5 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect, and (v) to reduce the percentage of the Pool Stated Principal Balance of a Loan Group at which the Depositor will have the option to purchase all the remaining Mortgage Loans in accordance with Section 10.01, provided that such reduction is considered necessary by the Depositor, as evidenced by an Officer's Certificate delivered to the Trustee, to preserve the treatment of the transfer of the Mortgage Loans of such Loan Group to the Depositor by the Seller or to the Trust by the Depositor as sale for accounting purposes, and (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as REMICs and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Upper-Tier REMIC or the Lower-Tier REMIC as REMICs.

            Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee may be delivered by facsimile and shall be deemed effective upon receipt ) to (a) in the case of the Depositor, Bank of America Mortgage Securities, Inc., 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer, (b) in the case of the Servicer, Bank of America, N.A., 101 East Main Street, Suite 400, Louisville, Kentucky 40206-5318, Attention: Servicing Manager, with a copy to: Bank of America, N.A. 101 South Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel and Chief Financial Officer, (c) in the case of the Trustee, 5 Penn Plaza - 16th Floor, New York, New York 10001, Attention:
Corporate Trust - MBS Group (Fax: (212) 328-7620), (d) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007,
Attn: Residential Mortgage Monitoring Group, and (e) in the case of Fitch, Fitch Ratings, One State Street Plaza, New York, New York 10004, Attn: Residential Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                                        BANK OF AMERICA MORTGAGE
                                           SECURITIES, INC.,
                                           as Depositor


                                        By:_____________________________________
                                           Name:  Judy Ford
                                           Title: Vice President


                                        BANK OF AMERICA, N.A.,
                                           as Servicer


                                        By:_____________________________________
                                           Name:  Robert J. DeBenedet
                                           Title: Senior Vice President


                                        THE BANK OF NEW YORK,
                                           as Trustee


                                        By:_____________________________________
                                           Name:
                                           Title:

STATE OF NEW YORK  )
                   )     ss.:
COUNTY OF NEW YORK )
                   )

            On the 26th day of March, 2002, before me, a notary public in and for the State of New York, personally appeared ________________, known to me who, being by me duly sworn, did depose and say that s/he is a ________________ of The Bank of New York, a New York banking corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.


                                       _________________________________________
                                                     Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 26th day of March, 2002, before me, a notary public in and for the State of North Carolina, personally appeared Judy Ford, known to me who, being by me duly sworn, did depose and say that she is the Vice President of Bank of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that he/she signed his/her name thereto by order of the Board of Directors of such corporation.


                                       _________________________________________
                                                     Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )
                        )

            On the 26th day of March, 2002, before me, a notary public in and for the State of North Carolina, personally appeared Robert J. DeBenedet, known to me who, being by me duly sworn, did depose and say that he is the Senior Vice President of Bank of America, N.A., a national banking association, one of the parties that executed the foregoing instrument; and that he signed her name thereto by order of the Board of Directors of such corporation.


                                       _________________________________________
                                                     Notary Public

[Notarial Seal]

My commission expires ____________.

                                 EXHIBIT A-1-A-1

                    [FORM OF FACE OF CLASS 1-A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-1

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $15,483,666.00

Pass-Through Rate:            Floating

CUSIP No.:                    06050H EE 4

ISIN No.:                     US06050HEE45

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to the Distribution Date in April 2002 will be 2.380% per annum, and on each subsequent Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT A-1-A-2

                    [FORM OF FACE OF CLASS 1-A-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-2

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,653,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H EF 1

ISIN No.:                     US06050HEF10

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT A-1-A-3

                    [FORM OF FACE OF CLASS 1-A-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-3

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,103,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H EG 9

ISIN No.:                     US06050HEG92

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT A-1-A-4

                    [FORM OF FACE OF CLASS 1-A-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-4

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,210,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H EH 7

ISIN No.:                     US06050HEH75

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT A-1-A-5

                    [FORM OF FACE OF CLASS 1-A-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-5

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-5

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,868,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H EJ 3

ISIN No.:                     US06050HEJ32

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT A-1-A-6

                    [FORM OF FACE OF CLASS 1-A-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-6

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-6

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $123,869,334.00

Pass-Through Rate:            6.250%

CUSIP No.:                    06050H EK 0

ISIN No.:                     US06050HEK05

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT A-1-A-7

                    [FORM OF FACE OF CLASS 1-A-7 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-7

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-7

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Notional
Amount of this
Certificate
("Denomination"):             $

Initial Notional
Amount of this Class:         $15,483,666.00

Pass-Through Rate:            Inverse Floating

CUSIP No.:                    06050H EL 8

ISIN No.:                     US06050HEL87

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Notional Amount of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Class 1-A-7 Certificate is not entitled to any distributions with respect to principal on the Mortgage Loans in the Trust.

      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      The Pass-Through Rate applicable with respect to the Distribution Date in April 2002 will be 6.120% per annum, and on each subsequent Distribution Date shall be determined as provided in the Pooling and Servicing Agreement.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT A-1-A-8

                    [FORM OF FACE OF CLASS 1-A-8 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-8

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-8

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $50,000,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H EM 6

ISIN No.:                     US06050HEM60

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT A-1-A-9

                    [FORM OF FACE OF CLASS 1-A-9 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-9

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-9

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $13,260,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H EN 4

ISIN No.:                     US06050HEN44

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                EXHIBIT A-1-A-10

                   [FORM OF FACE OF CLASS 1-A-10 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                  Class 1-A-10

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                  Class 1-A-10

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $24,800,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H EP 9

ISIN No.:                     US06050HEP91

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                EXHIBIT A-1-A-11

                   [FORM OF FACE OF CLASS 1-A-11 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                  Class 1-A-11

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

AFTER THE SENIOR CREDIT SUPPORT DEPLETION DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES ALLOCATED TO THE CLASS 1-A-9 CERTIFICATES WILL BE BORNE BY THE CLASS 1-A-11 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                  Class 1-A-11

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $155,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H FS 2

ISIN No.:                     US06050HFS22

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                  EXHIBIT A-PO

                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class A-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, EACH COMPONENT OF THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class A-PO

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,545,650.00

CUSIP No.:                    06050H EU 8

ISIN No.:                     US06050HEU86

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      For the purposes of determining distributions in reduction of Class Certificate Balance, the Class A-PO Certificates will be deemed to consist of three components which are not severable (each, a "Component").

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class A-PO Certificate represents the right to receive principal only.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT A-1-A-R

                    [FORM OF FACE OF CLASS 1-A-R CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS 1-A-R CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $50.00

Initial Class Certificate
Balance of this Class:        $50.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H EQ 7

ISIN No.:                     US06050HEQ74

      THIS CERTIFIES THAT _________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class 1-A-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class 1-A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class 1-A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class 1-A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 1-A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 1-A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of
Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 1-A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class 1-A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT 1-A-LR

                   [FORM OF FACE OF CLASS 1-A-LR CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                  Class 1-A-LR

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CLASS 1-A-LR CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                  Class 1-A-LR

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $50.00

Initial Class Certificate
Balance of this Class:        $50.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H ER 5

ISIN No.:                     US06050HER57

      This certifies that _____________________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any distribution of the proceeds of any remaining assets of the Certificate Account will be made only upon presentment and surrender of this Class 1-A-LR Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class 1-A-LR Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class 1-A-LR Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class 1-A-LR Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class 1-A-LR Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class 1-A-LR Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of
Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 (or any successor thereto) or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class 1-A-LR Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class 1-A-LR Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT A-2-A-1

                    [FORM OF FACE OF CLASS 2-A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 2-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 2-A-1

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $147,189,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H ES 3

ISIN No.:                     US06050HES31

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT A-3-A-1

                    [FORM OF FACE OF CLASS 3-A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 3-A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 3-A-1

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $108,627,000.00

Pass-Through Rate:            6.000%

CUSIP No.:                    06050H ET 1

ISIN No.:                     US06050HET14

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-1-B-1

                    [FORM OF FACE OF CLASS 1-B-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES AND THE CLASS 1-A-PO COMPONENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-B-1

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $3,103,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H EV 6

ISIN No.:                     US06050HEV69

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-1-B-2

                    [FORM OF FACE OF CLASS 1-B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES, CLASS 1-A-PO COMPONENT AND CLASS 1-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-B-2

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,490,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H EW 4

ISIN No.:                     US06050HEW43

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-1-B-3

                    [FORM OF FACE OF CLASS 1-B-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES, CLASS 1-A-PO COMPONENT, CLASS 1-B-1 AND CLASS 1-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-B-3

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $869,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H EX 2

ISIN No.:                     US06050HEX26

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-1-B-4

                    [FORM OF FACE OF CLASS 1-B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES, CLASS 1-A-PO COMPONENT, CLASS 1-B-1, CLASS 1-B-2 AND CLASS 1-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-B-4

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $496,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H FH 6

ISIN No.:                     US06050HFH66

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-1-B-5

                    [FORM OF FACE OF CLASS 1-B-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES, CLASS 1-A-PO COMPONENT, CLASS 1-B-1, CLASS 1-B-2, CLASS 1-B-3 AND CLASS 1-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-B-5

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $373,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H FJ 2

ISIN No.:                     US06050HFJ23

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-1-B-6

                    [FORM OF FACE OF CLASS 1-B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 1-A CERTIFICATES, CLASS 1-A-PO COMPONENT, CLASS 1-B-1, CLASS 1-B-2, CLASS 1-B-3, CLASS 1-B-4 AND CLASS 1-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 1-B-6

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $496,675.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H FK 9

ISIN No.:                     US06050HFK95

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-2-B-1

                    [FORM OF FACE OF CLASS 2-B-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 2-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES AND THE CLASS 2-A-PO COMPONENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 2-B-1

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,443,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H EY 0

ISIN No.:                     US06050HEY09

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-2-B-2

                    [FORM OF FACE OF CLASS 2-B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 2-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES, CLASS 2-A-PO COMPONENT AND CLASS 2-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 2-B-2

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,214,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H EZ 7

ISIN No.:                     US06050HEZ73

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-2-B-3

                    [FORM OF FACE OF CLASS 2-B-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 2-B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES, CLASS 2-A-PO COMPONENT, CLASS 2-B-1 AND CLASS 2-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 2-B-3

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $684,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H FA 1

ISIN No.:                     US06050HFA14

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-2-B-4

                    [FORM OF FACE OF CLASS 2-B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 2-B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES, CLASS 2-A-PO COMPONENT, CLASS 2-B-1, CLASS 2-B-2 AND CLASS 2-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 2-B-4

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $303,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H FL 7

ISIN No.:                     US06050HFL78

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-2-B-5

                    [FORM OF FACE OF CLASS 2-B-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 2-B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES, CLASS 2-A-PO COMPONENT, CLASS 2-B-1, CLASS 2-B-2, CLASS 2-B-3 AND CLASS 2-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 2-B-5

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $228,000.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H FM 5

ISIN No.:                     US06050HFM51

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-2-B-6

                    [FORM OF FACE OF CLASS 2-B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 2-B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 2-A CERTIFICATES, CLASS 2-A-PO COMPONENT, CLASS 2-B-1, CLASS 2-B-2, CLASS 2-B-3, CLASS 2-B-4 AND CLASS 2-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 2-B-6

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $304,441.00

Pass-Through Rate:            6.500%

CUSIP No.:                    06050H FN 3

ISIN No.:                     US06050HFN35

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-3-B-1

                    [FORM OF FACE OF CLASS 3-B-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 3-B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 3-A CERTIFICATES AND THE CLASS 3-A-PO COMPONENT AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 3-B-1

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $771,000.00

Pass-Through Rate:            6.000%

CUSIP No.:                    06050H FB 9

ISIN No.:                     US06050HFB96

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-3-B-2

                    [FORM OF FACE OF CLASS 3-B-2 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 3-B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 3-A CERTIFICATES, CLASS 3-A-PO COMPONENT AND CLASS 3-B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 3-B-2

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $275,000.00

Pass-Through Rate:            6.000%

CUSIP No.:                    06050H FC 7

ISIN No.:                     US06050HFC79

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-3-B-3

                    [FORM OF FACE OF CLASS 3-B-3 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 3-B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 3-A CERTIFICATES, CLASS 3-A-PO COMPONENT, CLASS 3-B-1 AND CLASS 3-B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 3-B-3

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $166,000.00

Pass-Through Rate:            6.000%

CUSIP No.:                    06050H FD 5

ISIN No.:                     US06050HFD52

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-3-B-4

                    [FORM OF FACE OF CLASS 3-B-4 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 3-B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 3-A CERTIFICATES, CLASS 3-A-PO COMPONENT, CLASS 3-B-1, CLASS 3-B-2 AND CLASS 3-B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 3-B-4

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $110,000.00

Pass-Through Rate:            6.000%

CUSIP No.:                    06050H FP 8

ISIN No.:                     US06050HFP82

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-3-B-5

                    [FORM OF FACE OF CLASS 3-B-5 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 3-B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 3-A CERTIFICATES, CLASS 3-A-PO COMPONENT, CLASS 3-B-1, CLASS 3-B-2, CLASS 3-B-3 AND CLASS 3-B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 3-B-5

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $110,000.00

Pass-Through Rate:            6.000%

CUSIP No.:                    06050H FQ 6

ISIN No.:                     US06050HFQ65

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                 EXHIBIT B-3-B-6

                    [FORM OF FACE OF CLASS 3-B-6 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 3-B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE GROUP 3-A CERTIFICATES, CLASS 3-A-PO COMPONENT, CLASS 3-B-1, CLASS 3-B-2, CLASS 3-B-3, CLASS 3-B-4 AND CLASS 3-B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 2002-3
                                   Class 3-B-6

evidencing an interest in a Trust consisting primarily of three loan groups (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

             Bank of America Mortgage Securities, Inc., as Depositor

Certificate No.:

Cut-Off Date:                 March 1, 2002

First Distribution Date:      April 25, 2002

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $110,613.00

Pass-Through Rate:            6.000%

CUSIP No.:                    06050H FR 4

ISIN No.:                     US06050HFR49

      THIS CERTIFIES THAT __________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated March 26, 2002 (the "Pooling and Servicing Agreement"), among the Depositor, Bank of America, N.A., as servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

                                    EXHIBIT C

                      [FORM OF REVERSE OF ALL CERTIFICATES]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                       Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

      On each Distribution Date, the Trustee shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicer, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicer, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicer, the Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the aggregate Stated Principal Balance is less than 10% of the aggregate aggregate Cut-Off Date Principal Balance, the Depositor will have the option to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. The 10% may be reduced by an amendment to the Pooling and Servicing Agreement without Certificateholder consent under certain conditions set forth in the Pooling and Servicing Agreement. In the event that no such optional repurchase occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date thereof.

      Any term used herein that is defined in the Pooling and Servicing Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                        THE BANK OF NEW YORK,
                                          as Trustee


                                        By______________________________________
                                              Authorized Signatory


                          CERTIFICATE OF AUTHENTICATION

      This is one of the Class [___] Certificates referred to in the Pooling and Servicing Agreement referenced herein.


                                        THE BANK OF NEW YORK,
                                          as Trustee


                                        By______________________________________
                                              Authorized Signatory

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                        ________________________________________
                                        Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________ for the
account of ___________________, account number _________________________, or, if mailed by check, to Applicable statements should be mailed to __________________

      This information is provided by , the assignee named above, or , as its agent.

                                   EXHIBIT D-1

                       LOAN GROUP 1 MORTGAGE LOAN SCHEDULE

BANK OF AMERICA MORTGAGE SECURITIES, INC.
BAMSI 2002-3: GROUP 1
MORTGAGE LOAN SCHEDULE

   LOAN               PROPERTY                              LOAN                  DOC          ORIG       ORIGINAL     INTEREST
  NUMBER                TYPE          OCCUPANCY           PURPOSE                 TYPE          LTV          PB          RATE
  ------              --------        ---------           -------                 ----         ----       --------     --------

6455649969              PUD            Primary           Refinance              Reduced        71.77       567,000      7.125
6728379212              PUD            Primary            Purchase              Reduced        76.39       425,900      6.375
6818122761              PUD            Primary            Purchase               Rapid         80.00       392,000      6.250
6273358991         Single Family       Primary       Cash-out Refinance         Standard       75.00       495,000      7.250
6344552341         Single Family       Primary           Refinance              Reduced        79.38       385,000      6.750
6517211956              PUD            Primary            Purchase              Standard       95.00       391,400      8.125
6573732168              PUD            Primary           Refinance              Standard       65.66       469,500      7.000
6911496823         Single Family       Primary            Purchase              Standard       80.00       392,000      7.375
6017585131         Single Family       Primary           Refinance              Reduced        77.48       387,800      6.875
6217959201         Single Family       Primary            Purchase              Reduced        80.00       354,000      7.500
6379532747              PUD            Primary           Refinance              Reduced        79.28       333,000      6.875
6418486046              PUD            Primary           Refinance              Standard       71.06       522,300      7.000
6672260715         Single Family       Primary       Cash-out Refinance         Reduced        80.00       400,000      7.375
6687198199              PUD            Primary            Purchase              Reduced        95.00       373,350      7.625
6737237278         Single Family       Primary           Refinance           All Ready Home    75.41       565,600      7.000
6791951442              PUD            Primary            Purchase               Rapid         69.23       450,000      6.750
6805175160              PUD            Primary            Purchase              Standard       80.00       320,000      7.250
6844498060              PUD            Primary           Refinance              Standard       74.94       323,773      6.500
6851245313         Single Family       Primary       Cash-out Refinance         Reduced        55.12       500,000      6.750
6865330051          Condominium       Secondary           Purchase               Rapid         79.99       623,900      7.125
6878971206              PUD            Primary           Refinance               Rapid         71.91       618,500      7.000
6019641361         Single Family       Primary       Cash-out Refinance         Standard       44.58       535,000      6.625
6044821533         Single Family       Primary       Cash-out Refinance          Rapid         75.00       363,750      7.250
6131858273              PUD            Primary            Purchase              Standard       80.00       391,200      7.125
6224762200         Single Family       Primary            Purchase               Rapid         80.00       492,000      7.250
6434130107         Single Family       Primary           Refinance              Reduced        56.86       410,000      7.125
6442455207         Single Family       Primary           Refinance               Rapid         66.57       486,011      7.000
6509287311         Single Family       Primary       Cash-out Refinance         Standard       77.77       364,000      7.375
6596489309         Single Family       Primary            Purchase              Standard       80.00       524,480      6.625
6664486815         Single Family       Primary       Cash-out Refinance         Reduced        69.58       417,500      6.750
6680380794         Single Family       Primary       Cash-out Refinance          Rapid         60.18       325,000      6.625
6684858993         Single Family       Primary            Purchase              Reduced        80.00       388,000      6.875
6738156055         Single Family       Primary            Purchase              Reduced        79.99       346,499      7.250
6799105025         Single Family       Primary            Purchase              Standard       79.99       404,051      6.875
6806657273         Single Family       Primary           Refinance              Reduced        70.08       403,000      6.875
6806798069         Single Family       Primary       Cash-out Refinance         Standard       65.66       306,000      7.250
6902270336              PUD            Primary            Purchase              Reduced        80.00       420,000      6.750
6495076215              PUD           Secondary      Cash-out Refinance          Rapid         46.75       397,400      7.000
6003868889        High-Rise Condo     Secondary           Purchase              Reduced        77.05       404,550      7.125
6009088094         Single Family       Primary           Refinance              Reduced        71.42       400,000      6.750
6018396736         Single Family      Secondary           Purchase               Rapid         80.00       316,000      7.375
6027244174         Single Family       Primary            Purchase               Rapid         80.00       448,000      7.000
6126971271              PUD            Primary           Refinance              Reduced        38.75       591,000      6.875
6184119128              PUD            Primary       Cash-out Refinance         Reduced        69.91       395,000      6.750
6190884830         Single Family       Primary            Purchase               Rapid         89.47       340,000      7.375
6217221917         Single Family       Primary       Cash-out Refinance         Standard       53.60       670,000      7.250
6240203742          Condominium       Secondary           Purchase              Standard       75.00       825,000      6.875
6334422240         Single Family       Primary           Refinance              Reduced        79.91       395,600      7.125
6375996334         Single Family      Secondary           Purchase               Rapid         75.00       450,000      7.250
6417267819         Single Family       Primary            Purchase              Reduced        80.00       316,000      7.250
6514135596         Single Family       Primary            Purchase              Standard       95.00       337,250      7.750
6515125117              PUD            Primary           Refinance              Standard       71.55       524,500      7.250
6533997620              PUD            Primary            Purchase              Standard       56.33       400,000      7.125
6602473297         Single Family       Primary           Refinance               Rapid         79.64       450,000      6.875
6671365986         Single Family       Primary            Purchase              Reduced        80.00       447,600      7.250
6702464873        High-Rise Condo      Investor           Purchase              Standard       57.55       400,000      7.625
6709611831              PUD            Primary            Purchase              Reduced        63.87       353,600      6.500
6746744900         Single Family       Primary       Cash-out Refinance         Standard       28.78       380,000      7.250
6799744740         Single Family       Primary           Refinance              Reduced        80.00       720,000      7.375
6802518602         Single Family       Primary       Cash-out Refinance         Reduced        50.50       707,000      6.875
6869387594        High-Rise Condo     Secondary           Purchase              Reduced        70.00       535,325      7.000
6940341909              PUD            Primary            Purchase               Rapid         79.17       337,590      7.500
6965242792        High-Rise Condo      Primary           Refinance               Rapid         79.71       534,100      7.250
6979423461              PUD            Primary            Purchase               Rapid         79.99       428,890      7.000
6986458476              PUD            Primary           Refinance              Reduced        79.88       347,500      7.125
6008077627              PUD            Primary            Purchase              Reduced        80.00       516,000      6.875
6155085142           Two Family        Primary            Purchase              Standard       80.00       358,400      6.625
6187285264         Single Family       Primary       Cash-out Refinance          Rapid         69.23       450,000      6.750
6203546517         Single Family       Primary           Refinance              Reduced        70.00       308,000      6.625
6258329967         Single Family       Primary           Refinance              Standard       48.89       332,500      7.000
6336612129         Single Family      Secondary      Cash-out Refinance         Standard       60.07       310,000      6.750
6353119800              PUD            Primary           Refinance              Reduced        51.60       345,750      7.000
6420579291              PUD            Primary           Refinance              Standard       72.16       350,000      7.125
6514194445              PUD            Primary            Purchase               Rapid         77.38       325,000      6.375
6535937269              PUD           Secondary          Refinance              Reduced        75.60       378,000      6.875
6568815408         Single Family       Primary           Refinance              Reduced        70.82       460,390      6.875
6651524214         Single Family       Primary            Purchase              Reduced        80.00       445,520      6.750
6745475423         Single Family       Primary            Purchase               Rapid         78.47       830,000      6.500
6995173942         Single Family       Primary       Cash-out Refinance         Standard       67.23       437,000      7.000
6037433478              PUD            Primary           Refinance              Reduced        79.95       650,000      6.875
6398291739         Single Family       Primary           Refinance               Rapid         75.00       787,500      7.250
6495433911         Single Family       Primary           Refinance              Standard       44.11       750,000      7.250
6706181390         Single Family       Primary           Refinance               Rapid         75.37       603,000      6.875
6213304097         Single Family       Primary           Refinance              Reduced        79.39       400,949      7.125
6508668768         Single Family       Primary           Refinance               Rapid         75.00       375,000      7.000
6352308768         Single Family      Secondary          Refinance              Reduced        50.72       350,000      7.250
6187832230         Single Family       Primary           Refinance               Rapid         77.70       373,000      6.750
6233996633         Single Family       Primary           Refinance               Rapid         79.17       673,000      7.250
6683778507         Single Family       Primary           Refinance               Rapid         62.16       470,000      7.000
6722663686         Single Family       Primary           Refinance               Rapid         78.12       625,000      7.000
6781998932         Single Family       Primary           Refinance               Rapid         80.00       434,400      7.250
6820207907         Single Family       Primary       Cash-out Refinance          Rapid         46.09       325,000      7.000
6854081608         Single Family       Primary       Cash-out Refinance          Rapid         58.31       554,000      6.875
6905804081         Single Family       Primary           Refinance               Rapid         69.47       462,000      7.125
6025450948         Single Family       Primary       Cash-out Refinance          Rapid         52.48       475,000      6.750
6184044482         Single Family       Primary           Refinance               Rapid         31.30       336,500      7.000
6277658438         Single Family       Primary           Refinance               Rapid         57.85       324,000      7.250
6326445670         Single Family       Primary            Purchase               Rapid         79.99       399,900      6.875
6357034468         Single Family       Primary       Cash-out Refinance         Standard       70.00       525,000      7.250
6396794668         Single Family      Secondary          Refinance               Rapid         74.76       972,000      7.125
6405452225         Single Family       Primary            Purchase              Standard       86.22       500,000      6.500
6487139047         Single Family       Primary       Cash-out Refinance         Standard       66.17       337,500      6.875
6557333843         Single Family       Primary       Cash-out Refinance         Standard       80.00       361,600      7.500
6643801944         Single Family       Primary           Refinance               Rapid         52.78       322,000      6.875
6742545541         Single Family       Primary            Purchase               Rapid         72.29       600,000      6.750
6828355021         Single Family       Primary           Refinance              Standard       81.99       510,000      7.125
6859215219         Single Family       Primary           Refinance              Standard       79.19       304,900      7.250
6892243509         Single Family       Primary           Refinance               Rapid         78.55       407,700      7.375
6897844079         Single Family       Primary           Refinance               Rapid         37.74       339,700      7.000
6069350459         Single Family       Primary           Refinance              Standard       80.00       456,000      6.875
6098031344              PUD            Primary           Refinance               Rapid         60.32       558,000      6.750
6110952691         Single Family       Primary           Refinance              Reduced        64.80       324,000      6.750
6154900044         Single Family       Primary           Refinance              Standard       79.92       440,000      7.250
6196315235         Single Family       Primary           Refinance              Reduced        78.00       351,000      7.250
6277261803              PUD            Primary           Refinance           All Ready Home    80.00       392,000      7.000
6319956329         Single Family       Primary           Refinance              Reduced        80.00       410,400      6.875
6353234526              PUD            Primary            Purchase              Reduced        80.00       358,400      6.750
6356590668              PUD            Primary            Purchase              Standard       80.00       374,400      6.750
6430224292         Single Family       Primary           Refinance              Reduced        66.93       328,000      7.125
6507087523              PUD            Primary            Purchase               Rapid         80.00       608,000      6.750
6524744890              PUD            Primary            Purchase               Rapid         59.25       400,000      6.750
6652896538         Single Family       Primary            Purchase              Standard       80.00       412,800      7.000
6677906908         Single Family       Primary            Purchase              Standard       80.00       380,000      6.875
6897776164              PUD            Primary            Purchase              Reduced        80.00       390,400      6.625
6901876760        High-Rise Condo      Primary            Purchase              Reduced        80.00       352,000      7.625
6938722052         Single Family       Primary       Cash-out Refinance         Standard       79.55       323,000      7.000
6956011388         Single Family       Primary            Purchase               Rapid         79.50       485,000      6.750
6962792740         Single Family       Primary           Refinance               Rapid         72.26       327,000      6.750
6714214167         Single Family       Primary           Refinance               Rapid         72.46       500,000      7.000
6189494914         Single Family       Primary       Cash-out Refinance         Reduced        80.00       394,400      7.250
6315726155         Single Family       Primary           Refinance               Rapid         64.00       800,000      7.500
6537632645         Single Family       Primary            Purchase               Rapid         83.19       495,000      7.125
6557867360         Single Family       Primary           Refinance               Rapid         76.92       500,000      6.875
6690177123         Single Family       Primary            Purchase              Standard       89.08       400,000      7.500
6257037330              PUD            Primary           Refinance               Rapid         80.00       340,000      7.125
6424735626              PUD            Primary            Purchase               Rapid         79.66       569,600      6.500
6447754711         Single Family       Primary           Refinance              Standard       59.16       423,000      7.000
6570707601         Single Family       Primary       Cash-out Refinance         Reduced        54.89       502,000      6.875
6608266380         Single Family       Primary            Purchase              Reduced        80.00       560,000      6.750
6883827468         Single Family       Primary           Refinance              Reduced        72.88       328,000      7.000
6045420624              PUD           Secondary          Refinance           All Ready Home    67.92       513,500      6.875
6137086655              PUD           Secondary          Refinance               Rapid         71.23       520,000      6.875
6164208198              PUD            Primary           Refinance              Standard       79.18       348,400      6.875
6292069678              PUD           Secondary          Refinance           All Ready Home    72.66       630,000      6.875
6323600764         Single Family       Primary           Refinance               Rapid         63.01       460,000      6.875
6341080262         Single Family       Primary           Refinance               Rapid         71.63       505,000      7.000
6344402109         Single Family      Secondary           Purchase               Rapid         80.00       428,000      7.000
6490474035              PUD           Secondary           Purchase              Reduced        80.00       460,000      6.875
6497628815              PUD           Secondary          Refinance           All Ready Home    51.14       445,000      7.000
6540734305              PUD            Primary           Refinance              Reduced        74.74       364,000      6.750
6610592534         Single Family      Secondary           Purchase              Reduced        80.00       360,000      7.000
6636380179         Single Family       Primary           Refinance              Reduced        73.80       369,000      7.125
6642721838         Single Family       Primary           Refinance              Reduced        54.68       350,000      7.375
6663025986         Single Family      Secondary          Refinance              Reduced        53.06       320,000      6.625
6685532159              PUD            Primary            Purchase              Standard       90.00       517,500      6.250
6697842737         Single Family       Primary            Purchase               Rapid         80.00       593,600      6.625
6774342965              PUD            Primary            Purchase               Rapid         28.57       750,000      6.000
6888962484         Single Family       Primary           Refinance              Standard       75.00       405,000      6.875
6907968579         Single Family       Primary           Refinance              Reduced        77.33       580,000      6.875
6937681010              PUD           Secondary          Refinance               Rapid         79.43       448,000      7.125
6950813995         Single Family      Secondary           Purchase              Reduced        80.00       412,000      7.250
6995651657              PUD            Primary           Refinance               Rapid         73.01       768,900      6.625
6214270206         Single Family       Primary            Purchase               Rapid         76.80       520,000      7.375
6327780836         Single Family       Primary       Cash-out Refinance         Standard       71.42       500,000      6.750
6856912842         Single Family       Primary           Refinance              Reduced        73.64       496,350      7.250
6941681642         Single Family       Primary       Cash-out Refinance         Standard       71.95       313,000      7.625
6258116745              PUD            Primary           Refinance               Rapid         77.95       686,000      6.875
6281947157         Single Family       Primary           Refinance               Rapid         78.12       625,000      7.125
6154932914              PUD            Primary           Refinance              Standard       75.05       675,500      6.750
6251469745         Single Family       Primary            Purchase              Standard       89.93       460,000      7.250
6372433968              PUD            Primary            Purchase              Standard       80.00       360,000      7.250
6379027482              PUD            Primary            Purchase              Standard       79.28       500,000      7.000
6431145082         Single Family       Primary           Refinance              Standard       72.27       397,500      7.375
6543261488              PUD            Primary           Refinance               Rapid         61.30       613,000      7.250
6602889625         Single Family       Primary           Refinance               Rapid         73.78       380,000      7.000
6715335755         Single Family       Primary           Refinance               Rapid         66.40       498,000      7.250
6116088755         Single Family       Primary            Purchase              Standard       77.77       700,000      7.375
6291182571         Single Family       Primary           Refinance               Rapid         42.53       382,772      7.125
6512944387          Four Family        Primary            Purchase              Standard       90.00       309,600      7.625
6607585996         Single Family       Primary           Refinance              Reduced        68.83       413,000      7.125
6827088169         Single Family       Primary       Cash-out Refinance         Reduced        79.82       364,000      7.000
6602054105              PUD            Primary           Refinance              Reduced        67.91       354,500      6.375
6522641262         Single Family       Primary            Purchase              Standard       80.00       348,000      7.250
6536304899         Single Family       Primary       Cash-out Refinance         Standard       75.00       420,000      7.375
6068373346              PUD            Primary           Refinance              Reduced        55.55       500,000      6.625
6088764342              PUD            Primary           Refinance               Rapid         61.00       427,000      7.000
6186292097         Single Family       Primary           Refinance              Reduced        76.02       517,000      7.375
6224281250         Single Family       Primary           Refinance              Reduced        80.00       440,000      6.750
6380982220              PUD            Primary            Purchase              Reduced        80.00       396,000      6.750
6424495007         Single Family       Primary           Refinance               Rapid         44.64       413,000      6.875
6424859137         Single Family       Primary       Cash-out Refinance         Reduced        68.86       387,000      7.250
6439250272              PUD           Secondary          Refinance              Reduced        70.38       385,700      6.875
6461213297         Single Family       Primary           Refinance              Reduced        48.02       425,000      6.625
6478752378         Single Family      Secondary          Refinance               Rapid         78.69       390,000      6.750
6497531068         Single Family       Primary       Cash-out Refinance         Reduced        55.61       450,500      7.125
6533617871         Single Family      Secondary           Purchase               Rapid         75.00       885,000      6.750
6640657463         Single Family       Primary            Purchase              Reduced        80.00       431,600      6.750
6644532274         Single Family       Primary           Refinance               Rapid         67.85       475,000      7.250
6712168381         Single Family      Secondary           Purchase               Rapid         80.00       344,000      7.250
6930942310              PUD            Primary           Refinance              Standard       46.14       876,750      6.750
6935186186         Single Family       Primary           Refinance              Reduced        66.32       514,000      7.125
6940976159         Single Family      Secondary          Refinance              Standard       65.10       517,600      7.000
6965275784              PUD            Primary            Purchase              Standard       95.00       380,000      6.875
6118159364              PUD            Primary            Purchase              Standard       80.00       345,600      6.750
6320642678         Single Family       Primary           Refinance              Reduced        80.00       380,800      6.750
6392247208         Single Family       Primary           Refinance              Reduced        66.57       512,641      7.125
6541428931         Single Family       Primary            Purchase              Standard       90.00       346,500      7.500
6099027366              PUD            Primary           Refinance              Standard       75.57       521,450      7.000
6158902921              PUD            Primary            Purchase               Rapid         75.00       891,000      7.125
6292711782         Single Family       Primary           Refinance               Rapid         66.58       339,600      6.750
6312492546              PUD            Primary            Purchase              Reduced        80.00       740,000      6.875
6370242197         Single Family       Primary            Purchase              Standard       80.00       404,000      7.125
6383370498              PUD            Primary           Refinance              Reduced        71.97       431,850      6.875
6395544478         Single Family       Primary           Refinance              Reduced        74.55       499,500      6.625
6402752445              PUD            Primary            Purchase              Reduced        63.25       365,000      6.375
6404657113              PUD            Primary       Cash-out Refinance         Standard       75.00       337,500      7.500
6428106121         Single Family       Primary       Cash-out Refinance         Standard       56.92       463,918      7.250
6558502404         Single Family       Primary           Refinance              Reduced        38.30       383,000      6.625
6565047567         Single Family       Primary           Refinance               Rapid         79.76       733,800      7.125
6590516750              PUD            Primary            Purchase              Standard       80.00       712,800      7.000
6766612318         Single Family       Primary           Refinance               Rapid         73.25       395,600      6.625
6787080222         Single Family       Primary           Refinance               Rapid         75.00       975,000      6.875
6797699425         Single Family       Primary            Purchase              Reduced        70.00       441,000      7.000
6022212754              PUD            Primary           Refinance              Reduced        65.88       475,000      7.000
6166308137         Single Family       Primary            Purchase              Standard       62.50       750,000      7.000
6189870634              PUD            Primary            Purchase              Reduced        74.55       482,750      6.750
6210498603              PUD            Primary            Purchase               Rapid         80.00       392,000      7.250
6289850908         Single Family       Primary           Refinance              Reduced        79.88       548,000      7.000
6356632585              PUD            Primary            Purchase               Rapid         80.00       550,400      7.375
6362896976              PUD            Primary           Refinance              Reduced        54.96       343,500      7.000
6386533506         Single Family       Primary           Refinance              Reduced        76.63       364,000      7.625
6443936296         Single Family       Primary            Purchase              Standard       78.13       336,000      7.000
6466042469         Single Family       Primary       Cash-out Refinance         Standard       53.57       750,000      7.000
6473687405         Single Family       Primary           Refinance              Reduced        67.51       432,116      6.500
6488041770         Single Family       Primary       Cash-out Refinance          Rapid         70.00       665,000      7.000
6508174668              PUD            Primary           Refinance               Rapid         64.38       367,000      6.875
6571117883         Single Family       Primary           Refinance              Standard       75.00       825,000      7.000
6583586596         Single Family       Primary           Refinance              Standard       57.40       321,440      7.375
6601560458              PUD            Primary       Cash-out Refinance          Rapid         80.00       374,400      7.250
6635783696         Single Family       Primary            Purchase              Standard       80.00       688,000      6.375
6636048412         Single Family       Primary       Cash-out Refinance         Standard       67.56       625,000      7.250
6644030899         Single Family       Primary            Purchase              Reduced        78.94       525,000      7.375
6656721245              PUD            Primary            Purchase              Reduced        78.65       350,000      6.750
6667251604              PUD            Primary       Cash-out Refinance         Reduced        75.93       349,300      7.000
6672619779         Single Family       Primary       Cash-out Refinance         Standard       77.66       400,000      6.750
6709701434              PUD            Primary       Cash-out Refinance         Reduced        71.69       380,000      7.000
6740769119              PUD            Primary           Refinance              Reduced        79.85       450,000      7.250
6771376446              PUD            Primary           Refinance              Standard       80.00       594,000      7.125
6776197870              PUD            Primary           Refinance              Reduced        78.01       323,000      7.375
6856442790              PUD            Primary           Refinance               Rapid         80.00       392,000      7.375
6866188474              PUD            Primary       Cash-out Refinance          Rapid         71.69       358,460      7.750
6955930711              PUD            Primary            Purchase              Reduced        65.97       475,000      7.125
6956963307              PUD            Primary            Purchase              Reduced        80.00       363,920      7.375
6918008035         Single Family      Secondary          Refinance           All Ready Home    78.11       332,000      7.625
6947978802         Single Family       Primary           Refinance               Rapid         52.63       500,000      7.125
6001005294         Single Family       Primary            Purchase              Standard       95.00       370,500      7.000
6066542058         Single Family       Primary       Cash-out Refinance          Rapid         45.80       355,000      6.875
6228787575         Single Family       Primary            Purchase               Rapid         90.00       450,000      6.875
6237804841         Single Family       Primary           Refinance              Standard       79.11       356,000      6.875
6297110022              PUD            Primary            Purchase              Reduced        80.00       432,000      6.625
6307133006         Single Family       Primary       Cash-out Refinance         Standard       54.76       356,000      6.875
6425176077              PUD            Primary            Purchase              Reduced        63.06       350,000      6.875
6425746994         Single Family       Primary           Refinance               Rapid         77.17       355,000      6.875
6519699026         Single Family       Primary            Purchase              Reduced        79.37       381,000      7.250
6538841674         Single Family       Primary            Purchase              Reduced        80.00       376,000      6.625
6566851363         Single Family       Primary           Refinance               Rapid         65.00       780,000      6.875
6598973508              PUD            Primary           Refinance              Reduced        61.73       355,000      6.875
6608704398         Single Family       Primary       Cash-out Refinance         Reduced        28.70       574,000      6.500
6666501280              PUD            Primary            Purchase              Reduced        78.12       500,000      7.250
6957033514         Single Family       Primary           Refinance              Standard       77.12       539,870      6.875
6960502653         Single Family       Primary       Cash-out Refinance         Standard       69.53       406,800      7.000
6294255408         Single Family       Primary           Refinance              Standard       80.00       692,000      7.125
6387282285         Single Family       Primary           Refinance              Standard       80.00       572,000      7.125
6401474470         Single Family       Primary       Cash-out Refinance         Standard       43.47       999,999      6.875
6675924697          Condominium        Primary            Purchase              Reduced        68.49       750,000      6.875
6583601031         Single Family       Primary           Refinance              Standard       67.32       375,000      7.250
6911601711         Single Family       Primary       Cash-out Refinance         Standard       68.75       550,000      7.750
6213029967          Condominium        Primary            Purchase               Rapid         79.99       607,900      7.125
6571266805         Single Family       Primary           Refinance              Standard       72.99       492,700      6.625
6948306771          Condominium        Primary           Refinance               Rapid         64.93       499,999      6.875
6100405957         Single Family       Primary           Refinance               Rapid         52.60       605,000      7.125
6401624389          Condominium        Primary            Purchase              Standard       80.00       580,000      7.000
6453283563           Two Family        Primary            Purchase              Standard       69.23       450,000      7.000
6633606550         Single Family       Primary            Purchase               Rapid         44.82       650,000      6.875
6790620675         Single Family       Primary       Cash-out Refinance         Standard       33.65       875,000      7.250
6819741452         Single Family       Primary           Refinance              Standard       69.61       637,000      7.000
6820860788         Single Family       Primary           Refinance               Rapid         53.33       400,000      6.500
6397072825         Single Family       Primary            Purchase              Standard       80.00       596,800      7.250
6508082978         Single Family       Primary       Cash-out Refinance          Rapid         53.00       530,000      7.000
6616305139         Single Family       Primary       Cash-out Refinance          Rapid         80.00       384,000      7.125
6641133548         Single Family       Primary       Cash-out Refinance          Rapid         51.40       365,000      7.000
6831326670         Single Family       Primary           Refinance               Rapid         77.37       495,200      7.250
6072138321         Single Family       Primary           Refinance               Rapid         68.41       776,550      6.875
6205436501         Single Family       Primary           Refinance               Rapid         50.00       450,000      7.000
6314147981          Condominium        Primary            Purchase               Rapid         75.23       395,000      6.875
6012057193         Single Family       Primary           Refinance               Rapid         63.57       480,000      7.250
6027906491         Single Family       Primary           Refinance              Standard       49.28       345,000      7.000
6076984019         Single Family       Primary           Refinance           All Ready Home    55.00       770,000      7.125
6135668371         Single Family       Primary           Refinance              Reduced        35.00       350,000      6.125
6160764194         Single Family       Primary       Cash-out Refinance         Standard       50.66       456,000      6.625
6765426793         Single Family       Primary            Purchase               Rapid         69.95       717,000      7.250
6465875802              PUD            Primary            Purchase              Reduced        42.81       520,000      7.000
6487612860              PUD            Primary           Refinance               Rapid         57.03       395,000      6.750
6583040578         Single Family       Primary       Cash-out Refinance         Standard       69.84       359,000      6.500
6762185293              PUD            Primary            Purchase               Rapid         79.99       580,700      7.000
6829385696              PUD            Primary           Refinance               Rapid         66.94       602,500      6.750
6988947278         Single Family       Primary           Refinance               Rapid         80.00       348,000      6.750
6079869506              PUD            Primary            Purchase              Standard       70.00       514,500      6.875
6415125753         Single Family       Primary           Refinance              Standard       72.86       539,200      6.625
6604846144          Condominium        Primary            Purchase              Reduced        50.72       350,000      7.250
6867277904         Single Family       Primary           Refinance              Standard       65.80       329,000      6.875
6009651453         Single Family       Primary           Refinance              Reduced        38.82       621,200      6.750
6992580529           Two Family        Primary       Cash-out Refinance         Standard       62.06       450,000      7.250
6555442539         Single Family       Primary           Refinance           All Ready Home    38.97       380,000      7.125
6571679544         Single Family       Primary       Cash-out Refinance          Rapid         57.30       745,000      7.250
6603038958         Single Family       Primary           Refinance              Reduced        40.11       337,000      7.250
6982808153         Single Family       Primary           Refinance              Reduced        75.36       463,500      7.250
6986335344         Single Family       Primary       Cash-out Refinance         Standard       50.00       600,000      7.000
6813201511         Single Family       Primary       Cash-out Refinance          Rapid         53.73       338,500      6.875
6293372964         Single Family       Primary       Cash-out Refinance         Standard       61.81       680,000      6.875
6895401153         Single Family       Primary           Refinance               Rapid         66.53       865,000      7.750
6935807526          Condominium        Primary            Purchase              Standard       75.00       740,775      7.250
6995753834         Single Family       Primary            Purchase              Reduced        53.80       304,000      7.000
6821509111         Single Family       Primary           Refinance               Rapid         54.54       450,000      7.000
6906509580         Single Family       Primary       Cash-out Refinance         Standard       42.55     1,000,000      6.625
6274113353         Single Family       Primary            Purchase               Rapid         78.74       500,000      7.000
6592671918              PUD            Primary           Refinance               Rapid         42.72       361,000      7.000
6951886826              PUD            Primary            Purchase              Reduced        80.00       376,000      7.250
6526460305              PUD            Primary       Cash-out Refinance         Reduced        12.85       450,000      6.750
6526194318         Single Family       Primary           Refinance              Reduced        22.22       600,000      6.875
6829434643         Single Family       Primary       Cash-out Refinance         Reduced        48.07       649,000      6.750
6980833526          Condominium        Primary           Refinance              Standard       73.37       436,600      6.875
6605455168              PUD            Primary           Refinance              Standard       80.00       460,000      7.375
6577516161         Single Family       Primary            Purchase              Reduced        79.97       743,000      6.625
6679308111         Single Family       Primary       Cash-out Refinance         Standard       51.72       750,000      7.250
6755676266         Single Family       Primary            Purchase              Standard       80.00       800,000      7.125
6962436462         Single Family       Primary           Refinance              Standard       52.63     1,000,000      7.375
6963288805         Single Family       Primary           Refinance              Reduced        48.27       519,000      6.875
6966948512         Single Family       Primary       Cash-out Refinance          Rapid         47.29       350,000      7.000
6114839860              PUD            Primary           Refinance              Standard       48.97       480,000      7.250
6291803275         Single Family       Primary           Refinance               Rapid         76.70       414,200      7.125
6635404830         Single Family       Primary           Refinance               Rapid         59.83       356,000      6.875
6824209313         Single Family       Primary            Purchase              Reduced        80.00       384,000      6.875
6148261651         Single Family       Primary           Refinance              Reduced        81.62       351,000      7.000
6636059369         Single Family       Primary           Refinance              Reduced        55.69       401,000      7.250
6831718447         Single Family       Primary            Purchase               Rapid         80.00       552,000      7.125
6997610842          Three Family       Primary           Refinance              Standard       45.41       545,000      6.875
6084142964          Three Family       Primary           Refinance              Standard       55.00       742,500      6.875
6174170487        High-Rise Condo     Secondary          Refinance              Reduced        57.85       352,930      6.875
6374548177          Condominium        Primary           Refinance           All Ready Home    58.20       436,500      7.125
6278420564           Two Family        Primary           Refinance              Standard       60.58       727,000      7.125
6501334459          Condominium        Primary            Purchase               Rapid         76.09       547,100      6.750
6623999148         Single Family       Primary            Purchase               Rapid         61.53     1,000,000      7.125
6108597599         Single Family       Primary       Cash-out Refinance         Standard       67.43       410,000      6.875
6150634803         Single Family       Primary       Cash-out Refinance          Rapid         67.81       415,000      6.875
6682508897         Single Family       Primary       Cash-out Refinance          Rapid         66.36       438,000      6.750
6908961169         Single Family       Primary            Purchase               Rapid         69.74       415,000      6.875
6996946783         Single Family       Primary           Refinance              Standard       73.60       552,000      6.625
6133599099         Single Family       Primary            Purchase              Reduced        59.31       430,000      6.875
6150736285         Single Family       Primary       Cash-out Refinance          Rapid         80.00       352,000      7.125
6455107828         Single Family       Primary           Refinance           All Ready Home    47.53       356,500      7.125
6734650309         Single Family       Primary           Refinance              Reduced        47.26       441,932      6.500
6498708657         Single Family       Primary       Cash-out Refinance         Standard       75.00       442,500      6.750
6482745582         Single Family       Primary       Cash-out Refinance         Standard       57.73       765,000      7.000
6588145844         Single Family       Primary           Refinance              Reduced        66.30       305,000      7.250
6998515859         Single Family       Primary            Purchase               Rapid         80.00       360,000      7.000
6885275765              PUD            Primary           Refinance              Standard       69.35       645,000      7.000
6944634663         Single Family       Primary           Refinance              Standard       70.00       462,000      6.625
6847022479         Single Family       Primary           Refinance               Rapid         79.03       652,000      7.000
6859075910         Single Family       Primary            Purchase              Standard       80.00       303,200      6.875
6940137620         Single Family       Primary       Cash-out Refinance          Rapid         80.00       380,000      7.250
6047680365         Single Family       Primary       Cash-out Refinance          Rapid         76.19       400,000      7.125
6283894910         Single Family       Primary       Cash-out Refinance          Rapid         80.00       360,000      7.000
6405474187              PUD            Primary       Cash-out Refinance         Standard       53.57       375,000      7.125
6590598394              PUD            Primary           Refinance              Standard       65.48       370,000      7.250
6637339000              PUD            Primary       Cash-out Refinance         Reduced        56.96       356,000      7.250
6693258664              PUD            Primary            Purchase               Rapid         80.00       338,000      7.250
6360563644         Single Family       Primary       Cash-out Refinance         Standard       75.00       461,250      7.500
6559301996         Single Family       Primary            Purchase               Rapid         80.00       524,800      6.875
6460691436         Single Family       Primary       Cash-out Refinance         Standard       27.97       470,000      6.000
6617479438         Single Family       Primary       Cash-out Refinance         Standard       66.96       375,000      7.250
6107830850         Single Family       Primary       Cash-out Refinance          Rapid         66.25       530,000      7.125
6261011255         Single Family       Primary       Cash-out Refinance         Standard       27.25       327,000      7.125
6384100134         Single Family       Primary           Refinance              Standard       37.63       414,000      6.500
6584720012         Single Family       Primary           Refinance              Standard       56.48       353,000      7.125
6627369157         Single Family       Primary            Purchase              Standard       64.93     1,000,000      7.000
6806738628         Single Family       Primary           Refinance               Rapid         50.79       543,500      7.125
6296150680         Single Family       Primary       Cash-out Refinance         Standard       52.08       500,000      7.125
6349680378         Single Family       Primary            Purchase               Rapid         80.00       516,000      7.125
6946337547         Single Family       Primary       Cash-out Refinance          Rapid         77.07       400,000      6.875
6546313518           Two Family        Primary            Purchase              Reduced        80.00       616,000      6.750
6271091040         Single Family       Primary            Purchase              Reduced        76.19       560,000      7.000
6687235611         Single Family       Primary       Cash-out Refinance         Reduced        34.45       344,590      6.875
6565804637         Single Family       Primary       Cash-out Refinance         Standard       28.92       552,500      7.000
6706373906         Single Family       Primary           Refinance              Standard       66.66       400,000      6.750
6979300370         Single Family       Primary           Refinance              Reduced        48.59       345,000      6.500
6361462358         Single Family       Primary           Refinance               Rapid         75.37       505,000      6.875
6522535324         Single Family       Primary       Cash-out Refinance         Reduced        72.11       375,000      7.500
6891889161         Single Family       Primary           Refinance              Standard       35.62       570,000      6.750
6769706992         Single Family       Primary            Purchase               Rapid         72.72     1,000,000      7.125
6808121633         Single Family       Primary           Refinance              Reduced        37.95       465,000      7.000
6879185780         Single Family       Primary           Refinance              Standard       80.00       556,000      7.000
6369364739         Single Family       Primary       Cash-out Refinance         Standard       70.00       315,000      6.625
6929785837         Single Family       Primary       Cash-out Refinance         Standard       64.22       350,000      7.375
6693342583         Single Family       Primary            Purchase               Rapid         43.47       550,000      7.500
6707347016         Single Family       Primary            Purchase              Reduced        77.68       390,000      7.000
6984899580         Single Family       Primary            Purchase              Reduced        60.97       450,000      6.875
6495253640         Single Family       Primary       Cash-out Refinance         Standard       61.11       550,000      7.000
6823968984              PUD            Primary       Cash-out Refinance         Standard       40.00       400,000      6.875
6073675263              PUD            Primary            Purchase               Rapid         60.60     1,000,000      7.000
6658471294         Single Family       Primary            Purchase               Rapid         64.51     1,000,000      7.375
6265047065         Single Family       Primary            Purchase               Rapid         51.75     1,000,000      7.000
6152961725         Single Family       Primary            Purchase               Rapid         68.96     1,000,000      6.875
6123224583              PUD            Primary       Cash-out Refinance         Standard       39.06     1,000,000      7.500
6483377138         Single Family       Primary            Purchase               Rapid         65.57     1,000,000      6.250
6165625853         Single Family       Primary           Refinance               Rapid         57.08       999,000      7.000
6069116728              PUD            Primary           Refinance               Rapid         29.11       990,000      7.125
6872786501         Single Family       Primary       Cash-out Refinance         Standard       52.39       930,000      7.000
6299753597         Single Family       Primary            Purchase               Rapid         69.46       910,000      6.875
6565256382              PUD            Primary           Refinance              Standard       60.33       896,000      6.875
6996171358           Two Family        Primary           Refinance              Standard       71.03       895,000      7.125
6201421978         Single Family       Primary            Purchase              Standard       80.00       860,000      7.250
6912519391          Three Family       Primary           Refinance              Standard       27.31       846,700      6.875
6725163106         Single Family       Primary           Refinance              Standard       49.97       842,000      6.750
6119116553         Single Family       Primary       Cash-out Refinance         Standard       66.59       313,000      6.875
6737656907         Single Family       Primary            Purchase              Standard       80.00       312,000      7.125
6096603367         Single Family       Primary           Refinance              Standard       80.00       312,000      7.000
6947167687         Single Family       Primary           Refinance              Reduced        75.60       310,000      6.875
6519855180         Single Family       Primary           Refinance              Standard       77.00       308,000      6.875
6399961819         Single Family       Primary           Refinance              Reduced        39.67       307,500      6.500
6952798889           Two Family        Primary           Refinance              Standard       79.83       392,000      7.250
6643521526         Single Family       Primary       Cash-out Refinance         Standard       70.00       409,500      6.500
6189606301         Single Family       Primary           Refinance               Rapid         75.89       740,000      6.875
6545059716           Two Family        Primary           Refinance              Standard       71.70       484,000      7.125
6635768226         Single Family       Primary       Cash-out Refinance         Standard       75.00       442,500      7.000
6911867486              PUD            Primary           Refinance               Rapid         78.11       476,500      6.875
6637785780         Single Family       Primary           Refinance              Standard       80.00       496,000      6.750
6828645215         Single Family       Primary            Purchase              Standard       80.00       372,000      6.875
6175488318         Single Family       Primary       Cash-out Refinance         Standard       61.53       600,000      6.625
6814662380         Single Family       Primary           Refinance               Rapid         70.17       614,000      7.000
6924480756         Single Family       Primary            Purchase              Standard       69.60       790,000      6.875
6694885341         Single Family       Primary           Refinance              Standard       70.00       490,000      7.125
6804406616              PUD            Primary           Refinance              Reduced        62.98       601,500      6.875
6049748053              PUD            Primary       Cash-out Refinance         Standard       70.00       521,500      6.875
6003128920         Single Family       Primary            Purchase               Rapid         79.99       360,525      6.750
6826239912         Single Family       Primary            Purchase               Rapid         59.09       650,000      6.625
6255741842              PUD            Primary            Purchase              Reduced        79.46       580,000      6.750
6796124094              PUD            Primary            Purchase               Rapid         79.99       371,850      7.000
6250366983              PUD            Primary            Purchase              Reduced        80.00       409,920      6.625
6651072461              PUD            Primary           Refinance               Stated        53.33       394,700      7.250
6116547560              PUD            Primary           Refinance              Reduced        79.47       360,000      6.875
6232591534         Single Family       Primary           Refinance              Standard       80.00       460,000      7.250
6295665753              PUD            Primary            Purchase              Standard       80.00       440,000      7.250
6325408737         Single Family       Primary       Cash-out Refinance         Standard       57.29       429,675      7.375
6746605473         Single Family       Primary           Refinance               Rapid         79.30       488,500      7.250
6905737752         Single Family       Investor      Cash-out Refinance         Standard       69.05       357,000      7.375
6086014930              PUD            Primary           Refinance              Reduced        57.46       408,000      7.000
6198738814         Single Family      Secondary          Refinance              Reduced        66.40       415,000      7.250
6995059109         Single Family       Primary       Cash-out Refinance          Rapid         32.00       320,000      6.625
6337399171         Single Family       Primary           Refinance           All Ready Home    55.11       350,000      6.750
6749851298         Single Family       Primary       Cash-out Refinance          Rapid         21.05       400,000      6.750
6196523473         Single Family       Primary            Purchase               Rapid         76.47       325,000      7.000
6930616781              PUD            Primary           Refinance              Standard       80.00       364,000      7.375
6905069685         Single Family       Primary           Refinance              Standard       77.98       352,500      6.750
6122474015              PUD            Primary           Refinance               Rapid         72.60       515,500      7.125
6496209831              PUD            Primary       Cash-out Refinance         Standard       65.98       650,000      6.750
6076528535         Single Family       Primary       Cash-out Refinance         Standard       36.17       425,000      7.000
6890662411          Condominium        Primary           Refinance               Rapid         80.00       736,000      7.125
6993641478         Single Family       Primary            Purchase               Rapid         95.00       380,000      7.250
6723884679         Single Family       Primary           Refinance              Standard       80.00       368,000      6.000
6836687290         Single Family       Primary       Cash-out Refinance          Rapid         62.85       330,000      7.000
6703634177         Single Family       Primary            Purchase              Standard       73.11       340,000      6.875
6019961215         Single Family       Primary            Purchase               Rapid         51.47       350,000      6.875
6692939165         Single Family       Primary            Purchase               Rapid         75.00       787,500      7.250
6875997683         Single Family       Primary       Cash-out Refinance          Rapid         53.62       563,100      6.875
6603211662        High-Rise Condo      Primary           Refinance              Reduced        72.76       387,106      7.000
6269967821         Single Family       Primary            Purchase               Rapid         80.00       479,200      7.500
6063304163         Single Family       Primary            Purchase               Rapid         80.00       352,000      7.375
6695568821         Single Family       Primary           Refinance              Standard       55.00       550,000      6.875
6573544381         Single Family       Primary            Purchase              Reduced        49.29       350,000      7.125
6489049061              PUD            Primary           Refinance              Reduced        73.13       501,000      6.750
6134763140              PUD            Primary           Refinance              Standard       54.50       327,000      7.250
6696757985              PUD            Primary       Cash-out Refinance         Standard       64.76       340,000      6.750
6990516657              PUD            Primary            Purchase               Rapid         80.00       560,000      7.250
6025334266              PUD            Primary            Purchase              Standard       80.00       378,400      7.250
6359759708          Condominium        Primary            Purchase              Standard       80.00       392,000      7.125
6896876650         Single Family       Primary           Refinance           All Ready Home    31.90       351,000      6.625
6492326274         Single Family       Primary            Purchase               Rapid         80.00       372,000      7.375
6882697722         Single Family       Primary           Refinance               Rapid         54.23       705,000      7.000
6934084697         Single Family       Primary            Purchase              Reduced        80.00       372,800      7.250
6740711186         Single Family       Primary            Purchase               Rapid         79.99       324,850      7.000
6286332785         Single Family       Primary       Cash-out Refinance          Rapid         66.96       375,000      6.750
6826241306         Single Family       Primary            Purchase               Rapid         95.00       350,550      7.375
6716840886          Condominium        Primary           Refinance              Reduced        47.94       338,000      6.625
6941562289              PUD            Primary       Cash-out Refinance         Standard       69.23       360,000      6.500
6231252930         Single Family       Primary           Refinance               Rapid         53.87       431,000      7.000
6086423537          Condominium        Investor           Purchase              Standard       74.99       336,850      7.500
6178439854         Single Family       Primary           Refinance              Reduced        38.46       377,000      6.875
6644835735          Condominium        Primary            Purchase               Rapid         79.99       338,350      7.375
6798195407              PUD            Primary           Refinance               Rapid         53.78       511,000      7.125
6634817156         Single Family       Primary       Cash-out Refinance         Standard       63.43       425,000      6.750
6132790079          Condominium        Primary           Refinance               Rapid         68.59       367,000      6.875
6303108572         Single Family       Primary            Purchase              Standard       89.98       401,600      7.500
6196968967         Single Family       Primary       Cash-out Refinance         Standard       80.00       385,600      6.875
6392763949              PUD            Primary            Purchase               Rapid         80.00       408,000      6.875
6796841440         Single Family       Primary           Refinance               Rapid         78.00       429,000      7.375
6588930328         Single Family       Primary           Refinance              Reduced        79.16       475,000      6.875
6071614561         Single Family       Primary           Refinance              Standard       75.82       346,500      7.000
6147649807         Single Family       Primary            Purchase               Rapid         76.00       475,000      6.875
6108155687         Single Family       Primary            Purchase              Standard       80.00       340,000      7.375
6850361509              PUD            Primary            Purchase               Rapid         79.44       750,000      6.875
6952836986         Single Family       Primary            Purchase               Rapid         80.00       448,000      7.500
6963369944         Single Family       Primary            Purchase              Standard       79.84       330,240      7.250

   LOAN           1ST PAYMENT     MATURITY   ORIG      MONTHLY     CURRENT    REMAINING         SCHEDULED                APPRAISAL
  NUMBER             DATE           DATE     TERM        P&I       DUE DATE      TERM               PB          FICO       VALUE
  ------          -----------     --------   ----     --------     --------   ---------         ---------       ----     ---------

6455649969          20020301      20320201    360     3,819.99     20020301      359             566,546.57      682       790,000
6728379212          20020301      20320201    360     2,657.07     20020301      359             425,505.52      796       562,000
6818122761          20020401      20320301    360     2,413.62     20020401      360             392,000.00      763       500,000
6273358991          20020401      20320301    360     3,376.78     20020401      360             495,000.00      732       660,000
6344552341          20020401      20320301    360     2,497.11     20020401      360             385,000.00      752       485,000
6517211956          20020401      20320301    360     2,906.14     20020401      360             391,400.00      720       418,000
6573732168          20020401      20320301    360     3,123.60     20020401      360             469,500.00      665       715,000
6911496823          20020401      20320301    360     2,707.45     20020401      360             392,000.00      742       500,000
6017585131          20020301      20220201    240     2,977.59     20020301      239             387,044.18      790       500,500
6217959201          20020401      20320301    360     2,475.22     20020401      360             354,000.00      613       442,500
6379532747          20020401      20320301    360     2,187.58     20020401      360             333,000.00      808       420,000
6418486046          20020401      20320301    360     3,474.88     20020401      360             522,300.00      651       735,000
6672260715          20020301      20320201    360     2,762.71     20020301      359             399,695.62      721       500,000
6687198199          20020301      20320201    360     2,642.55     20020301      359             373,079.78      730       393,000
6737237278          20020401      20320301    360     3,762.96     20020401      360             565,600.00      795       750,000
6791951442          20020301      20320201    360     2,918.70     20020301      359             449,612.55      787       650,000
6805175160          20020301      20320201    360     2,182.97     20020301      359             319,750.36      664       410,000
6844498060          20020301      20310201    348     2,069.60     20020301      347             323,457.17      660       432,000
6851245313          20020401      20320301    360     3,243.00     20020401      360             500,000.00      695       907,000
6865330051          20020401      20320301    360     4,203.33     20020401      360             623,900.00      742       780,000
6878971206          20020401      20320301    360     4,114.90     20020401      360             616,640.43      738       860,000
6019641361          20020301      20320201    360     3,425.67     20020301      359             534,527.98      782     1,200,000
6044821533          20020301      20320201    360     2,481.42     20020301      359             363,466.24      754       485,000
6131858273          20020401      20320301    360     2,635.59     20020401      360             391,200.00      669       490,000
6224762200          20020301      20320201    360     3,356.31     20020301      359             491,616.19      785       625,000
6434130107          20020401      20320301    360     2,762.25     20020401      360             410,000.00      726       721,000
6442455207          20020301      20320201    360     3,233.45     20020301      359             485,612.61      775       730,000
6509287311          20020301      20320201    360     2,514.06     20020301      359             363,723.02      682       468,000
6596489309          20020401      20320301    360     3,358.31     20020401      360             524,480.00      737       665,000
6664486815          20020301      20320201    360     2,707.90     20020301      359             417,140.54      744       600,000
6680380794          20020301      20320201    360     2,081.02     20020301      359             324,713.25      749       540,000
6684858993          20020301      20320201    360     2,548.89     20020301      359             387,674.03      786       492,000
6738156055          20020301      20320201    360     2,363.74     20020301      359             346,228.69      780       449,500
6799105025          20020301      20320201    360     2,654.33     20020301      359             402,260.99      704       506,000
6806657273          20020301      20320201    360     2,647.43     20020301      359             402,661.42      724       575,000
6806798069          20020301      20320201    360     2,087.46     20020301      359             305,761.29      689       466,000
6902270336          20020101      20311201    360     2,724.12     20020301      357             418,909.03      735       525,000
6495076215          20020301      20320201    360     2,643.92     20020301      359             397,074.25      757       850,000
6003868889          20020201      20320101    360     2,725.53     20020301      358             403,901.05      747       525,000
6009088094          20020401      20320301    360     2,594.40     20020401      360             400,000.00      760       560,000
6018396736          20020301      20320201    360     2,182.54     20020301      359             315,759.54      753       405,000
6027244174          20020301      20320201    360     2,980.56     20020301      359             447,632.77      774       560,000
6126971271          20020401      20320301    360     3,882.45     20020401      360             591,000.00      702     1,525,000
6184119128          20020301      20320201    360     2,561.97     20020301      359             394,659.91      683       565,000
6190884830          20020301      20320201    360     2,348.30     20020301      359             339,741.28      725       400,000
6217221917          20020301      20320201    360     4,570.59     20020301      359             669,477.33      641     1,250,000
6240203742          20020401      20320301    360     5,419.67     20020401      360             825,000.00      763     1,100,000
6334422240          20020401      20320301    360     2,665.24     20020401      360             395,600.00      702       495,000
6375996334          20020301      20320201    360     3,069.80     20020301      359             449,648.95      781       600,000
6417267819          20020401      20320301    360     2,155.68     20020401      360             316,000.00      737       400,000
6514135596          20020301      20320201    360     2,416.11     20020301      359             337,011.96      703       362,000
6515125117          20020401      20320301    360     3,578.02     20020401      360             524,500.00      684       733,000
6533997620          20020401      20320301    360     2,694.88     20020401      360             400,000.00      636       721,500
6602473297          20020301      20320201    360     2,956.19     20020301      359             448,135.37      768       565,000
6671365986          20020301      20320201    360     3,053.43     20020301      359             447,250.82      763       560,000
6702464873          20020401      20320301    360     2,831.18     20020401      360             400,000.00      791       695,000
6709611831          20020301      20320201    360     2,235.00     20020301      359             353,280.33      760       555,000
6746744900          20020301      20320201    360     2,592.27     20020301      359             379,703.56      667     1,320,000
6799744740          20020401      20320301    360     4,972.87     20020401      360             720,000.00      778       900,000
6802518602          20020201      20320101    360     4,644.49     20020301      358             705,808.66      722     1,400,000
6869387594          20020401      20320301    360     3,561.54     20020401      360             535,325.00      754       885,000
6940341909          20020301      20320201    360     2,360.48     20020301      359             337,339.46      735       460,000
6965242792          20020401      20320301    360     3,643.51     20020401      360             534,100.00      790       670,000
6979423461          20020401      20320301    360     2,853.42     20020401      360             428,890.00      715       550,000
6986458476          20020401      20320301    360     2,341.18     20020401      360             347,500.00      747       435,000
6008077627          20020401      20320301    360     3,389.76     20020401      360             516,000.00      731       660,000
6155085142          20020401      20320301    360     2,294.88     20020401      360             358,400.00      717       450,000
6187285264          20020301      20320201    360     2,918.70     20020301      359             449,612.55      766       650,000
6203546517          20020301      20320201    360     1,972.16     20020301      359             307,728.26      736       440,000
6258329967          20020301      20320201    360     2,212.14     20020301      359             332,227.44      628       680,000
6336612129          20020401      20320301    360     2,010.66     20020401      360             310,000.00      679       516,000
6353119800          20020301      20320201    360     2,300.29     20020301      359             345,466.58      719       670,000
6420579291          20020301      20220201    240     2,739.87     20020301      239             349,338.26      698       485,000
6514194445          20020301      20320201    360     2,027.58     20020301      359             324,698.98      769       448,000
6535937269          20020401      20320301    360     2,483.20     20020401      360             378,000.00      776       500,000
6568815408          20020301      20320201    360     3,024.44     20020301      359             460,003.21      770       650,000
6651524214          20020301      20320201    360     2,889.64     20020301      359             445,136.41      731       560,000
6745475423          20020301      20320201    360     5,246.17     20020301      359             829,249.66      788     1,100,000
6995173942          20020301      20320201    360     2,907.38     20020301      359             436,641.79      673       650,000
6037433478          20020401      20320301    360     4,270.04     20020401      360             650,000.00      716       813,000
6398291739          20020401      20320301    360     5,372.14     20020401      360             787,500.00      782     1,050,000
6495433911          20020401      20320301    360     5,116.33     20020401      360             750,000.00      700     1,700,000
6706181390          20020401      20320301    360     3,961.29     20020401      360             603,000.00      795       800,000
6213304097          20020301      20320201    360     2,701.27     20020301      359             400,628.36      698       505,000
6508668768          20020301      20320201    360     2,494.89     20020301      359             374,692.61      723       500,000
6352308768          20020301      20320201    360     2,387.62     20020301      359             349,726.96      696       690,000
6187832230          20020301      20320201    360     2,419.28     20020301      359             372,678.85      805       480,000
6233996633          20020401      20320301    360     4,591.05     20020401      360             673,000.00      721       850,000
6683778507          20020401      20320301    360     3,126.93     20020401      360             470,000.00      756       756,000
6722663686          20020401      20320301    360     4,158.15     20020401      360             625,000.00      763       800,000
6781998932          20020301      20320201    360     2,963.38     20020301      359             434,061.12      740       543,000
6820207907          20020301      20320201    360     2,162.24     20020301      359             324,733.59      801       705,000
6854081608          20020401      20320301    360     3,639.39     20020401      360             554,000.00      705       950,000
6905804081          20020401      20320301    360     3,112.58     20020401      360             462,000.00      711       665,000
6025450948          20020301      20320201    360     3,080.85     20020301      359             474,591.03      738       905,000
6184044482          20020301      20220201    240     2,608.89     20020301      239             335,854.03      803     1,075,000
6277658438          20020401      20320301    360     2,210.26     20020401      360             324,000.00      773       560,000
6326445670          20020301      20320201    360     2,627.06     20020301      359             399,564.03      758       500,000
6357034468          20020401      20320301    360     3,581.43     20020401      360             525,000.00      785       750,000
6396794668          20020401      20320301    360     6,548.55     20020401      360             972,000.00      776     1,300,000
6405452225          20020401      20320301    360     3,160.34     20020401      360             500,000.00       0        585,000
6487139047          20020401      20320301    360     2,217.14     20020401      360             337,500.00      809       510,000
6557333843          20020401      20320301    360     2,528.37     20020401      360             361,600.00      754       452,000
6643801944          20020201      20320101    360     2,115.32     20020301      358             321,457.39      794       610,000
6742545541          20020401      20320301    360     3,891.59     20020401      360             600,000.00      774       865,000
6828355021          20020401      20320301    360     3,435.97     20020401      360             510,000.00      668       622,000
6859215219          20020301      20320201    360     2,079.96     20020301      359             304,662.14      680       385,000
6892243509          20020401      20320301    360     2,815.89     20020401      360             407,700.00      703       519,000
6897844079          20020401      20320301    360     2,260.04     20020401      360             339,700.00      798       900,000
6069350459          20020301      20320201    360     2,995.60     20020301      359             455,616.90      745       570,000
6098031344          20020401      20320301    360     3,619.18     20020401      360             558,000.00      744       925,000
6110952691          20020401      20270301    300     2,238.56     20020401      300             324,000.00      777       500,000
6154900044          20020401      20320301    360     3,001.58     20020401      360             440,000.00      667       550,500
6196315235          20020301      20320201    360     2,394.44     20020301      359             350,726.19      704       450,000
6277261803          20020401      20320301    360     2,607.99     20020401      360             392,000.00      688       490,000
6319956329          20020401      20320301    360     2,696.04     20020401      360             410,400.00      773       513,000
6353234526          20020301      20320201    360     2,324.58     20020301      359             358,091.42      770       448,000
6356590668          20020301      20320201    360     2,428.36     20020301      359             374,077.64      658       473,000
6430224292          20020401      20320301    360     2,209.80     20020401      360             328,000.00      787       490,000
6507087523          20020401      20320301    360     3,943.48     20020401      360             608,000.00      750       760,000
6524744890          20020301      20320201    360     2,594.40     20020301      359             399,655.60      733       700,000
6652896538          20020301      20320201    360     2,746.37     20020301      359             412,461.63      768       516,000
6677906908          20020301      20320201    360     2,496.33     20020301      359             379,680.75      656       475,000
6897776164          20020301      20320201    360     2,499.78     20020301      359             390,055.55      696       500,000
6901876760          20020201      20320101    360     2,491.44     20020301      358             351,488.84      718       442,000
6938722052          20020301      20320201    360     2,148.93     20020301      359             322,735.24      675       406,000
6956011388          20020401      20320301    360     3,145.71     20020401      360             485,000.00      786       612,000
6962792740          20020301      20320201    360     2,120.92     20020401      359             326,718.46      723       452,500
6714214167          20020401      20320301    360     3,326.52     20020401      360             500,000.00      752       690,000
6189494914          20020401      20320301    360     2,690.51     20020401      360             394,400.00      742       493,000
6315726155          20020401      20320301    360     5,593.72     20020401      360             800,000.00      772     1,250,000
6537632645          20020301      20320201    360     3,334.91     20020301      359             494,604.15      767       595,000
6557867360          20020201      20320101    360     3,284.65     20020401      358             499,157.46      771       650,000
6690177123          20020401      20320301    360     2,796.86     20020401      360             400,000.00      643       450,000
6257037330          20020401      20320301    360     2,290.65     20020401      360             340,000.00      710       425,000
6424735626          20020401      20320301    360     3,600.26     20020401      360             569,600.00      733       715,000
6447754711          20020301      20320201    360     2,814.23     20020301      359             422,653.27      767       715,000
6570707601          20020401      20320301    360     3,297.79     20020401      360             502,000.00      698       914,400
6608266380          20020301      20320201    360     3,632.15     20020301      359             559,517.85      720       700,000
6883827468          20020201      20320101    360     2,182.20     20020301      358             327,460.69      739       450,000
6045420624          20020401      20320301    360     3,373.33     20020401      360             513,500.00      784       756,000
6137086655          20020301      20320201    360     3,416.03     20020301      359             519,563.14      802       730,000
6164208198          20020401      20320301    360     2,288.74     20020401      360             348,400.00      695       440,000
6292069678          20020301      20320201    360     4,138.66     20020301      359             629,470.71      691       867,000
6323600764          20020301      20320201    360     3,021.88     20020301      359             459,613.54      776       730,000
6341080262          20020401      20320301    360     3,359.78     20020401      360             505,000.00      782       705,000
6344402109          20020301      20320201    360     2,847.50     20020401      359             427,649.17      775       540,000
6490474035          20020401      20320301    360     3,021.88     20020401      360             460,000.00      767       581,000
6497628815          20020301      20320201    360     2,960.60     20020301      359             444,635.23      752       870,000
6540734305          20020401      20320301    360     2,360.90     20020401      360             364,000.00      766       487,000
6610592534          20020401      20320301    360     2,395.09     20020401      360             360,000.00      771       451,000
6636380179          20020301      20320201    360     2,486.03     20020301      359             368,704.91      756       500,000
6642721838          20020301      20320201    360     2,417.37     20020301      359             349,733.67      781       640,000
6663025986          20020301      20320201    360     2,049.00     20020301      359             319,717.67      721       603,000
6685532159          20020401      20320301    360     3,186.34     20020401      360             517,500.00      696       610,000
6697842737          20020401      20320301    360     3,800.89     20020401      360             593,600.00      764       745,000
6774342965          20020401      20320301    360     4,496.63     20020401      360             750,000.00      763     2,625,000
6888962484          20020401      20320301    360     2,660.57     20020401      360             405,000.00      678       540,000
6907968579          20020401      20320301    360     3,810.19     20020401      360             580,000.00      771       750,000
6937681010          20020301      20320201    360     3,018.26     20020301      359             447,641.74      750       564,000
6950813995          20020401      20320301    360     2,810.57     20020401      360             412,000.00      769       520,000
6995651657          20020401      20320301    360     4,923.36     20020401      360             768,900.00      795     1,053,000
6214270206          20020301      20320201    360     3,591.52     20020301      359             519,604.31      707       677,000
6327780836          20020301      20320201    360     3,243.00     20020301      359             499,569.50      678       700,000
6856912842          20020301      20320201    360     3,385.99     20020301      359             495,962.79      719       674,000
6941681642          20020401      20320301    360     2,215.40     20020401      360             313,000.00      692       435,000
6258116745          20020301      20320201    360     4,506.54     20020301      359             685,423.67       0        880,000
6281947157          20020301      20320201    360     4,210.75     20020301      359             624,500.19      760       800,000
6154932914          20020301      20320201    360     4,381.29     20020301      359             674,918.40      675       900,000
6251469745          20020401      20320301    360     3,138.02     20020401      360             460,000.00      695       515,000
6372433968          20020301      20320201    360     2,455.84     20020301      359             359,719.16      749       488,000
6379027482          20020401      20320301    360     3,326.52     20020401      360             500,000.00      658       685,000
6431145082          20020301      20320201    360     2,745.44     20020301      359             397,197.53      724       550,000
6543261488          20020301      20320201    360     4,181.75     20020301      359             612,521.79      703     1,000,000
6602889625          20020401      20320301    360     2,528.15     20020401      360             380,000.00      723       515,000
6715335755          20020401      20320301    360     3,397.24     20020401      360             498,000.00      760       750,000
6116088755          20020301      20320201    360     4,834.73     20020301      359             699,467.35      717       900,000
6291182571          20020401      20320301    360     2,578.81     20020401      360             382,772.00      748       900,000
6512944387          20020401      20320301    360     2,191.33     20020401      360             309,600.00      767       344,000
6607585996          20020101      20311201    360     2,782.46     20020301      357             412,003.29      743       600,000
6827088169          20020401      20320301    360     2,421.71     20020401      360             364,000.00      671       456,000
6602054105          20020301      20320201    360     2,211.62     20020301      359             354,171.66      798       522,000
6522641262          20020301      20320201    360     2,373.98     20020301      359             347,603.69      764       435,000
6536304899          20020401      20320301    360     2,900.84     20020401      360             420,000.00      766       560,000
6068373346          20020301      20320201    360     3,201.56     20020301      359             499,558.86      766       900,000
6088764342          20020401      20320301    360     2,840.85     20020401      360             427,000.00      719       700,000
6186292097          20020301      20320201    360     3,570.80     20020301      359             516,606.60      790       680,000
6224281250          20020301      20320201    360     2,853.84     20020301      359             439,621.16      779       550,000
6380982220          20020401      20320301    360     2,568.45     20020401      360             396,000.00      741       500,000
6424495007          20020401      20320301    360     2,713.12     20020401      360             413,000.00      779       925,000
6424859137          20020301      20320201    360     2,640.03     20020301      359             386,698.09      714       562,000
6439250272          20020401      20320301    360     2,533.78     20020401      360             385,700.00      787       548,000
6461213297          20020201      20320101    360     2,721.33     20020301      358             424,247.97      765       885,000
6478752378          20020401      20320301    360     2,529.54     20020401      360             390,000.00      739       495,600
6497531068          20020301      20320201    360     3,035.11     20020301      359             450,139.73      764       810,000
6533617871          20020401      20320301    360     5,740.10     20020401      360             885,000.00      740     1,225,000
6640657463          20020301      20320201    360     2,799.35     20020301      359             431,228.40      725       550,000
6644532274          20020401      20320301    360     3,240.34     20020401      360             475,000.00      668       700,000
6712168381          20020401      20320301    360     2,346.69     20020401      360             344,000.00      705       450,000
6930942310          20020401      20320301    360     5,686.59     20020401      360             873,675.02      727     1,900,000
6935186186          20020301      20320201    360     3,462.92     20020301      359             513,588.95      765       775,000
6940976159          20020301      20320201    360     3,443.61     20020301      359             517,175.72      635       795,000
6965275784          20020301      20320201    360     2,496.33     20020301      359             379,680.75      712       400,000
6118159364          20020301      20320201    360     2,241.56     20020301      359             345,302.44      651       450,000
6320642678          20020401      20320301    360     2,469.87     20020401      360             380,800.00      779       476,000
6392247208          20020401      20320301    360     3,453.76     20020401      360             512,641.00      693       770,000
6541428931          20020301      20320201    360     2,422.78     20020301      359             346,242.85      697       385,000
6099027366          20020301      20320201    360     3,469.22     20020301      359             519,805.79      623       690,000
6158902921          20020301      20320201    360     6,002.84     20020301      359             890,287.47      752     1,200,000
6292711782          20020301      20320201    360     2,202.64     20020301      359             339,307.61      714       510,000
6312492546          20020401      20320301    360     4,861.28     20020401      360             740,000.00      801       939,000
6370242197          20020401      20320301    360     2,721.83     20020401      360             404,000.00      666       540,000
6383370498          20020401      20320301    360     2,836.95     20020401      360             431,850.00      686       600,000
6395544478          20020401      20320301    360     3,198.36     20020401      360             499,500.00      758       670,000
6402752445          20020301      20320201    360     2,277.13     20020301      359             364,661.93      776       577,000
6404657113          20020301      20320201    360     2,359.85     20020301      359             337,249.52      717       450,000
6428106121          20020101      20311201    360     3,164.74     20020301      357             462,825.72      752       815,000
6558502404          20020401      20320301    360     2,452.40     20020401      360             381,880.46      778       999,999
6565047567          20020301      20320201    360     4,943.75     20020301      359             733,213.19      774       920,000
6590516750          20020401      20320301    360     4,742.28     20020401      360             712,800.00      758       891,000
6766612318          20020301      20320201    360     2,533.08     20020301      359             395,250.96      734       540,000
6787080222          20020401      20320301    360     6,405.06     20020401      360             975,000.00      732     1,300,000
6797699425          20020301      20320201    360     2,933.99     20020301      359             440,638.51      770       660,000
6022212754          20020401      20320301    360     3,160.19     20020401      360             475,000.00      801       721,000
6166308137          20020401      20320301    360     4,989.77     20020401      360             750,000.00      688     1,200,000
6189870634          20020401      20320301    360     3,131.11     20020401      360             482,750.00      725       655,000
6210498603          20020401      20320301    360     2,674.14     20020401      360             392,000.00      710       525,000
6289850908          20020401      20320301    360     3,645.86     20020401      360             548,000.00      725       686,000
6356632585          20020401      20320301    360     3,801.48     20020401      360             550,400.00      742       700,000
6362896976          20020301      20320201    360     2,285.32     20020401      359             343,218.43      786       625,000
6386533506          20020301      20320201    360     2,576.37     20020301      359             363,736.55      765       475,000
6443936296          20020401      20320301    360     2,235.42     20020401      360             336,000.00      759       445,000
6466042469          20020301      20320201    360     4,989.77     20020401      359             749,385.23      692     1,400,000
6473687405          20020101      20311201    360     2,731.27     20020301      357             430,937.71      772       640,000
6488041770          20020401      20320301    360     4,424.27     20020401      360             665,000.00      702       950,000
6508174668          20020401      20320301    360     2,410.93     20020401      360             367,000.00      804       570,000
6571117883          20020401      20320301    360     5,488.75     20020401      360             825,000.00      700     1,100,000
6583586596          20020301      20320201    360     2,220.11     20020301      359             320,679.68      660       560,000
6601560458          20020301      20320201    360     2,554.07     20020301      359             374,107.93      701       468,000
6635783696          20020301      20320201    360     4,292.23     20020401      359             687,362.77      694       870,000
6636048412          20020301      20320201    360     4,263.61     20020301      359             624,512.43      789       925,000
6644030899          20020401      20320301    360     3,626.05     20020401      360             525,000.00      789       710,000
6656721245          20020301      20320201    360     2,270.10     20020301      359             349,698.65      705       465,000
6667251604          20020401      20320301    360     2,323.91     20020401      360             349,300.00      759       460,000
6672619779          20020401      20320301    360     2,594.40     20020401      360             400,000.00      728       515,000
6709701434          20020301      20320201    360     2,528.15     20020301      359             379,669.64      743       530,000
6740769119          20020401      20320301    360     3,069.80     20020401      360             450,000.00      725       563,500
6771376446          20020301      20320201    360     4,001.89     20020301      359             593,524.98      662       742,500
6776197870          20020301      20320201    360     2,230.89     20020301      359             322,754.21      781       414,000
6856442790          20020301      20320201    360     2,707.45     20020301      359             391,701.72      729       490,000
6866188474          20020401      20320301    360     2,568.06     20020401      360             358,460.00      769       500,000
6955930711          20020301      20320201    360     3,200.17     20020301      359             474,620.14      736       740,000
6956963307          20020301      20320201    360     2,513.51     20020301      359             363,643.08      763       460,000
6918008035          20020401      20320301    360     2,349.88     20020401      360             332,000.00      747       425,000
6947978802          20020301      20320201    360     3,368.60     20020301      359             499,600.15      733       950,000
6001005294          20020301      20320201    360     2,464.95     20020301      359             370,196.30      753       410,000
6066542058          20020401      20320301    360     2,332.10     20020401      360             355,000.00      751       775,000
6228787575          20020401      20320301    360     2,956.19     20020401      360             450,000.00      713       500,000
6237804841          20020301      20320201    360     2,338.67     20020301      359             355,700.91      665       450,000
6297110022          20020401      20320301    360     2,766.15     20020401      360             432,000.00      749       540,000
6307133006          20020301      20320201    360     2,338.67     20020301      359             355,700.91      774       650,000
6425176077          20020301      20320201    360     2,299.26     20020301      359             349,705.95      772       560,000
6425746994          20020401      20320301    360     2,332.10     20020401      360             355,000.00      744       460,000
6519699026          20020401      20320301    360     2,599.10     20020401      360             381,000.00      721       485,000
6538841674          20020401      20320301    360     2,407.57     20020401      360             376,000.00      766       479,000
6566851363          20020401      20320301    360     5,124.05     20020401      360             780,000.00      798     1,200,000
6598973508          20020401      20320301    360     2,332.10     20020401      360             355,000.00      797       575,000
6608704398          20020301      20320201    360     3,628.08     20020301      359             573,481.09      737     2,000,000
6666501280          20020301      20320201    360     3,410.89     20020301      359             499,609.94      795       640,000
6957033514          20020401      20320301    360     3,546.57     20020401      360             539,870.00      741       700,000
6960502653          20020301      20320201    360     2,706.46     20020301      359             406,466.54      690       585,000
6294255408          20020301      20320201    360     4,662.14     20020301      359             691,446.61      663       865,000
6387282285          20020401      20320301    360     3,853.67     20020401      360             572,000.00      763       715,000
6401474470          20020301      20320201    360     6,569.29     20020301      359             999,158.87      630     2,300,000
6675924697          20020401      20320301    360     4,926.97     20020401      360             750,000.00      728     1,095,000
6583601031          20020301      20320201    360     2,558.17     20020301      359             374,707.46      669       557,000
6911601711          20020301      20320201    360     3,940.27     20020301      359             549,611.81      728       800,000
6213029967          20020301      20320201    360     4,095.54     20020301      359             607,413.87      787       759,900
6571266805          20020301      20320201    360     3,154.82     20020301      359             492,265.29      657       675,000
6948306771          20020301      20320201    360     3,284.64     20020301      359             499,578.94      719       770,000
6100405957          20020301      20320201    360     4,076.00     20020301      359             604,516.19      777     1,150,000
6401624389          20020301      20320201    360     3,858.76     20020301      359             579,524.57      761       725,000
6453283563          20020401      20320301    360     2,993.87     20020401      360             450,000.00      732       650,000
6633606550          20020301      20320201    360     4,270.04     20020301      359             649,453.92      761     1,450,000
6790620675          20020301      20320201    360     5,969.05     20020301      359             874,317.41      690     2,600,000
6819741452          20020401      20320301    360     4,237.98     20020401      360             637,000.00      685       915,000
6820860788          20020101      20311201    360     2,528.28     20020301      357             397,094.62      733       750,000
6397072825          20020301      20320201    360     4,071.23     20020301      359             596,334.44      690       746,000
6508082978          20020301      20320201    360     3,526.11     20020301      359             529,565.56      706     1,000,000
6616305139          20020401      20320301    360     2,587.08     20020401      360             384,000.00      745       480,000
6641133548          20020401      20320301    360     2,428.36     20020401      360             365,000.00      724       710,000
6831326670          20020301      20320201    360     3,378.14     20020301      359             494,813.69      772       640,000
6072138321          20020301      20320201    360     5,101.39     20020301      359             775,897.59      720     1,135,000
6205436501          20020401      20320301    360     2,993.87     20020401      360             450,000.00      802       900,000
6314147981          20020301      20320201    360     2,594.87     20020301      359             393,363.28      793       525,000
6012057193          20020401      20320301    360     3,274.45     20020401      360             480,000.00      774       755,000
6027906491          20020301      20320201    360     2,295.30     20020301      359             344,717.20      686       700,000
6076984019          20020301      20320201    360     5,187.64     20020301      359             769,384.24      771     1,400,000
6135668371          20020301      20320201    360     2,126.64     20020301      359             349,659.82      775     1,000,000
6160764194          20020401      20320301    360     2,919.82     20020401      360             456,000.00      723       900,000
6765426793          20020301      20320201    360     4,891.21     20020401      359             716,440.67      756     1,025,000
6465875802          20020301      20320201    360     3,459.58     20020301      359             519,573.75      724     1,215,000
6487612860          20020401      20320301    360     2,561.97     20020401      360             395,000.00      779       692,500
6583040578          20020301      20320201    360     2,269.13     20020301      359             358,675.45      647       514,000
6762185293          20020401      20320301    360     3,863.42     20020401      360             580,700.00      714       735,000
6829385696          20020401      20320301    360     3,907.81     20020401      360             602,500.00      773       900,000
6988947278          20020301      20320201    360     2,257.13     20020301      359             347,700.37      771       435,000
6079869506          20020401      20320301    360     3,379.90     20020401      360             514,500.00      679       735,000
6415125753          20020301      20320201    360     3,452.56     20020301      359             538,724.27      657       740,000
6604846144          20020301      20320201    360     2,387.62     20020301      359             349,726.96      772       690,000
6867277904          20020101      20311201    360     2,161.30     20020301      357             328,166.03      683       500,000
6009651453          20020401      20320301    360     4,029.10     20020401      360             621,200.00      786     1,600,000
6992580529          20020301      20320201    360     3,069.80     20020301      359             449,648.95      704       725,000
6555442539          20020401      20320301    360     2,560.14     20020401      360             380,000.00      746       975,000
6571679544          20020401      20320301    360     5,082.22     20020401      360             745,000.00      782     1,300,000
6603038958          20020301      20320201    360     2,298.94     20020301      359             336,737.10      794       840,000
6982808153          20020401      20320301    360     3,161.89     20020401      360             463,500.00      737       615,000
6986335344          20020401      20320301    360     3,991.82     20020401      360             600,000.00      698     1,200,000
6813201511          20020101      20311201    360     2,223.71     20020301      357             337,592.74      803       630,000
6293372964          20020401      20320301    360     4,467.12     20020401      360             680,000.00      676     1,100,000
6895401153          20020101      20311201    360     6,196.97     20020301      357             863,156.62      774     1,300,000
6935807526          20020301      20320201    360     5,053.40     20020301      359             740,197.12      689       988,000
6995753834          20020301      20320201    360     2,022.52     20020301      359             303,750.81      814       565,000
6821509111          20020301      20320201    360     2,993.87     20020301      359             449,631.13      710       825,000
6906509580          20020301      20320201    360     6,403.11     20020301      359             999,117.72      637     2,350,000
6274113353          20020301      20320201    360     3,326.52     20020301      359             499,590.15      710       665,000
6592671918          20020301      20320201    360     2,401.75     20020301      359             360,704.08      756       845,000
6951886826          20020301      20320201    360     2,564.99     20020401      359             375,706.68      704       470,000
6526460305          20020401      20320301    360     2,918.70     20020401      360             450,000.00      713     3,500,000
6526194318          20020301      20320201    360     3,941.58     20020301      359             599,495.92      757     2,700,000
6829434643          20020401      20320301    360     4,209.41     20020401      360             649,000.00      730     1,350,000
6980833526          20020301      20320201    360     2,868.16     20020301      359             436,233.19      724       595,000
6605455168          20020301      20320201    360     3,177.11     20020301      359             459,649.97      776       575,000
6577516161          20020401      20320301    360     4,757.52     20020401      360             743,000.00      688       929,000
6679308111          20020401      20320301    360     5,116.33     20020401      360             750,000.00      796     1,450,000
6755676266          20020301      20320201    360     5,389.75     20020301      359             799,360.25      773     1,025,000
6962436462          20020301      20320201    360     6,906.76     20020301      359             999,239.07      759     1,900,000
6963288805          20020301      20320201    360     3,409.47     20020301      359             518,563.97      766     1,075,000
6966948512          20020401      20320301    360     2,328.56     20020401      360             350,000.00      774       740,000
6114839860          20020401      20320301    360     3,274.45     20020401      360             480,000.00      756       980,000
6291803275          20020401      20320301    360     2,790.55     20020401      360             414,200.00      798       540,000
6635404830          20020401      20320301    360     2,338.67     20020401      360             356,000.00      763       595,000
6824209313          20020401      20320301    360     2,522.61     20020401      360             384,000.00      758       480,000
6148261651          20020401      20320301    360     2,335.22     20020401      360             351,000.00      722       430,000
6636059369          20020401      20220301    240     3,169.41     20020401      240             401,000.00      761       720,000
6831718447          20020401      20320301    360     3,718.93     20020401      360             552,000.00      754       690,000
6997610842          20020401      20320301    360     3,580.27     20020401      360             545,000.00      787     1,200,000
6084142964          20020201      20320101    360     4,877.70     20020301      358             741,248.84      685     1,350,000
6174170487          20020301      20320201    360     2,318.50     20020301      359             352,633.49      781       610,000
6374548177          20020301      20320201    360     2,940.79     20020301      359             436,150.93      757       750,000
6278420564          20020401      20320301    360     4,897.94     20020401      360             727,000.00      690     1,200,000
6501334459          20020301      20320201    360     3,548.49     20020301      359             546,628.95      773       719,000
6623999148          20020401      20320301    360     6,737.19     20020401      360           1,000,000.00      769     1,625,000
6108597599          20020301      20320201    360     2,693.41     20020301      359             409,655.55      698       608,000
6150634803          20020301      20320201    360     2,726.26     20020301      359             414,651.34      794       612,000
6682508897          20020401      20320301    360     2,840.86     20020401      360             438,000.00      741       660,000
6908961169          20020301      20320201    360     2,726.26     20020301      359             414,651.34      759       595,000
6996946783          20020201      20320101    360     3,534.52     20020301      358             551,023.27      683       750,000
6133599099          20020301      20320201    360     2,824.80     20020301      359             429,638.74      793       725,000
6150736285          20020301      20320201    360     2,371.49     20020301      359             351,718.51      753       440,000
6455107828          20020401      20320301    360     2,401.81     20020401      360             356,500.00      724       750,000
6734650309          20020401      20320301    360     2,793.32     20020401      360             441,932.00      790       935,000
6498708657          20020401      20320301    360     2,870.05     20020401      360             442,500.00      679       590,000
6482745582          20020301      20320201    360     5,089.57     20020301      359             764,372.93      759     1,325,000
6588145844          20020301      20320201    360     2,080.64     20020301      359             304,762.07      778       460,000
6998515859          20020301      20320201    360     2,395.09     20020401      359             359,704.91      767       450,000
6885275765          20020101      20311201    360     4,291.21     20020301      357             643,404.60      694       930,000
6944634663          20020301      20320201    360     2,958.24     20020301      359             461,592.39      633       660,000
6847022479          20020401      20320301    360     4,337.78     20020401      360             652,000.00      790       825,000
6859075910          20020301      20320201    360     1,991.81     20020301      359             302,945.27      686       379,000
6940137620          20020401      20320301    360     2,592.27     20020401      360             380,000.00      791       475,000
6047680365          20020401      20320301    360     2,694.88     20020401      360             400,000.00      703       525,000
6283894910          20020401      20320301    360     2,395.09     20020401      360             360,000.00      797       450,000
6405474187          20020401      20320301    360     2,526.45     20020401      360             375,000.00      807       700,000
6590598394          20020301      20320201    360     2,524.06     20020301      359             369,711.36      675       565,000
6637339000          20020401      20320301    360     2,428.55     20020401      360             356,000.00      755       625,000
6693258664          20020301      20320201    360     2,305.76     20020401      359             337,736.32      776       422,500
6360563644          20020301      20320201    360     3,225.13     20020301      359             460,907.68      689       615,000
6559301996          20020401      20320301    360     3,447.57     20020401      360             524,800.00      759       656,000
6460691436          20020301      20320201    360     2,817.89     20020301      359             469,532.11      705     1,680,000
6617479438          20020301      20320201    360     2,558.17     20020301      359             374,707.46      641       560,000
6107830850          20020401      20320301    360     3,570.71     20020401      360             530,000.00      729       800,000
6261011255          20020401      20320301    360     2,203.06     20020401      360             327,000.00      774     1,200,000
6384100134          20020301      20320201    360     2,616.77     20020301      359             413,625.73      675     1,100,000
6584720012          20020301      20320201    360     2,378.23     20020301      359             352,717.71      782       625,000
6627369157          20020401      20320301    360     6,653.03     20020401      360           1,000,000.00      770     1,540,000
6806738628          20020401      20320301    360     3,661.67     20020401      360             543,500.00      813     1,070,000
6296150680          20020401      20320301    360     3,368.60     20020401      360             500,000.00      768       960,000
6349680378          20020401      20320301    360     3,476.39     20020401      360             516,000.00      717       645,000
6946337547          20020401      20320301    360     2,627.72     20020401      360             400,000.00      721       519,000
6546313518          20020401      20320301    360     3,995.37     20020401      360             616,000.00      782       770,000
6271091040          20020401      20320301    360     3,725.70     20020401      360             560,000.00      770       745,000
6687235611          20020401      20320301    360     2,263.72     20020401      360             344,590.00      706     1,000,000
6565804637          20020401      20320301    360     3,675.80     20020401      360             552,500.00      729     1,910,000
6706373906          20020301      20320201    360     2,594.40     20020301      359             399,655.60      708       600,000
6979300370          20020301      20320201    360     2,180.64     20020301      359             344,688.11      782       710,000
6361462358          20020301      20320201    360     3,317.50     20020301      359             504,575.73      637       670,000
6522535324          20020301      20320201    360     2,622.06     20020301      359             374,721.69      719       520,000
6891889161          20020301      20320201    360     3,697.01     20020301      359             569,509.24      782     1,600,000
6769706992          20020301      20320201    360     6,737.19     20020301      359             999,200.31      766     1,375,000
6808121633          20020401      20320301    360     3,093.66     20020401      360             465,000.00      740     1,225,000
6879185780          20020401      20320301    360     3,699.09     20020401      360             556,000.00      699       695,000
6369364739          20020301      20320201    360     2,016.98     20020301      359             314,722.08      716       450,000
6929785837          20020301      20320201    360     2,417.37     20020301      359             349,733.67      697       545,000
6693342583          20020301      20320201    360     3,845.68     20020301      359             549,591.82      703     1,265,000
6707347016          20020401      20320301    360     2,594.68     20020401      360             390,000.00      778       512,000
6984899580          20020401      20320301    360     2,956.19     20020401      360             450,000.00      792       738,000
6495253640          20020301      20320201    360     3,659.17     20020301      359             549,549.16      741       900,000
6823968984          20020301      20320201    360     2,627.72     20020301      359             399,663.95      766     1,000,000
6073675263          20020401      20320301    360     6,653.03     20020401      360           1,000,000.00      744     1,650,000
6658471294          20020401      20320301    360     6,906.76     20020401      360           1,000,000.00      762     1,550,000
6265047065          20020401      20320301    360     6,653.03     20020401      360           1,000,000.00      794     1,932,000
6152961725          20020401      20320301    360     6,569.29     20020401      360           1,000,000.00      802     1,470,000
6123224583          20020301      20320201    360     6,992.15     20020301      359             999,257.85      668     2,560,000
6483377138          20020301      20320201    360     6,157.18     20020301      359             999,051.15      760     1,525,000
6165625853          20020301      20320201    360     6,646.38     20020301      359             998,181.12      758     1,750,000
6069116728          20020301      20320201    360     6,669.82     20020301      359             989,208.30      691     3,400,000
6872786501          20020301      20320201    360     6,187.32     20020301      359             929,237.68      730     1,775,000
6299753597          20020301      20320201    360     5,978.06     20020301      359             909,235.48      768     1,310,000
6565256382          20020401      20320301    360     5,886.09     20020401      360             896,000.00      725     1,485,000
6996171358          20020101      20311201    360     6,029.79     20020301      357             892,840.04      719     1,260,000
6201421978          20020401      20320301    360     5,866.72     20020401      360             860,000.00      734     1,075,000
6912519391          20020401      20320301    360     5,562.22     20020401      360             846,700.00      755     3,100,000
6725163106          20020401      20320301    360     5,461.20     20020401      360             842,000.00      761     1,685,000
6119116553          20020301      20320201    360     2,056.19     20020301      359             312,737.04      690       470,000
6737656907          20020401      20320301    360     2,102.01     20020401      360             312,000.00      689       390,000
6096603367          20020301      20320201    360     2,075.75     20020301      359             311,744.25      771       390,000
6947167687          20020301      20320201    360     2,036.48     20020301      359             309,739.56      774       410,000
6519855180          20020301      20320201    360     2,023.35     20020301      359             307,741.23      739       400,000
6399961819          20020301      20320201    360     1,943.61     20020301      359             307,222.01      756       775,000
6952798889          20020401      20320301    360     2,674.14     20020401      360             392,000.00      626       491,000
6643521526          20020301      20320201    360     2,588.32     20020301      359             409,129.80      678       585,000
6189606301          20020301      20320201    360     4,861.28     20020301      359             739,378.30      780       975,000
6545059716          20020401      20320301    360     3,260.80     20020401      360             484,000.00      671       675,000
6635768226          20020401      20320301    360     2,943.97     20020401      360             442,500.00      660       590,000
6911867486          20020301      20320201    360     3,130.27     20020301      359             476,099.68      703       610,000
6637785780          20020401      20320301    360     3,217.05     20020401      360             496,000.00      645       620,000
6828645215          20020301      20320201    360     2,443.78     20020401      359             371,687.47      725       465,000
6175488318          20020301      20320201    360     3,841.87     20020301      359             599,470.63      735       975,000
6814662380          20020101      20311201    360     4,084.96     20020301      357             612,481.30      712       875,000
6924480756          20020401      20320301    360     5,189.74     20020401      360             790,000.00      687     1,135,000
6694885341          20020401      20320301    360     3,301.23     20020401      360             490,000.00      631       700,000
6804406616          20020301      20320201    360     3,951.43     20020401      359             600,994.66      752       955,000
6049748053          20020301      20320201    360     3,425.89     20020301      359             521,061.87      781       745,000
6003128920          20020301      20320201    360     2,338.36     20020301      359             360,214.59      762       451,000
6826239912          20020101      20311201    360     4,162.03     20020301      357             648,270.02      745     1,100,000
6255741842          20020401      20320301    360     3,761.87     20020401      360             580,000.00      780       732,000
6796124094          20020401      20320301    360     2,473.93     20020401      360             371,850.00      766       465,000
6250366983          20020401      20320301    360     2,624.77     20020401      360             409,920.00      772       515,000
6651072461          20020401      20320301    360     2,692.56     20020401      360             394,700.00      712       740,000
6116547560          20020301      20320201    360     2,364.95     20020301      359             359,697.55      772       453,000
6232591534          20020401      20320301    360     3,138.02     20020401      360             460,000.00      684       575,000
6295665753          20020401      20320301    360     3,001.58     20020401      360             440,000.00      636       550,000
6325408737          20020301      20320201    360     2,967.66     20020301      359             429,348.05      786       750,000
6746605473          20020401      20320301    360     3,332.44     20020401      360             488,500.00      756       616,000
6905737752          20020401      20320301    360     2,465.72     20020401      360             357,000.00      781       517,000
6086014930          20020301      20320201    360     2,714.44     20020301      359             407,665.56      761       710,000
6198738814          20020301      20320201    360     2,831.04     20020301      359             410,814.33      790       625,000
6995059109          20020101      20311201    360     2,049.00     20020301      357             319,148.32      794     1,000,000
6337399171          20020301      20320201    360     2,270.10     20020301      359             349,698.65      692       635,000
6749851298          20020401      20320301    360     2,594.40     20020401      360             400,000.00      752     1,900,000
6196523473          20020301      20320201    360     2,162.24     20020301      359             324,733.59      736       425,000
6930616781          20020301      20320201    360     2,514.06     20020301      359             363,723.02      632       455,000
6905069685          20020301      20320201    360     2,286.31     20020301      359             352,196.50      687       452,000
6122474015          20020301      20320201    360     3,473.02     20020301      359             515,087.76      757       710,000
6496209831          20020301      20320201    360     4,215.89     20020301      359             649,440.36      781       985,000
6076528535          20020401      20320301    360     2,827.54     20020401      360             425,000.00      764     1,175,000
6890662411          20020401      20320301    360     4,958.57     20020401      360             736,000.00      756       920,000
6993641478          20020201      20320101    360     2,592.27     20020301      358             379,404.44      711       420,000
6723884679          20020301      20320201    360     2,206.35     20020301      359             367,633.65      649       460,000
6836687290          20020301      20320201    360     2,195.50     20020301      359             329,729.50      786       525,000
6703634177          20020401      20320301    360     2,233.56     20020401      360             340,000.00      733       465,000
6019961215          20020301      20320201    360     2,299.26     20020301      359             349,705.95      765       680,000
6692939165          20020301      20320201    360     5,372.14     20020301      359             786,885.67      795     1,050,000
6875997683          20020401      20320301    360     3,699.17     20020401      360             563,100.00      786     1,050,000
6603211662          20020401      20320301    360     2,575.43     20020401      360             387,106.56      718       532,000
6269967821          20020301      20320201    360     3,350.64     20020301      359             478,844.36      763       599,000
6063304163          20020301      20320201    360     2,431.18     20020301      359             351,732.15      771       450,000
6695568821          20020301      20320201    360     3,613.11     20020301      359             549,537.93      656     1,000,000
6573544381          20020301      20320201    360     2,358.02     20020401      359             349,720.11      771       720,000
6489049061          20020301      20320201    360     3,249.48     20020301      359             500,568.64      707       685,000
6134763140          20020301      20320201    360     2,230.72     20020301      359             326,744.90      704       600,000
6696757985          20020301      20320201    360     2,205.24     20020301      359             339,707.26      773       525,000
6990516657          20020401      20320301    360     3,820.19     20020401      360             560,000.00      777       700,000
6025334266          20020401      20320301    360     2,581.36     20020401      360             378,400.00      712       473,000
6359759708          20020401      20320301    360     2,640.98     20020401      360             392,000.00      747       515,000
6896876650          20020301      20320201    360     2,247.50     20020301      359             350,690.31      730     1,100,000
6492326274          20020401      20320301    360     2,569.32     20020401      360             372,000.00      778       471,000
6882697722          20020301      20320201    360     4,690.39     20020301      359             704,422.11      733     1,300,000
6934084697          20020301      20320201    360     2,543.16     20020301      359             372,509.17      792       466,000
6740711186          20020301      20320201    360     2,161.24     20020301      359             324,583.72      731       407,000
6286332785          20020401      20320301    360     2,432.25     20020401      360             375,000.00      727       560,000
6826241306          20020301      20320201    360     2,421.17     20020301      359             350,283.25      712       369,000
6716840886          20020301      20320201    360     2,164.26     20020301      359             337,701.78      801       705,000
6941562289          20020301      20320201    360     2,275.45     20020301      359             359,674.55      645       520,000
6231252930          20020301      20320201    360     2,867.46     20020301      359             430,646.71      761       800,000
6086423537          20020401      20320301    360     2,355.31     20020401      360             336,850.00      767       450,500
6178439854          20020301      20320201    360     2,476.63     20020301      359             376,683.27      755       980,000
6644835735          20020301      20320201    360     2,336.90     20020301      359             338,092.54      701       423,000
6798195407          20020401      20320301    360     3,442.71     20020401      360             511,000.00      802       950,000
6634817156          20020401      20320301    360     2,756.55     20020401      360             425,000.00      782       670,000
6132790079          20020401      20320301    360     2,410.93     20020401      360             367,000.00      769       535,000
6303108572          20020201      20320101    360     2,808.05     20020301      358             401,002.04      709       446,275
6196968967          20020301      20320201    360     2,533.12     20020401      359             384,928.38      776       482,000
6392763949          20020301      20320201    360     2,680.27     20020301      359             407,657.23      773       510,000
6796841440          20020301      20320201    360     2,963.00     20020301      359             428,673.56      737       550,000
6588930328          20020401      20320301    360     3,120.42     20020401      360             475,000.00      754       600,000
6071614561          20020401      20320301    360     2,305.28     20020401      360             346,500.00      700       457,000
6147649807          20020301      20320201    360     3,120.42     20020301      359             474,600.93      777       625,000
6108155687          20020301      20320201    360     2,348.30     20020301      359             339,741.28      676       425,000
6850361509          20020401      20320301    360     4,926.97     20020401      360             750,000.00      752     1,050,000
6952836986          20020401      20320301    360     3,132.49     20020401      360             448,000.00      793       560,000
6963369944          20020401      20320301    360     2,252.82     20020401      360             330,240.00      670       414,000

   LOAN             SALES
  NUMBER            PRICE
  ------            -----

6455649969               --
6728379212          557,500
6818122761          490,000
6273358991               --
6344552341               --
6517211956          412,000
6573732168               --
6911496823          490,000
6017585131               --
6217959201          442,500
6379532747               --
6418486046               --
6672260715               --
6687198199          393,000
6737237278               --
6791951442          650,000
6805175160          400,000
6844498060               --
6851245313               --
6865330051          779,900
6878971206               --
6019641361               --
6044821533               --
6131858273          489,000
6224762200          615,000
6434130107               --
6442455207               --
6509287311               --
6596489309          655,600
6664486815               --
6680380794               --
6684858993          485,000
6738156055          433,125
6799105025          505,064
6806657273               --
6806798069               --
6902270336          525,000
6495076215               --
6003868889          525,000
6009088094               --
6018396736          395,000
6027244174          560,000
6126971271               --
6184119128               --
6190884830          380,000
6217221917               --
6240203742        1,100,000
6334422240               --
6375996334          611,500
6417267819          395,000
6514135596          355,000
6515125117               --
6533997620          710,000
6602473297               --
6671365986          559,500
6702464873          695,000
6709611831          553,615
6746744900               --
6799744740               --
6802518602               --
6869387594          764,750
6940341909          426,402
6965242792               --
6979423461          536,117
6986458476               --
6008077627          645,000
6155085142          448,000
6187285264               --
6203546517               --
6258329967               --
6336612129               --
6353119800               --
6420579291               --
6514194445          420,000
6535937269               --
6568815408               --
6651524214          556,900
6745475423        1,057,700
6995173942               --
6037433478               --
6398291739               --
6495433911               --
6706181390               --
6213304097               --
6508668768               --
6352308768               --
6187832230               --
6233996633               --
6683778507               --
6722663686               --
6781998932               --
6820207907               --
6854081608               --
6905804081               --
6025450948               --
6184044482               --
6277658438               --
6326445670          499,900
6357034468               --
6396794668               --
6405452225          579,900
6487139047               --
6557333843               --
6643801944               --
6742545541          829,900
6828355021               --
6859215219               --
6892243509               --
6897844079               --
6069350459               --
6098031344               --
6110952691               --
6154900044               --
6196315235               --
6277261803               --
6319956329               --
6353234526          448,000
6356590668          468,000
6430224292               --
6507087523          760,000
6524744890          675,000
6652896538          516,000
6677906908          475,000
6897776164          488,000
6901876760          440,000
6938722052               --
6956011388          610,000
6962792740               --
6714214167               --
6189494914               --
6315726155               --
6537632645          613,380
6557867360               --
6690177123          449,000
6257037330               --
6424735626          715,000
6447754711               --
6570707601               --
6608266380          700,000
6883827468               --
6045420624               --
6137086655               --
6164208198               --
6292069678               --
6323600764               --
6341080262               --
6344402109          535,000
6490474035          575,000
6497628815               --
6540734305               --
6610592534          450,000
6636380179               --
6642721838               --
6663025986               --
6685532159          575,000
6697842737          742,000
6774342965        2,685,418
6888962484               --
6907968579               --
6937681010               --
6950813995          515,000
6995651657               --
6214270206          677,570
6327780836               --
6856912842               --
6941681642               --
6258116745               --
6281947157               --
6154932914               --
6251469745          511,500
6372433968          450,000
6379027482          630,620
6431145082               --
6543261488               --
6602889625               --
6715335755               --
6116088755          935,923
6291182571               --
6512944387          344,000
6607585996               --
6827088169               --
6602054105               --
6522641262          435,000
6536304899               --
6068373346               --
6088764342               --
6186292097               --
6224281250               --
6380982220          495,000
6424495007               --
6424859137               --
6439250272               --
6461213297               --
6478752378               --
6497531068               --
6533617871        1,180,000
6640657463          539,500
6644532274               --
6712168381          430,000
6930942310               --
6935186186               --
6940976159               --
6965275784          400,000
6118159364          432,000
6320642678               --
6392247208               --
6541428931          385,000
6099027366               --
6158902921        1,188,000
6292711782               --
6312492546          925,000
6370242197          505,000
6383370498               --
6395544478               --
6402752445          620,628
6404657113               --
6428106121               --
6558502404               --
6565047567               --
6590516750          891,000
6766612318               --
6787080222               --
6797699425          630,000
6022212754               --
6166308137               --
6189870634          647,500
6210498603          490,000
6289850908               --
6356632585          688,000
6362896976               --
6386533506               --
6443936296          430,000
6466042469               --
6473687405               --
6488041770               --
6508174668               --
6571117883               --
6583586596               --
6601560458               --
6635783696          860,000
6636048412               --
6644030899          665,000
6656721245          445,000
6667251604               --
6672619779               --
6709701434               --
6740769119               --
6771376446               --
6776197870               --
6856442790               --
6866188474               --
6955930711          720,000
6956963307          454,900
6918008035               --
6947978802               --
6001005294          390,000
6066542058               --
6228787575          500,000
6237804841               --
6297110022          540,000
6307133006               --
6425176077          555,000
6425746994               --
6519699026          480,000
6538841674          470,000
6566851363               --
6598973508               --
6608704398               --
6666501280          640,000
6957033514               --
6960502653               --
6294255408               --
6387282285               --
6401474470               --
6675924697        1,095,000
6583601031               --
6911601711               --
6213029967          759,900
6571266805               --
6948306771               --
6100405957               --
6401624389          725,000
6453283563          650,000
6633606550        1,450,000
6790620675               --
6819741452               --
6820860788               --
6397072825          746,000
6508082978               --
6616305139               --
6641133548               --
6831326670               --
6072138321               --
6205436501               --
6314147981          525,000
6012057193               --
6027906491               --
6076984019               --
6135668371               --
6160764194               --
6765426793        1,025,000
6465875802        1,214,391
6487612860               --
6583040578               --
6762185293          725,945
6829385696               --
6988947278               --
6079869506          735,000
6415125753               --
6604846144          690,000
6867277904               --
6009651453               --
6992580529               --
6555442539               --
6571679544               --
6603038958               --
6982808153               --
6986335344               --
6813201511               --
6293372964               --
6895401153               --
6935807526          987,700
6995753834          565,000
6821509111               --
6906509580               --
6274113353          635,000
6592671918               --
6951886826          470,000
6526460305               --
6526194318               --
6829434643               --
6980833526               --
6605455168               --
6577516161          929,000
6679308111               --
6755676266        1,000,000
6962436462               --
6963288805               --
6966948512               --
6114839860               --
6291803275               --
6635404830               --
6824209313          480,000
6148261651               --
6636059369               --
6831718447          690,000
6997610842               --
6084142964               --
6174170487               --
6374548177               --
6278420564               --
6501334459          719,000
6623999148        1,625,000
6108597599               --
6150634803               --
6682508897               --
6908961169          618,000
6996946783               --
6133599099          725,000
6150736285               --
6455107828               --
6734650309               --
6498708657               --
6482745582               --
6588145844               --
6998515859          450,000
6885275765               --
6944634663               --
6847022479               --
6859075910          379,000
6940137620               --
6047680365               --
6283894910               --
6405474187               --
6590598394               --
6637339000               --
6693258664          422,500
6360563644               --
6559301996          656,000
6460691436               --
6617479438               --
6107830850               --
6261011255               --
6384100134               --
6584720012               --
6627369157        1,540,000
6806738628               --
6296150680               --
6349680378          645,000
6946337547               --
6546313518          770,000
6271091040          735,000
6687235611               --
6565804637               --
6706373906               --
6979300370               --
6361462358               --
6522535324               --
6891889161               --
6769706992        1,375,000
6808121633               --
6879185780               --
6369364739               --
6929785837               --
6693342583        1,290,000
6707347016          502,000
6984899580          738,000
6495253640               --
6823968984               --
6073675263        1,650,000
6658471294        1,550,000
6265047065        1,932,000
6152961725        1,450,000
6123224583               --
6483377138        1,525,000
6165625853               --
6069116728               --
6872786501               --
6299753597        1,310,000
6565256382               --
6996171358               --
6201421978        1,075,000
6912519391               --
6725163106               --
6119116553               --
6737656907          390,000
6096603367               --
6947167687               --
6519855180               --
6399961819               --
6952798889               --
6643521526               --
6189606301               --
6545059716               --
6635768226               --
6911867486               --
6637785780               --
6828645215          465,000
6175488318               --
6814662380               --
6924480756        1,135,000
6694885341               --
6804406616               --
6049748053               --
6003128920          450,657
6826239912        1,100,000
6255741842          729,900
6796124094          464,834
6250366983          512,400
6651072461               --
6116547560               --
6232591534               --
6295665753          550,000
6325408737               --
6746605473               --
6905737752               --
6086014930               --
6198738814               --
6995059109               --
6337399171               --
6749851298               --
6196523473          425,000
6930616781               --
6905069685               --
6122474015               --
6496209831               --
6076528535               --
6890662411               --
6993641478          400,000
6723884679               --
6836687290               --
6703634177          465,000
6019961215          680,000
6692939165        1,050,000
6875997683               --
6603211662               --
6269967821          599,000
6063304163          440,000
6695568821               --
6573544381          710,000
6489049061               --
6134763140               --
6696757985               --
6990516657          700,000
6025334266          473,000
6359759708          490,000
6896876650               --
6492326274          465,000
6882697722               --
6934084697          466,000
6740711186          406,065
6286332785               --
6826241306          369,000
6716840886               --
6941562289               --
6231252930               --
6086423537          449,160
6178439854               --
6644835735          422,946
6798195407               --
6634817156               --
6132790079               --
6303108572          446,275
6196968967               --
6392763949          510,000
6796841440               --
6588930328               --
6071614561               --
6147649807          625,000
6108155687          425,000
6850361509          944,000
6952836986          560,000
6963369944          413,600

                                       LOAN COUNT:                       513
                                       CUT-OFF DATE PB:      $248,273,714.22
                                       UNPAID PB W/A:            $483,964.00
                                       INTEREST RATE W/A:               7.00%
                                       REMAINING TERM W/A:               359

                                   EXHIBIT D-2

                       LOAN GROUP 2 MORTGAGE LOAN SCHEDULE

BANK OF AMERICA MORTGAGE SECURITIES, INC.
BAMSI 2002-3: GROUP 2
MORTGAGE LOAN SCHEDULE

   LOAN           PROPERTY                              LOAN                   DOC          ORIG      ORIGINAL     INTEREST
  NUMBER            TYPE          OCCUPANCY           PURPOSE                 TYPE           LTV         PB          RATE
  ------          --------        ---------           -------                 ----          ----      --------     --------

6195731002      Single Family      Primary       Cash-out Refinance         Standard        38.46       750,000      6.750
6349160405      Single Family      Primary           Refinance               Reduced        43.55       392,000      7.000
6767065805      Single Family      Primary           Refinance               Reduced        72.03       425,000      7.250
6665016876      Single Family      Primary           Refinance                Rapid         80.00       392,000      7.375
6904046403      Single Family      Primary           Refinance              Standard        64.81       350,000      6.875
6292508832      Single Family      Primary           Refinance                Rapid         76.59       517,000      7.125
6341162573      Single Family      Primary           Refinance              Standard        38.47       321,250      6.875
6339862671      Single Family      Primary       Cash-out Refinance         Standard        53.33       400,000      6.875
6415932869      Single Family      Primary            Purchase                Rapid         80.00       444,000      6.875
6020742216      Single Family      Primary       Cash-out Refinance         Standard        24.70       315,000      6.625
6377576449      Single Family      Primary            Purchase                Rapid         80.00       396,000      7.000
6932304576      Single Family      Primary           Refinance                Rapid         52.66       395,000      7.125
6960122551       Two Family        Primary           Refinance              Standard        78.86       418,000      7.000
6874753186      Single Family      Primary           Refinance              Standard        58.16       698,000      6.625
6239983502      Single Family      Primary            Purchase              Standard        52.63       500,000      7.250
6320792846      Single Family      Primary           Refinance               Reduced        47.54       485,000      6.625
6376047152      Single Family      Primary            Purchase                Rapid         80.00       362,400      7.375
6120499154       Condominium       Primary            Purchase              Standard        80.00       484,000      7.125
6867729276      Single Family      Primary           Refinance               Reduced        45.34       725,500      6.750
6304722793           PUD           Primary       Cash-out Refinance         Standard        45.83       550,000      7.750
6010523436       Two Family        Primary           Refinance              Standard        11.42       400,000      6.750
6501159021      Single Family      Primary            Purchase                Rapid         75.00       591,750      6.875
6930241861           PUD           Primary           Refinance              Standard        76.53       750,000      6.750
6391235113      Single Family      Primary            Purchase                Rapid         80.00       440,000      7.125
6950580404        Townhouse        Primary       Cash-out Refinance         Standard        75.00       435,000      6.500
6325345186      Single Family      Primary            Purchase                Rapid         80.00       364,800      7.125
6454876878      Single Family      Primary           Refinance           All Ready Home     68.81       335,840      7.375
6530487260      Single Family     Secondary      Cash-out Refinance           Rapid         69.47       330,000      6.750
6591116717      Single Family      Primary           Refinance           All Ready Home     58.67       460,600      6.875
6189805473      Single Family      Primary            Purchase                Rapid         80.00       620,000      6.875
6425958540      Single Family      Primary            Purchase              Standard        80.00       664,000      6.750
6322040947           PUD           Primary       Cash-out Refinance          Reduced        45.47       313,800      7.000
6096681314      Single Family      Primary            Purchase               Reduced        40.87       600,000      6.750
6923453168      Single Family      Primary           Refinance                Rapid         78.30       722,000      7.000
6677759497      Single Family      Primary            Purchase                Rapid         90.00       448,200      7.000
6652333284           PUD           Primary           Refinance                Rapid         73.69       633,000      7.125
6482413751           PUD           Primary       Cash-out Refinance          Reduced        62.11       500,000      7.375
6716632671      Single Family      Primary       Cash-out Refinance           Rapid         80.00       356,000      7.125
6508660955      Single Family      Primary            Purchase               Reduced        80.00       315,200      6.750
6862267553           PUD           Primary           Refinance               Reduced        77.00       562,151      7.375
6035772901      Single Family      Primary            Purchase               Reduced        80.00       448,000      6.875
6087463227           PUD           Investor          Refinance              Standard        43.66       393,000      7.000
6079094626      Single Family      Primary           Refinance                Rapid         53.95       361,500      7.000
6656310262      Single Family      Primary            Purchase                Rapid         80.00       408,000      7.000
6644093327      Single Family      Primary           Refinance               Reduced        43.51       343,800      6.750
6900255800      Single Family      Primary       Cash-out Refinance          Reduced        60.52       575,000      6.875
6752555729           PUD           Primary           Refinance                Rapid         68.33       512,500      6.750
6768258953      Single Family      Primary            Purchase                Rapid         80.00       452,000      7.125
6345048893      Single Family      Primary           Refinance                Rapid         51.75       828,000      7.000
6137055197      Single Family      Primary            Purchase                Rapid         80.00       600,000      6.875
6460920439      Single Family      Primary           Refinance                Rapid         66.66       400,000      6.750
6935769908      Single Family      Primary           Refinance               Reduced        64.72       356,000      7.000
6858948992      Single Family      Primary            Purchase                Rapid         80.00       496,000      6.625
6643229500      Single Family      Primary            Purchase               Reduced        80.00       368,000      7.375
6691391632      Single Family      Primary       Cash-out Refinance         Standard        74.97       457,000      6.875
6115826585      Single Family      Primary            Purchase                Rapid         80.00       520,000      7.500
6838935358      Single Family      Primary       Cash-out Refinance           Rapid         58.82       500,000      7.000
6563936191           PUD           Primary           Refinance           All Ready Home     65.22       335,910      6.875
6336573636           PUD           Primary       Cash-out Refinance           Rapid         51.85       420,000      7.125
6696493441      Single Family      Primary       Cash-out Refinance          Reduced        52.05       354,000      6.875
6309826623      Single Family      Primary       Cash-out Refinance         Standard        75.00       330,000      6.750
6880327090      Single Family      Primary       Cash-out Refinance           Rapid         54.78       630,000      7.000
6990461094      Single Family      Primary           Refinance               Reduced        66.66       500,000      6.875
6066372084      Single Family      Primary           Refinance                Rapid         67.19       383,000      7.125
6007176677      Single Family     Secondary          Refinance                Rapid         75.51       518,000      7.250
6505906005       Condominium      Secondary          Refinance              Standard        74.28       650,000      6.750
6175699583      Single Family      Primary           Refinance                Rapid         42.96       580,000      6.750
6715293715       Condominium      Secondary           Purchase                Rapid         76.47       650,000      6.750
6474397731      Single Family      Primary       Cash-out Refinance         Standard        27.62       442,000      6.750
6476439317      Single Family      Primary           Refinance                Rapid         60.68       338,000      6.750
6220270174      Single Family      Primary       Cash-out Refinance         Standard        69.93       500,000      6.500
6742977785      Single Family      Primary       Cash-out Refinance           Rapid         67.30       514,850      7.125
6432183082     High-Rise Condo     Primary       Cash-out Refinance           Rapid         46.10       355,000      7.125
6828932787      Single Family      Primary           Refinance                Rapid         41.68       333,500      6.750
6651046945      Single Family      Primary            Purchase                Rapid         80.00       384,000      6.875
6811234092           PUD           Primary            Purchase              Standard        79.99       348,700      7.000
6058937399           PUD           Primary            Purchase               Reduced        73.75       340,000      6.875
6638412467           PUD           Primary           Refinance               Reduced        39.81       382,226      6.750
6977036935      Single Family      Primary           Refinance                Rapid         80.00       356,000      7.250
6674172280           PUD           Primary            Purchase                Rapid         79.99       454,238      7.000
6811269478       Condominium      Secondary          Refinance                Rapid         75.00       360,000      6.875
6849732505      Single Family      Primary           Refinance              Standard        46.86       492,050      6.750
6633150138       Condominium      Secondary           Purchase               Reduced        80.00       320,000      7.375
6817118737           PUD           Primary           Refinance              Standard        78.10       433,500      7.375
6096299307      Single Family      Primary            Purchase               Reduced        80.00       500,000      7.500
6281260734      Single Family      Primary           Refinance           All Ready Home     74.30       350,000      7.000
6917657683       Condominium       Primary           Refinance              Standard        73.08       592,000      6.750
6465982962           PUD           Primary           Refinance               Reduced        68.23       580,000      7.000
6541804123      Single Family      Primary       Cash-out Refinance           Rapid         80.00       388,000      6.750
6233327482           PUD           Primary       Cash-out Refinance           Rapid         78.91       378,000      6.875
6751149169      Single Family      Primary            Purchase                Rapid         73.15       417,000      7.125
6242463328      Single Family      Primary            Purchase                Rapid         80.00       460,000      7.250
6026605417      Single Family      Primary           Refinance              Standard        73.70       398,000      6.625
6170028937           PUD           Primary           Refinance               Reduced        59.68       385,000      6.750
6996989767      Single Family      Primary            Purchase                Rapid         80.00       696,000      6.750
6868072940           PUD           Primary       Cash-out Refinance         Standard        74.88       322,000      6.875
6607203426           PUD           Primary       Cash-out Refinance         Standard        74.07       400,000      6.750
6110048623           PUD           Primary           Refinance               Reduced        51.97       369,000      6.750
6498492708       Condominium       Primary       Cash-out Refinance         Standard        59.15       420,000      6.750
6212662685      Single Family      Primary            Purchase               Reduced        80.00       480,000      6.750
6083133881       Condominium       Primary           Refinance              Standard        56.50       452,000      6.750
6481503610           PUD           Primary            Purchase               Reduced        80.00       432,800      6.875
6030211624           PUD           Primary       Cash-out Refinance         Standard        35.41       425,000      7.500
6802188976           PUD           Primary       Cash-out Refinance           Rapid         68.76       333,500      6.875
6779042099           PUD           Primary           Refinance               Reduced        79.38       428,678      6.875
6482097240      Single Family      Primary            Purchase                Rapid         79.99       343,900      7.250
6145773278      Single Family      Primary           Refinance           All Ready Home     78.22       528,000      7.000
6543624776      Single Family      Primary       Cash-out Refinance         Standard        73.14       384,000      6.875
6299815198      Single Family      Primary           Refinance               Reduced        73.73       490,350      7.125
6428516667      Single Family      Primary           Refinance              Standard        80.00       444,000      6.875
6927245495           PUD           Primary           Refinance              Standard        80.00       648,000      6.875
6145202914           PUD           Primary           Refinance              Standard        73.90       406,500      7.500
6527538810      Single Family      Primary       Cash-out Refinance          Reduced        76.92       400,000      7.000
6779681391      Single Family      Primary           Refinance              Standard        80.00       392,000      7.125
6286321515      Single Family      Primary            Purchase               Reduced        66.11       400,000      7.125
6856459463      Single Family      Primary           Refinance              Standard        72.14       404,000      6.875
6387049569      Single Family      Primary            Purchase                Rapid         75.00       802,500      7.500
6386459157      Single Family      Primary           Refinance                Rapid         67.76       515,000      6.125
6480777314      Single Family     Secondary          Refinance                Rapid         50.61       329,000      7.250
6076743951      Single Family      Primary           Refinance               Reduced        57.89       550,000      7.000
6020502537      Single Family      Primary           Refinance                Rapid         50.74       441,500      7.375
6364130077      Single Family      Primary            Purchase                Rapid         75.00       523,500      7.125
6154487976      Single Family      Primary            Purchase                Rapid         80.00       420,000      7.625
6064592055      Single Family      Primary       Cash-out Refinance           Rapid         77.41       360,000      7.125
6502446245      Single Family      Primary           Refinance               Reduced        29.18       445,000      6.875
6345738311       Condominium       Primary       Cash-out Refinance         Standard        70.00       343,000      7.125
6857663048       Two Family        Primary           Refinance              Standard        70.00       455,000      7.125
6838907878      Single Family      Primary       Cash-out Refinance         Standard        65.15       352,500      7.000
6332525945      Single Family      Primary            Purchase               Reduced        80.00       344,000      7.125
6564456967      Single Family      Primary            Purchase              Standard        80.00       424,000      7.125
6313518539      Single Family      Primary           Refinance                Rapid         67.84       346,000      6.750
6504480226      Single Family      Primary           Refinance               Reduced        21.92       548,000      6.875
6528809780      Single Family      Primary           Refinance                Rapid         21.39       727,500      6.875
6415832838      Single Family      Primary       Cash-out Refinance           Rapid         59.20       740,000      6.875
6503133164      Single Family      Primary            Purchase                Rapid         57.61       397,000      7.125
6328943151       Condominium       Primary           Refinance               Reduced        76.98       392,600      6.500
6509423916           PUD           Primary       Cash-out Refinance           Rapid         66.35       338,400      6.750
6592808411       Condominium       Primary       Cash-out Refinance         Standard        71.42       325,000      7.750
6317551379      Single Family      Primary           Refinance                Rapid         73.86       325,000      6.750
6499908884       Two Family        Primary       Cash-out Refinance         Standard        70.00       507,500      6.625
6222606987           PUD           Primary       Cash-out Refinance         Standard        32.72       450,000      6.750
6508707970      Single Family      Primary           Refinance               Reduced        56.21       416,000      6.625
6540455141      Single Family      Primary            Purchase                Rapid         62.22       700,000      7.125
6629326999      Single Family      Primary       Cash-out Refinance           Rapid         65.11       700,000      6.875
6247159111      Single Family      Primary            Purchase                Rapid         70.51       385,000      7.125
6369109191           PUD           Primary           Refinance              Standard        71.38       514,000      7.000
6383321517      Single Family      Primary            Purchase                Rapid         55.22       370,000      7.000
6445563338      Single Family      Primary       Cash-out Refinance          Reduced        50.00       365,000      6.875
6354406842      Single Family      Primary       Cash-out Refinance         Standard        66.41       350,000      7.125
6608753080      Single Family      Primary           Refinance              Standard        70.00       668,500      7.250
6340744207      Single Family      Primary            Purchase              Standard        74.19       575,000      6.750
6567965196      Single Family      Primary           Refinance                Rapid         24.33       365,000      6.875
6516033336      Single Family      Primary            Purchase                Rapid         80.00       544,000      7.250
6859209592      Single Family      Primary       Cash-out Refinance           Rapid         43.75       350,000      6.875
6340219242       Two Family        Primary            Purchase              Standard        79.05       434,800      6.875
6383184360       Two Family        Primary           Refinance              Standard        46.42       650,000      6.500
6786179264       Condominium       Primary            Purchase               Reduced        80.00       419,200      6.500
6946208185       Two Family        Primary       Cash-out Refinance         Standard        52.77       475,000      6.750
6572715644      Single Family      Primary            Purchase                Rapid         80.00       468,000      6.875
6636240043      Single Family      Primary           Refinance                Rapid         80.00       724,000      6.500
6087276843      Single Family      Primary           Refinance              Standard        64.57       452,000      6.750
6278895369      Single Family      Primary           Refinance              Standard        74.61       485,000      7.375
6174656345      Single Family      Primary            Purchase               Reduced        68.64       416,000      6.750
6246434937       Two Family        Primary           Refinance              Standard        54.72       643,000      6.875
6241024766       Condominium       Primary       Cash-out Refinance         Standard        62.85       440,000      7.250
6759874156      Single Family      Primary           Refinance               Reduced        40.76       534,000      6.875
6647570677      Single Family      Primary           Refinance           All Ready Home     52.05       494,500      6.625
6671442603      Single Family      Primary           Refinance               Reduced        63.70       395,000      7.000
6641855934       Condominium       Primary           Refinance              Standard        72.76       382,000      6.750
6725701715      Single Family      Primary            Purchase              Standard        80.00       527,200      7.125
6585436162      Single Family      Primary            Purchase                Rapid         80.00       488,000      7.375
6087656101      Single Family      Primary       Cash-out Refinance         Standard        66.59       665,900      6.875
6175199766      Single Family      Investor          Refinance              Standard        40.00       400,000      6.875
6745860350      Single Family      Primary           Refinance                Rapid         50.33       604,000      6.875
6662565701      Single Family      Primary       Cash-out Refinance           Rapid         72.72       400,000      7.125
6330512812      Single Family      Primary       Cash-out Refinance           Rapid         67.32       340,000      7.125
6591885519       Two Family        Investor          Refinance              Standard        70.00       434,000      7.625
6287873589           PUD           Primary            Purchase                Rapid         85.00       391,000      6.875
6054020398        Townhouse        Primary       Cash-out Refinance         Standard        75.00       525,000      6.625
6770462429      Single Family      Primary            Purchase                Rapid         80.00       740,000      7.250
6269720816           PUD           Primary           Refinance                Rapid         80.00       640,000      6.750
6424387832      Single Family      Primary           Refinance              Standard        73.71       833,000      7.375
6751677789      Single Family      Primary       Cash-out Refinance          Reduced        46.47       395,000      6.750
6291016811      Single Family      Primary           Refinance               Reduced        80.00       320,000      6.875
6962844467      Single Family      Primary           Refinance              Standard        80.00       368,000      7.250
6566036858      Single Family      Primary       Cash-out Refinance           Rapid         56.62       453,000      6.625
6578848530      Single Family      Investor          Refinance              Standard        59.66       352,000      6.625
6269421720           PUD           Primary            Purchase                Rapid         80.00       496,800      7.250
6364844222           PUD           Primary       Cash-out Refinance          Reduced        71.66       430,000      6.875
6549567730      Single Family      Primary           Refinance               Reduced        65.78       500,000      7.000
6518904070      Single Family      Primary            Purchase                Rapid         80.00       328,000      7.250
6404243609      Single Family      Primary       Cash-out Refinance         Standard        73.45       404,000      7.000
6564200548      Single Family      Primary       Cash-out Refinance          Reduced        70.00       378,000      6.875
6313582568      Single Family      Primary       Cash-out Refinance          Reduced        52.19       548,000      6.875
6692245035      Single Family      Primary       Cash-out Refinance           Rapid         61.73       463,000      6.875
6196169871           PUD           Primary            Purchase                Rapid         80.00       380,000      6.500
6293112337      Single Family      Primary            Purchase                Rapid         80.00       523,200      6.875
6009807634      Single Family      Primary       Cash-out Refinance         Standard        70.83       425,000      7.250
6273158383      Single Family      Primary       Cash-out Refinance           Rapid         79.52       400,000      7.000
6731131360      Single Family      Primary           Refinance                Rapid         35.40       601,800      7.250
6820467089      Single Family      Primary       Cash-out Refinance          Reduced        65.78       750,000      6.750
6624401367      Single Family      Primary           Refinance               Reduced        28.94       550,000      6.875
6972669375           PUD           Primary            Purchase                Rapid         80.00       471,600      7.375
6829552451           PUD           Primary       Cash-out Refinance           Rapid         70.00       378,000      7.250
6737793452      Single Family      Primary            Purchase                Rapid         78.45       750,000      7.000
6601579284      Single Family      Primary       Cash-out Refinance         Standard        64.07       330,000      6.875
6381290698      Single Family      Primary            Purchase                Rapid         80.00       490,400      7.125
6443458499      Single Family      Primary           Refinance               Stated         46.87       450,000      7.125
6391129506      Single Family      Primary           Refinance                Rapid         60.61       642,500      6.500
6182664620      Single Family      Primary            Purchase                Rapid         80.00       476,000      7.125
6132070647      Single Family      Primary       Cash-out Refinance           Rapid         70.00       483,000      7.250
6213245316      Single Family      Primary            Purchase                Rapid         80.00       480,000      7.125
6991942928      Single Family      Primary            Purchase                Rapid         80.00       457,600      6.750
6888892541      Single Family      Primary           Refinance              Standard        80.00       360,000      7.250
6856930372      Single Family      Primary           Refinance                Rapid         63.17       537,000      6.625
6121707175      Single Family      Primary           Refinance                Rapid         80.00       360,000      7.625
6056072983      Single Family      Primary       Cash-out Refinance         Standard        58.33       700,000      7.000
6998109307      Single Family      Primary       Cash-out Refinance          Reduced        43.71       400,000      6.750
6564990684      Single Family      Primary       Cash-out Refinance           Rapid         66.66       600,000      6.875
6887067830      Single Family      Primary            Purchase              Standard        80.00       576,000      6.875
6750543164      Single Family      Primary           Refinance              Standard        68.04       558,000      6.625
6571066940      Single Family      Primary       Cash-out Refinance         Standard        72.71       429,000      6.875
6230557057           PUD           Primary       Cash-out Refinance           Rapid         74.00       370,000      7.250
6997430464      Single Family      Primary            Purchase                Rapid         80.00       563,600      6.875
6988435019      Single Family      Primary           Refinance               Reduced        66.37       421,500      6.500
6217680559       Two Family        Investor          Refinance              Standard        30.40       456,000      7.000
6413572543      Single Family      Primary           Refinance               Reduced        16.07       434,000      6.875
6063037631      Single Family      Primary       Cash-out Refinance           Rapid         54.68       350,000      6.750
6965176255      Single Family      Primary       Cash-out Refinance          Reduced        61.81       340,000      6.875
6881063264      Single Family      Primary       Cash-out Refinance           Rapid         70.00       458,500      6.750
6651706365      Single Family      Primary            Purchase                Rapid         80.00       432,000      7.000
6554720513      Single Family      Primary            Purchase                Rapid         65.92       445,000      7.125
6657903602      Single Family      Primary       Cash-out Refinance         Standard        67.96       350,000      7.125
6763948434      Single Family      Primary            Purchase                Rapid         80.00       416,000      6.875
6393309734      Single Family      Primary       Cash-out Refinance          Reduced        73.79       428,000      7.375
6863331671      Single Family      Primary           Refinance                Rapid         69.76       353,000      7.375
6897479124      Single Family      Primary       Cash-out Refinance           Rapid         66.89       491,650      7.125
6245247207      Single Family      Primary       Cash-out Refinance           Rapid         54.42       400,000      6.875
6155850891      Single Family      Primary            Purchase               Reduced        80.00       366,400      7.250
6664335244      Single Family      Primary            Purchase               Reduced        80.00       325,600      7.125
6806940828      Single Family      Primary       Cash-out Refinance         Standard        75.00       450,000      6.750
6346672378      Single Family      Primary           Refinance                Rapid         80.00       416,000      7.125
6054543092      Single Family      Primary           Refinance              Standard        79.26       432,000      7.500
6675588070      Single Family      Primary           Refinance                Rapid         63.20       395,000      6.875
6031388173      Single Family      Primary       Cash-out Refinance           Rapid         50.86       412,000      6.875
6739324454           PUD           Primary       Cash-out Refinance          Reduced        70.00       399,000      6.750
6517425689      Single Family      Primary            Purchase               Reduced        79.99       375,265      6.500
6961693097      Single Family      Primary            Purchase              Standard        95.00       316,350      7.000
6770259536      Single Family      Primary           Refinance                Rapid         31.25       500,000      6.500
6517060411      Single Family      Primary            Purchase                Rapid         65.14       370,000      7.125
6097503459      Single Family      Primary       Cash-out Refinance           Rapid         45.00       360,000      6.875
6273091592           PUD           Primary            Purchase                Rapid         74.57       660,000      6.875
6016720150           PUD           Primary            Purchase                Rapid         54.16       390,000      6.875
6180423870      Single Family      Primary           Refinance                Rapid         71.57       340,000      6.750
6984807880      Single Family      Primary           Refinance           All Ready Home     72.59       490,000      7.375
6892658151      Single Family      Primary            Purchase                Rapid         80.00       360,000      7.000
6223853646           PUD           Primary            Purchase                Rapid         64.32       550,000      7.000
6324058194      Single Family      Primary       Cash-out Refinance           Rapid         70.00       336,000      7.000
6873759721      Single Family     Secondary          Refinance           All Ready Home     25.15       503,000      6.875
6941036797      Single Family     Secondary          Refinance              Standard        71.76       366,000      7.375
6675061938      Single Family      Primary       Cash-out Refinance           Rapid         45.89       335,000      6.875
6009172534      Single Family      Primary            Purchase               Reduced        80.00       404,000      6.750
6020693302      Single Family      Primary           Refinance                Rapid         49.43       750,000      6.875
6564132907      Single Family      Primary       Cash-out Refinance           Rapid         37.25       450,000      7.125
6567361206           PUD           Primary           Refinance              Standard        51.41       437,000      6.500
6561893030      Single Family      Primary       Cash-out Refinance          Reduced        65.95       370,000      6.750
6133049913           PUD           Primary            Purchase                Rapid         80.00       430,000      7.000
6239737411           PUD           Primary            Purchase                Rapid         89.90       413,540      6.750
6070851552       Two Family        Primary       Cash-out Refinance         Standard        50.30       415,000      7.125
6122718999           PUD           Primary            Purchase                Rapid         70.00       350,000      7.125
6809598755      Single Family      Primary           Refinance                Rapid         47.33       355,000      6.500
6587626273      Single Family      Primary           Refinance               Reduced        80.00       332,000      6.500
6831887325      Single Family      Primary            Purchase                Rapid         80.00       404,000      7.250
6799313165      Single Family      Primary           Refinance               Reduced        79.95       383,000      6.875
6181178002      Single Family      Primary           Refinance                Rapid         80.00       376,000      7.000
6423827531      Single Family      Primary            Purchase                Rapid         80.00       555,040      7.375
6012715444      Single Family      Primary            Purchase                Rapid         80.00       332,000      6.875
6456440525      Single Family      Primary       Cash-out Refinance           Rapid         70.00       548,800      6.875
6114134452      Single Family      Primary           Refinance               Reduced        36.01       369,150      6.750
6656321285      Single Family      Primary       Cash-out Refinance         Standard        75.00       480,000      7.250
6061014624      Single Family      Primary           Refinance              Standard        44.74       313,200      7.625
6037607659      Single Family      Primary       Cash-out Refinance          Reduced        69.23       405,000      6.875
6076055893      Single Family      Primary       Cash-out Refinance          Reduced        53.84       350,000      6.875
6454027654      Single Family      Primary           Refinance                Rapid         62.26       358,000      7.000
6305348507      Single Family      Primary            Purchase              Standard        80.00       436,000      6.875
6848243884      Single Family      Primary       Cash-out Refinance         Standard        55.39       421,000      6.750
6925742600      Single Family      Primary            Purchase                Rapid         80.00       452,000      7.250
6205004200      Single Family      Primary           Refinance               Reduced        68.44       640,000      6.875
6585430090      Single Family      Primary       Cash-out Refinance         Standard        25.80       400,000      7.000
6932701037      Single Family      Primary       Cash-out Refinance           Rapid         75.00       322,500      6.875
6167512042      Single Family      Primary           Refinance                Rapid         73.33       385,000      6.875
6008554476      Single Family     Secondary          Refinance           All Ready Home     54.71       383,000      7.250
6467887979      Single Family      Primary           Refinance              Standard        64.16       385,000      7.125
6415028486      Single Family      Primary            Purchase                Rapid         79.99       436,775      7.250
6912974802      Single Family      Primary            Purchase              Standard        80.00       399,200      7.125
6595515054           PUD           Primary           Refinance              Standard        55.09       400,000      6.875
6444185893      Single Family      Primary           Refinance              Standard        80.00       360,000      7.625
6542090508           PUD           Primary       Cash-out Refinance         Standard        65.00       520,000      6.875
6529231513      Single Family      Primary            Purchase                Rapid         49.07       400,000      6.875
6197084574      Single Family      Primary       Cash-out Refinance           Rapid         41.86       450,000      7.125
6141798980      Single Family      Primary           Refinance              Standard        75.47       600,000      6.750
6930752040      Single Family      Primary           Refinance               Reduced        71.75       375,274      7.250
6048473877      Single Family      Primary            Purchase                Rapid         80.00       447,200      7.375
6152583040      Single Family      Primary           Refinance              Standard        79.91       378,000      7.250
6283305685      Single Family      Primary           Refinance              Standard        67.50       378,000      6.875
6056784330      Single Family      Primary            Purchase               Reduced        80.00       352,000      7.250
6596312451           PUD           Primary           Refinance                Rapid         49.25       362,000      6.750
6786850484           PUD           Primary            Purchase               Reduced        60.31       380,000      7.000
6528134742      Single Family      Primary       Cash-out Refinance         Standard        74.95       395,000      6.875
6477270752      Single Family      Primary           Refinance                Rapid         68.00       408,000      7.375
6087245830      Single Family      Primary       Cash-out Refinance           Rapid         79.54       350,000      7.250
6395739508      Single Family      Primary           Refinance              Standard        73.77       332,000      7.375
6594783950           PUD           Primary            Purchase               Reduced        76.98       669,000      6.375
6710339877      Single Family      Primary       Cash-out Refinance           Rapid         72.79       495,000      7.375
6867308691           PUD           Primary       Cash-out Refinance           Rapid         77.17       350,000      6.875
6643309500      Single Family      Primary           Refinance              Standard        80.00       468,000      7.500
6241571139           PUD           Primary            Purchase               Reduced        95.00       316,756      7.250
6964227844      Single Family      Primary           Refinance               Reduced        49.09       540,000      7.250
6149221639      Single Family      Primary           Refinance                Rapid         75.80       470,000      7.375
6910038147      Single Family      Primary           Refinance              Standard        25.97       578,000      6.750
6211477721           PUD          Secondary          Refinance               Reduced        29.14       408,000      6.625
6356908886           PUD           Primary            Purchase              Standard        80.00       332,000      7.625
6135276811      Single Family      Primary           Refinance                Rapid         80.00       540,000      6.875
6005297855      Single Family     Secondary          Refinance               Reduced        58.75       399,500      6.875
6150947932     High-Rise Condo    Secondary          Refinance               Reduced        79.01       320,000      7.000
6189524934           PUD          Secondary          Refinance                Rapid         58.84       865,000      7.250
6199244358      Single Family     Secondary           Purchase               Reduced        57.14       400,000      7.250
6220279860           PUD          Secondary          Refinance              Standard        71.42     1,000,000      6.875
6367149496           PUD          Secondary           Purchase                Rapid         79.99       415,900      7.250
6508961924      Single Family     Secondary           Purchase               Reduced        80.00       468,000      7.000
6818331693       Condominium      Secondary          Refinance                Rapid         63.96       524,500      6.750
6979704795       Condominium      Secondary          Refinance                Rapid         69.81       740,000      7.125
6952277272      Single Family     Secondary          Refinance                Rapid         44.63       323,619      6.875

   LOAN        1ST PAYMENT    MATURITY   ORIG     MONTHLY      CURRENT    REMAINING        SCHEDULED               APPRAISAL
  NUMBER          DATE          DATE     TERM       P&I       DUE DATE       TERM              PB         FICO       VALUE
  ------       -----------    --------   ----     -------     --------    ---------        ---------      ----     ---------

6195731002      20020401      20320301   360      4,864.49    20020401       360            750,000.00     742     1,950,000
6349160405      20020301      20320201   360      2,607.99    20020301       359            391,678.68     784       900,000
6767065805      20020301      20320201   360      2,899.25    20020301       359            424,668.46     720       590,000
6665016876      20020401      20320301   360      2,707.45    20020401       360            392,000.00     713       490,000
6904046403      20011201      20311101   360      2,299.26    20020301       356            348,813.65     679       540,000
6292508832      20020301      20320201   360      3,483.13    20020301       359            516,586.56     700       675,000
6341162573      20020301      20320201   360      2,110.39    20020301       359            320,980.10     662       835,000
6339862671      20020301      20320201   360      2,627.72    20020301       359            399,663.95     784       750,000
6415932869      20020401      20320301   360      2,916.77    20020401       360            444,000.00     724       555,000
6020742216      20020401      20320301   360      2,016.98    20020401       360            315,000.00     774     1,275,000
6377576449      20020301      20320201   360      2,634.60    20020301       359            395,675.40     700       495,000
6932304576      20020301      20320201   360      2,661.19    20020301       359            394,684.12     796       750,000
6960122551      20020401      20320301   360      2,780.97    20020401       360            418,000.00     697       530,000
6874753186      20020101      20311201   360      4,469.38    20020401       357            696,142.26     690     1,200,000
6239983502      20020301      20320201   360      3,410.89    20020301       359            499,609.94     689       950,000
6320792846      20020301      20320201   360      3,105.51    20020301       359            484,572.09     700     1,020,000
6376047152      20020401      20320301   360      2,503.01    20020401       360            362,400.00     796       453,000
6120499154      20020301      20320201   360      3,260.80    20020301       359            483,612.95     757       605,000
6867729276      20020101      20311201   360      4,705.58    20020301       357            723,615.51     743     1,600,000
6304722793      20020301      20320201   360      3,940.27    20020301       359            549,611.81     656     1,200,000
6010523436      20020301      20320201   360      2,594.40    20020301       359            399,655.60     789     3,500,000
6501159021      20020401      20320301   360      3,887.38    20020401       360            591,750.00     791       790,000
6930241861      20020101      20311201   360      4,864.49    20020401       357            748,051.87     753       980,000
6391235113      20020301      20320201   360      2,964.37    20020301       359            439,648.13     725       550,000
6950580404      20020301      20320201   360      2,749.50    20020301       359            434,606.75     668       580,000
6325345186      20020301      20320201   360      2,457.73    20020301       359            364,508.27     803       456,000
6454876878      20020301      20270201   300      2,454.59    20020401       299            335,449.43     774       488,000
6530487260      20020301      20320201   360      2,140.38    20020301       359            329,715.87     742       475,000
6591116717      20020301      20320201   360      3,025.82    20020301       359            460,213.03     791       785,000
6189805473      20020301      20320201   360      4,072.96    20020301       359            619,479.12     789       775,000
6425958540      20020301      20320201   360      4,306.70    20020301       359            663,428.30     773       830,000
6322040947      20020401      20320301   360      2,087.72    20020401       360            313,800.00     704       690,000
6096681314      20020401      20320301   360      3,891.59    20020401       360            600,000.00     778     1,468,000
6923453168      20020401      20320301   360      4,803.49    20020401       360            722,000.00     703       922,000
6677759497      20020401      20320301   360      2,981.89    20020401       360            448,200.00     783       498,000
6652333284      20020401      20320301   360      4,264.64    20020401       360            633,000.00     732       859,000
6482413751      20020301      20320201   360      3,453.38    20020301       359            499,619.54     703       805,000
6716632671      20020301      20320201   360      2,398.44    20020301       359            355,715.31     801       445,000
6508660955      20020401      20320301   360      2,044.39    20020401       360            315,200.00     723       394,000
6862267553      20020101      20311201   360      3,882.64    20020301       357            560,859.84     763       730,000
6035772901      20020401      20320301   360      2,943.05    20020401       360            448,000.00     774       560,000
6087463227      20020401      20320301   360      2,614.64    20020401       360            393,000.00     704       900,000
6079094626      20020301      20320201   360      2,405.07    20020301       359            361,203.68     759       670,000
6656310262      20020301      20320201   360      2,714.44    20020301       359            407,665.56     810       520,000
6644093327      20020401      20320301   360      2,229.89    20020401       360            343,800.00     777       790,000
6900255800      20020101      20311201   360      3,777.35    20020301       357            573,542.44     762       950,000
6752555729      20020401      20320301   360      3,324.07    20020401       360            512,500.00     760       750,000
6768258953      20020401      20320301   360      3,045.21    20020401       360            452,000.00     722       565,000
6345048893      20020401      20320301   360      5,508.71    20020401       360            828,000.00     709     1,600,000
6137055197      20020301      20320201   360      3,941.58    20020301       359            599,495.92     701       750,000
6460920439      20020401      20290301   324      2,686.41    20020401       324            400,000.00     748       600,000
6935769908      20020301      20320201   360      2,368.48    20020301       359            355,708.19     789       550,000
6858948992      20020101      20311201   360      3,175.95    20020301       357            494,679.89     776       620,000
6643229500      20020301      20320201   360      2,541.69    20020301       359            367,719.98     766       470,000
6691391632      20020301      20320201   360      3,002.17    20020301       359            456,616.06     674       609,500
6115826585      20020401      20320301   360      3,635.92    20020401       360            520,000.00     786       650,000
6838935358      20020401      20320301   360      3,326.52    20020401       360            500,000.00     787       850,000
6563936191      20020301      20320201   360      2,206.69    20020301       359            335,627.79     687       515,000
6336573636      20020301      20270201   300      3,002.05    20020301       299            419,491.70     722       810,000
6696493441      20020401      20320301   360      2,325.53    20020401       360            354,000.00     760       680,000
6309826623      20020301      20320201   360      2,140.38    20020301       359            329,715.87     672       440,000
6880327090      20020301      20320201   360      4,191.41    20020301       359            629,483.59     759     1,150,000
6990461094      20020401      20320301   360      3,284.65    20020401       360            500,000.00     744       750,000
6066372084      20020301      20320201   360      2,580.35    20020301       359            382,693.71     730       570,000
6007176677      20020301      20320201   360      3,533.68    20020301       359            517,595.90     797       686,000
6505906005      20020201      20320101   360      4,215.89    20020301       358            648,877.57     676       875,000
6175699583      20020401      20320301   360      3,761.87    20020401       360            580,000.00     740     1,350,000
6715293715      20020401      20320301   360      4,215.89    20020401       360            650,000.00     765       850,000
6474397731      20020301      20320201   360      2,866.81    20020301       359            441,619.44     792     1,600,000
6476439317      20020301      20320201   360      2,192.27    20020301       359            337,708.98     710       557,000
6220270174      20020301      20320201   360      3,160.34    20020301       359            499,547.99     768       715,000
6742977785      20020301      20320201   360      3,468.64    20020301       359            514,438.28     748       765,000
6432183082      20020401      20320301   360      2,391.71    20020401       360            355,000.00     700       770,000
6828932787      20020101      20311201   360      2,163.08    20020301       357            332,633.72     745       800,000
6651046945      20020401      20320301   360      2,522.61    20020401       360            384,000.00     750       500,000
6811234092      20020101      20311201   360      2,319.91    20020301       357            347,837.51     664       436,000
6058937399      20020401      20320301   360      2,233.56    20020401       360            340,000.00     799       461,000
6638412467      20020401      20320301   360      2,479.12    20020401       360            382,226.00     810       960,000
6977036935      20020301      20320201   360      2,428.55    20020301       359            355,722.28     774       445,000
6674172280      20020401      20320301   360      3,022.06    20020401       360            454,238.00     754       572,000
6811269478      20020101      20311201   360      2,364.95    20020401       357            359,087.44     789       480,000
6849732505      20020201      20320101   360      3,191.43    20020301       358            491,200.32     676     1,050,000
6633150138      20020401      20320301   360      2,210.17    20020401       360            320,000.00     743       400,000
6817118737      20020301      20320201   360      2,994.08    20020301       359            433,170.14     687       555,000
6096299307      20020401      20320301   360      3,496.08    20020401       360            500,000.00     779       625,000
6281260734      20020401      20320301   360      2,328.56    20020401       360            350,000.00     733       471,000
6917657683      20020301      20320201   360      3,839.71    20020301       359            591,490.29     700       810,000
6465982962      20020301      20320201   360      3,858.76    20020301       359            579,524.57     778       850,000
6541804123      20020301      20320201   360      2,516.57    20020301       359            387,665.93     716       485,000
6233327482      20020301      20320201   360      2,483.20    20020301       359            377,682.42     723       479,000
6751149169      20020301      20320201   360      2,809.41    20020301       359            416,666.53     703       570,000
6242463328      20020301      20320201   360      3,138.02    20020301       359            459,641.15     748       575,000
6026605417      20020301      20320201   360      2,548.44    20020301       359            397,648.85     739       540,000
6170028937      20020301      20320201   360      2,497.11    20020301       359            384,668.52     785       645,000
6996989767      20020101      20311201   360      4,514.25    20020301       357            693,217.17     761       900,000
6868072940      20020301      20320201   360      2,115.32    20020301       359            321,729.47     707       430,000
6607203426      20020401      20320301   360      2,594.40    20020401       360            400,000.00     659       540,000
6110048623      20020301      20320201   360      2,393.33    20020301       359            368,682.29     750       710,000
6498492708      20020301      20320201   360      2,724.12    20020301       359            419,638.38     766       710,000
6212662685      20020301      20320201   360      3,113.28    20020301       359            479,586.72     752       600,000
6083133881      20020301      20320201   360      2,931.67    20020301       359            451,610.83     679       800,000
6481503610      20020401      20320301   360      2,843.19    20020401       360            432,800.00     718       541,000
6030211624      20020401      20320301   360      2,971.67    20020401       360            425,000.00     729     1,200,000
6802188976      20020101      20311201   360      2,190.86    20020401       357            332,645.44     726       485,000
6779042099      20020401      20320301   360      2,816.11    20020401       360            428,678.00     797       540,000
6482097240      20020301      20320201   360      2,346.01    20020301       359            343,631.72     731       430,000
6145773278      20020301      20320201   360      3,512.80    20020301       359            527,567.20     692       675,000
6543624776      20020401      20320301   360      2,522.61    20020401       360            384,000.00     663       525,000
6299815198      20020301      20320201   360      3,303.58    20020301       359            489,957.87     764       665,000
6428516667      20020401      20320301   360      2,916.77    20020401       360            444,000.00     695       555,000
6927245495      20020301      20320201   360      4,256.90    20020301       359            647,455.60     679       810,000
6145202914      20020301      20320201   360      2,842.31    20020301       359            406,198.31     676       550,000
6527538810      20020401      20320301   360      2,661.22    20020401       360            400,000.00     754       520,000
6779681391      20020301      20320201   360      2,640.98    20020301       359            391,686.52     733       490,000
6286321515      20020301      20320201   360      2,694.88    20020301       359            399,680.12     801       625,000
6856459463      20020301      20320201   360      2,654.00    20020301       359            403,660.58     632       560,000
6387049569      20020301      20320201   360      5,611.20    20020301       359            801,904.42     762     1,070,000
6386459157      20020301      20320201   360      3,129.20    20020301       359            514,499.45     761       760,000
6480777314      20020401      20320301   360      2,244.37    20020401       360            329,000.00     700       650,000
6076743951      20020301      20270201   300      3,887.29    20020301       299            549,321.04     712       950,000
6020502537      20020301      20320201   360      3,049.34    20020301       359            441,164.05     707       870,000
6364130077      20020401      20320301   360      3,526.92    20020401       360            523,500.00     756       698,000
6154487976      20020401      20320301   360      2,972.74    20020401       360            420,000.00     793       525,000
6064592055      20020401      20320301   360      2,425.39    20020401       360            360,000.00     680       465,000
6502446245      20020401      20320301   360      2,923.34    20020401       360            445,000.00     768     1,525,000
6345738311      20020401      20320301   360      2,310.86    20020401       360            343,000.00     685       490,000
6857663048      20020401      20320301   360      3,065.42    20020401       360            455,000.00     691       650,000
6838907878      20020301      20320201   360      2,345.20    20020301       359            352,211.05     734       541,000
6332525945      20020301      20320201   360      2,317.60    20020301       359            343,724.90     681       440,000
6564456967      20020301      20320201   360      2,856.57    20020301       359            422,224.16     789       530,000
6313518539      20020401      20320301   360      2,244.15    20020401       360            346,000.00     758       510,000
6504480226      20020301      20320201   360      3,599.97    20020301       359            547,539.61     769     2,500,000
6528809780      20020401      20320301   360      4,779.16    20020401       360            727,500.00     724     3,400,000
6415832838      20020401      20320301   360      4,861.28    20020401       360            740,000.00     767     1,250,000
6503133164      20020401      20320301   360      2,674.67    20020401       360            397,000.00     785       700,000
6328943151      20020301      20320201   360      2,481.50    20020301       359            392,245.08     719       510,000
6509423916      20020301      20320201   360      2,194.86    20020301       359            338,108.64     753       510,000
6592808411      20020401      20320301   360      2,328.35    20020401       360            325,000.00     625       455,000
6317551379      20020401      20320301   360      2,107.95    20020401       360            325,000.00     780       440,000
6499908884      20020401      20320301   360      3,249.58    20020401       360            507,500.00     695       725,000
6222606987      20020401      20320301   360      2,918.70    20020401       360            450,000.00     768     1,375,000
6508707970      20020301      20320201   360      2,663.70    20020301       359            415,632.97     712       740,000
6540455141      20020401      20320301   360      4,716.03    20020401       360            700,000.00     725     1,125,000
6629326999      20020401      20320301   360      4,598.51    20020401       360            700,000.00     744     1,075,000
6247159111      20020301      20320201   360      2,593.82    20020301       359            384,692.12     766       546,000
6369109191      20020401      20320301   360      3,419.66    20020401       360            514,000.00     728       720,000
6383321517      20020401      20320301   360      2,461.62    20020401       360            370,000.00     711       670,000
6445563338      20020401      20320301   360      2,397.80    20020401       360            365,000.00     751       730,000
6354406842      20020401      20320301   360      2,358.02    20020401       360            350,000.00     697       527,000
6608753080      20020301      20320201   360      4,560.35    20020301       359            667,978.50     695       955,000
6340744207      20020301      20320201   360      3,729.44    20020301       359            574,504.94     743       850,000
6567965196      20020401      20320301   360      2,397.80    20020401       360            365,000.00     771     1,500,000
6516033336      20020301      20320201   360      3,711.04    20020301       359            543,575.63     781       680,000
6859209592      20020401      20320301   360      2,299.26    20020401       360            350,000.00     753       800,000
6340219242      20020401      20320301   360      2,856.33    20020401       360            434,800.00     812       550,000
6383184360      20020401      20320301   360      4,108.45    20020401       360            650,000.00     710     1,400,000
6786179264      20020401      20320301   360      2,649.63    20020401       360            419,200.00     776       524,000
6946208185      20020401      20320301   360      3,080.85    20020401       360            475,000.00     771       900,000
6572715644      20020301      20320201   360      3,074.43    20020301       359            467,606.82     779       585,000
6636240043      20020301      20320201   360      4,576.18    20020301       359            723,345.49     765       905,000
6087276843      20020401      20320301   360      2,931.67    20020401       360            452,000.00     691       700,000
6278895369      20020401      20320301   360      3,349.78    20020401       360            485,000.00     676       650,000
6174656345      20020301      20320201   360      2,698.17    20020301       359            415,641.83     780       606,000
6246434937      20020301      20320201   360      4,224.06    20020301       359            642,459.79     790     1,175,000
6241024766      20020401      20320301   360      3,001.58    20020401       360            440,000.00     755       700,000
6759874156      20020301      20320201   360      3,508.01    20020301       359            533,551.36     740     1,310,000
6647570677      20020401      20320301   360      3,166.34    20020401       360            494,500.00     725       950,000
6671442603      20020401      20320301   360      2,627.95    20020401       360            395,000.00     792       620,000
6641855934      20020401      20320301   360      2,477.65    20020401       360            382,000.00     695       525,000
6725701715      20020401      20320301   360      3,551.85    20020401       360            527,200.00     707       659,000
6585436162      20020301      20320201   360      3,370.50    20020301       359            487,628.67     784       610,000
6087656101      20020401      20320301   360      4,374.49    20020401       360            665,900.00     689     1,000,000
6175199766      20020401      20320301   360      2,627.72    20020401       360            400,000.00     689     1,000,000
6745860350      20020401      20220301   240      4,637.60    20020401       240            604,000.00     766     1,200,000
6662565701      20020401      20320301   360      2,694.88    20020401       360            400,000.00     771       550,000
6330512812      20020301      20320201   360      2,290.65    20020301       359            339,728.10     751       505,000
6591885519      20020301      20320201   360      3,071.83    20020301       359            433,685.88     774       620,000
6287873589      20020301      20320201   360      2,568.60    20020301       359            390,671.50     732       460,000
6054020398      20020301      20320201   360      3,361.64    20020301       359            524,536.80     798       700,000
6770462429      20020301      20320201   360      5,048.11    20020301       359            739,422.72     759       925,000
6269720816      20020401      20320301   360      4,151.03    20020401       360            640,000.00     714       800,000
6424387832      20020301      20320201   360      5,753.33    20020301       359            832,366.15     746     1,130,000
6751677789      20020301      20320201   360      2,561.97    20020301       359            394,659.91     768       850,000
6291016811      20020301      20320201   360      2,102.18    20020301       359            319,731.15     754       400,000
6962844467      20020301      20320201   360      2,510.41    20020301       359            367,712.92     687       460,000
6566036858      20020301      20320201   360      2,900.61    20020301       359            452,600.33     730       800,000
6578848530      20020401      20320301   360      2,253.90    20020401       360            352,000.00     791       590,000
6269421720      20020401      20320301   360      3,389.06    20020401       360            496,800.00     784       621,000
6364844222      20020401      20320301   360      2,824.80    20020401       360            430,000.00     692       600,000
6549567730      20020401      20320301   360      3,326.52    20020401       360            500,000.00     782       760,000
6518904070      20020301      20320201   360      2,237.54    20020301       359            327,744.13     782       410,000
6404243609      20020301      20320201   360      2,687.83    20020301       359            403,668.84     697       550,000
6564200548      20020301      20320201   360      2,483.20    20020301       359            377,682.42     779       540,000
6313582568      20020401      20320301   360      3,599.97    20020401       360            548,000.00     791     1,050,000
6692245035      20020301      20320201   360      3,041.59    20020301       359            462,611.01     780       750,000
6196169871      20020401      20320301   360      2,401.86    20020401       360            380,000.00     711       475,000
6293112337      20020401      20320301   360      3,437.06    20020401       360            523,200.00     761       654,000
6009807634      20020401      20320301   360      2,899.25    20020401       360            425,000.00     628       600,000
6273158383      20020401      20320301   360      2,661.22    20020401       360            400,000.00     705       503,000
6731131360      20020401      20320301   360      4,105.34    20020401       360            601,800.00     800     1,700,000
6820467089      20020401      20320301   360      4,864.49    20020401       360            750,000.00     738     1,140,000
6624401367      20020401      20320301   360      3,613.11    20020401       360            550,000.00     791     1,900,000
6972669375      20020301      20320201   360      3,257.23    20020301       359            471,241.15     716       589,500
6829552451      20020301      20320201   360      2,578.63    20020301       359            377,705.12     751       540,000
6737793452      20020401      20320301   360      4,989.77    20020401       360            750,000.00     761       956,000
6601579284      20020401      20320301   360      2,167.87    20020401       360            330,000.00     639       515,000
6381290698      20020401      20320301   360      3,303.92    20020401       360            490,400.00     703       615,000
6443458499      20020401      20320301   360      3,031.74    20020401       360            450,000.00     745       960,000
6391129506      20020301      20320201   360      4,061.04    20020301       359            641,919.17     771     1,060,000
6182664620      20020301      20320201   360      3,206.91    20020301       359            475,619.34     778       595,000
6132070647      20020301      20220201   240      3,817.52    20020301       239            482,100.61     763       690,000
6213245316      20020301      20320201   360      3,233.85    20020301       359            479,616.15     793       612,000
6991942928      20020401      20320301   360      2,967.99    20020401       360            457,600.00     784       585,000
6888892541      20020401      20320301   360      2,455.84    20020401       360            360,000.00     679       450,000
6856930372      20020101      20311201   360      3,438.48    20020301       357            535,570.76     726       850,000
6121707175      20020301      20320201   360      2,548.06    20020301       359            359,739.44     725       450,000
6056072983      20020401      20320301   360      4,657.12    20020401       360            700,000.00     774     1,200,000
6998109307      20020101      20311201   360      2,594.40    20020301       357            398,960.97     685       915,000
6564990684      20020301      20320201   360      3,941.58    20020301       359            599,495.92     780       900,000
6887067830      20020401      20320301   360      3,783.91    20020401       360            576,000.00     671       720,000
6750543164      20020301      20320201   360      3,572.94    20020301       359            557,507.68     756       820,000
6571066940      20020301      20320201   360      2,818.23    20020301       359            428,639.58     757       590,000
6230557057      20020401      20320301   360      2,524.06    20020401       360            370,000.00     738       500,000
6997430464      20020201      20320101   360      3,702.46    20020401       358            561,908.17     736       705,000
6988435019      20020301      20320201   360      2,664.17    20020301       359            421,118.95     793       635,000
6217680559      20020301      20320201   360      3,033.78    20020301       359            455,626.22     761     1,500,000
6413572543      20020301      20320201   360      2,851.08    20020301       359            433,635.38     806     2,700,000
6063037631      20020401      20320301   360      2,270.10    20020401       360            350,000.00     784       640,000
6965176255      20020401      20320301   360      2,233.56    20020401       360            340,000.00     702       550,000
6881063264      20020401      20320301   360      2,973.83    20020401       360            458,500.00     734       655,000
6651706365      20020401      20320301   360      2,874.11    20020401       360            432,000.00     712       540,000
6554720513      20020301      20320201   360      2,998.05    20020301       359            444,644.14     723       675,000
6657903602      20020301      20320201   360      2,358.02    20020301       359            349,720.10     673       515,000
6763948434      20020301      20320201   360      2,732.83    20020301       359            415,650.50     773       525,000
6393309734      20020301      20320201   360      2,956.09    20020301       359            427,674.33     680       580,000
6863331671      20020401      20320301   360      2,438.09    20020401       360            353,000.00     765       506,000
6897479124      20020401      20320301   360      3,312.34    20020401       360            491,650.00     710       735,000
6245247207      20020401      20320301   360      2,627.72    20020401       360            400,000.00     704       735,000
6155850891      20020301      20320201   360      2,499.50    20020301       359            366,114.17     804       458,000
6664335244      20020401      20320301   360      2,193.63    20020401       360            325,600.00     694       407,000
6806940828      20020401      20320301   360      2,918.70    20020401       360            450,000.00     643       600,000
6346672378      20020401      20320301   360      2,802.67    20020401       360            416,000.00     798       520,000
6054543092      20020401      20320301   360      3,020.61    20020401       360            432,000.00     631       545,000
6675588070      20020301      20320201   360      2,594.87    20020301       359            394,668.15     707       625,000
6031388173      20020301      20320201   360      2,706.55    20020301       359            411,653.87     793       810,000
6739324454      20020401      20320301   360      2,587.91    20020401       360            399,000.00     762       570,000
6517425689      20020401      20320301   360      2,371.94    20020401       360            375,265.60     741       469,500
6961693097      20020301      20320201   360      2,104.69    20020301       359            316,090.69     776       333,000
6770259536      20020301      20320201   360      3,160.34    20020301       359            499,547.99     755     1,600,000
6517060411      20020401      20320301   360      2,492.76    20020401       360            370,000.00     779       568,000
6097503459      20020401      20320301   360      2,364.95    20020401       360            360,000.00     796       800,000
6273091592      20020401      20320301   360      4,335.74    20020401       360            660,000.00     780       885,000
6016720150      20020401      20320301   360      2,562.03    20020401       360            390,000.00     757       730,000
6180423870      20020301      20320201   360      2,205.24    20020301       359            339,707.26     786       475,000
6984807880      20020301      20320201   360      3,384.31    20020301       359            489,627.15     701       675,000
6892658151      20020401      20320301   360      2,395.09    20020401       360            360,000.00     778       450,000
6223853646      20020301      20320201   360      3,659.17    20020301       359            549,549.16     751       860,000
6324058194      20020401      20320301   360      2,235.42    20020401       360            336,000.00     734       480,000
6873759721      20020401      20320301   360      3,304.36    20020401       360            503,000.00     722     2,000,000
6941036797      20020301      20320201   360      2,527.88    20020301       359            365,721.50     701       510,000
6675061938      20020401      20320301   360      2,200.72    20020401       360            335,000.00     769       730,000
6009172534      20020401      20320301   360      2,620.34    20020401       360            404,000.00     690       505,000
6020693302      20020401      20320301   360      4,926.97    20020401       360            750,000.00     767     1,517,000
6564132907      20020401      20320301   360      3,031.74    20020401       360            450,000.00     790     1,208,000
6567361206      20020401      20320301   360      2,762.14    20020401       360            437,000.00     690       850,000
6561893030      20020301      20320201   360      2,399.82    20020301       359            369,681.43     699       561,000
6133049913      20020301      20320201   360      2,860.81    20020301       359            429,647.52     793       540,000
6239737411      20020401      20320301   360      2,682.22    20020401       360            413,540.00     712       460,000
6070851552      20020301      20320201   360      2,795.94    20020301       359            414,668.12     765       825,000
6122718999      20020301      20320201   360      2,358.02    20020301       359            349,720.10     775       500,000
6809598755      20020101      20311201   360      2,243.85    20020301       357            354,031.98     770       750,000
6587626273      20020301      20320201   360      2,098.47    20020301       359            331,699.86     697       415,000
6831887325      20020301      20320201   360      2,756.00    20020301       359            403,684.83     749       515,000
6799313165      20020301      20320201   360      2,516.04    20020301       359            382,678.23     713       479,000
6181178002      20020401      20320301   360      2,501.54    20020401       360            376,000.00     715       470,000
6423827531      20020301      20320201   360      3,833.53    20020301       359            554,617.65     769       693,800
6012715444      20020301      20320201   360      2,181.01    20020401       359            331,721.07     733       415,000
6456440525      20020301      20320201   360      3,605.23    20020301       359            548,338.94     725       784,000
6114134452      20020401      20320301   360      2,394.31    20020401       360            369,150.00     786     1,025,000
6656321285      20020401      20320301   360      3,274.45    20020401       360            480,000.00     785       640,000
6061014624      20020401      20320301   360      2,216.82    20020401       360            313,200.00     688       700,000
6037607659      20020301      20320201   360      2,660.57    20020301       359            404,659.74     701       585,000
6076055893      20020301      20320201   360      2,299.26    20020301       359            349,705.95     717       650,000
6454027654      20020401      20320301   360      2,381.79    20020401       360            358,000.00     798       575,000
6305348507      20020401      20320301   360      2,864.21    20020401       360            436,000.00     684       545,000
6848243884      20020401      20320301   360      2,730.60    20020401       360            421,000.00     745       760,000
6925742600      20020401      20320301   360      3,083.44    20020401       360            452,000.00     776       565,000
6205004200      20020401      20320301   360      4,204.35    20020401       360            640,000.00     769       935,000
6585430090      20020401      20320301   360      2,661.22    20020401       360            400,000.00     769     1,550,000
6932701037      20020301      20320201   360      2,118.60    20020301       359            322,229.06     724       430,000
6167512042      20020401      20320301   360      2,529.18    20020401       360            385,000.00     765       525,000
6008554476      20020301      20320201   360      2,612.74    20020301       359            382,701.22     794       700,000
6467887979      20020301      20320201   360      2,593.82    20020301       359            384,692.12     742       600,000
6415028486      20020301      20320201   360      2,979.58    20020301       359            436,434.27     794       546,000
6912974802      20020401      20320301   360      2,689.49    20020401       360            399,200.00     692       499,000
6595515054      20020301      20320201   360      2,627.72    20020301       359            399,663.95     664       726,000
6444185893      20020301      20320201   360      2,548.06    20020301       359            359,739.44     695       450,000
6542090508      20020301      20320201   360      3,416.03    20020301       359            519,563.14     755       800,000
6529231513      20020301      20320201   360      2,627.72    20020301       359            399,663.95     800       815,000
6197084574      20020301      20320201   360      3,031.74    20020301       359            449,640.14     719     1,075,000
6141798980      20020401      20320301   360      3,891.59    20020401       360            600,000.00     759       795,000
6930752040      20020401      20320301   360      2,560.04    20020401       360            375,274.00     751       523,000
6048473877      20020301      20320201   360      3,088.70    20020301       359            446,859.72     794       559,000
6152583040      20020301      20320201   360      2,578.63    20020301       359            377,705.12     697       473,000
6283305685      20020301      20320201   360      2,483.20    20020301       359            377,682.42     683       560,000
6056784330      20020401      20320301   360      2,401.27    20020401       360            352,000.00     776       440,000
6596312451      20020401      20320301   360      2,347.93    20020401       360            362,000.00     778       735,000
6786850484      20020401      20320301   360      2,528.15    20020401       360            380,000.00     698       650,000
6528134742      20020301      20320201   360      2,594.87    20020301       359            394,668.15     637       527,000
6477270752      20020301      20320201   360      2,817.96    20020301       359            407,689.54     712       600,000
6087245830      20020401      20320301   360      2,387.62    20020401       360            350,000.00     714       440,000
6395739508      20020301      20320201   360      2,293.05    20020301       359            331,747.37     673       450,000
6594783950      20020401      20320301   360      4,173.69    20020401       360            669,000.00     781       870,000
6710339877      20020301      20320201   360      3,418.85    20020301       359            494,623.34     744       680,000
6867308691      20020301      20320201   360      2,299.26    20020301       359            349,705.95     782       453,500
6643309500      20020401      20320301   360      3,272.33    20020401       360            468,000.00     665       585,000
6241571139      20020401      20320301   360      2,160.84    20020401       360            316,756.00     684       335,000
6964227844      20020301      20320201   360      3,683.76    20020301       359            539,578.74     739     1,100,000
6149221639      20020401      20320301   360      3,246.18    20020401       360            470,000.00     784       620,000
6910038147      20020301      20320201   360      3,748.90    20020301       359            577,502.35     777     2,225,000
6211477721      20020301      20320201   360      2,612.47    20020301       359            407,640.03     730     1,400,000
6356908886      20020301      20320201   360      2,349.88    20020301       359            331,759.70     712       415,000
6135276811      20020301      20320201   360      3,547.42    20020301       359            539,546.33     714       675,000
6005297855      20020301      20320201   360      2,624.44    20020301       359            399,164.36     801       680,000
6150947932      20020301      20320201   360      2,128.97    20020301       359            319,737.70     757       405,000
6189524934      20020401      20320301   360      5,900.83    20020401       360            865,000.00     806     1,470,000
6199244358      20020401      20320301   360      2,728.71    20020401       360            400,000.00     789       700,000
6220279860      20020401      20320301   360      6,569.29    20020401       360          1,000,000.00     751     1,400,000
6367149496      20020401      20320301   360      2,837.18    20020401       360            415,900.00     782       521,000
6508961924      20020201      20320101   360      3,113.62    20020301       358            467,230.52     737       600,000
6818331693      20020101      20311201   360      3,401.90    20020401       357            523,137.60     729       820,000
6979704795      20020401      20320301   360      4,985.52    20020401       360            740,000.00     735     1,060,000
6952277272      20020301      20320201   360      2,125.95    20020301       359            319,582.51     714       725,000

   LOAN          SALES
  NUMBER         PRICE
  ------         -----

6195731002            --
6349160405            --
6767065805            --
6665016876            --
6904046403            --
6292508832            --
6341162573            --
6339862671            --
6415932869       555,000
6020742216            --
6377576449       495,000
6932304576            --
6960122551            --
6874753186            --
6239983502       950,000
6320792846            --
6376047152       453,000
6120499154       605,000
6867729276            --
6304722793            --
6010523436            --
6501159021       789,000
6930241861            --
6391235113       550,000
6950580404            --
6325345186       456,000
6454876878            --
6530487260            --
6591116717            --
6189805473       775,000
6425958540       830,000
6322040947            --
6096681314     1,468,000
6923453168            --
6677759497       498,200
6652333284            --
6482413751            --
6716632671            --
6508660955       394,000
6862267553            --
6035772901       560,000
6087463227            --
6079094626            --
6656310262       510,000
6644093327            --
6900255800            --
6752555729            --
6768258953       565,000
6345048893            --
6137055197       750,000
6460920439            --
6935769908            --
6858948992       627,730
6643229500       460,000
6691391632            --
6115826585       650,000
6838935358            --
6563936191            --
6336573636            --
6696493441            --
6309826623            --
6880327090            --
6990461094            --
6066372084            --
6007176677            --
6505906005            --
6175699583            --
6715293715       850,000
6474397731            --
6476439317            --
6220270174            --
6742977785            --
6432183082            --
6828932787            --
6651046945       480,000
6811234092       435,900
6058937399       461,000
6638412467            --
6977036935            --
6674172280       567,798
6811269478            --
6849732505            --
6633150138       400,000
6817118737            --
6096299307       625,000
6281260734            --
6917657683            --
6465982962            --
6541804123            --
6233327482            --
6751149169       570,000
6242463328       575,000
6026605417            --
6170028937            --
6996989767       870,000
6868072940            --
6607203426            --
6110048623            --
6498492708            --
6212662685       600,000
6083133881            --
6481503610       541,000
6030211624            --
6802188976            --
6779042099            --
6482097240       429,900
6145773278            --
6543624776            --
6299815198            --
6428516667            --
6927245495            --
6145202914            --
6527538810            --
6779681391            --
6286321515       605,000
6856459463            --
6387049569     1,070,000
6386459157            --
6480777314            --
6076743951            --
6020502537            --
6364130077       698,000
6154487976       525,000
6064592055            --
6502446245            --
6345738311            --
6857663048            --
6838907878            --
6332525945       430,000
6564456967       530,000
6313518539            --
6504480226            --
6528809780            --
6415832838            --
6503133164       689,000
6328943151            --
6509423916            --
6592808411            --
6317551379            --
6499908884            --
6222606987            --
6508707970            --
6540455141     1,125,000
6629326999            --
6247159111       546,000
6369109191            --
6383321517       670,000
6445563338            --
6354406842            --
6608753080            --
6340744207       775,000
6567965196            --
6516033336       680,000
6859209592            --
6340219242       550,000
6383184360            --
6786179264       524,000
6946208185            --
6572715644       585,000
6636240043            --
6087276843            --
6278895369            --
6174656345       606,000
6246434937            --
6241024766            --
6759874156            --
6647570677            --
6671442603            --
6641855934            --
6725701715       659,000
6585436162       610,000
6087656101            --
6175199766            --
6745860350            --
6662565701            --
6330512812            --
6591885519            --
6287873589       460,000
6054020398            --
6770462429       925,000
6269720816            --
6424387832            --
6751677789            --
6291016811            --
6962844467            --
6566036858            --
6578848530            --
6269421720       621,000
6364844222            --
6549567730            --
6518904070       410,000
6404243609            --
6564200548            --
6313582568            --
6692245035            --
6196169871       475,250
6293112337       654,000
6009807634            --
6273158383            --
6731131360            --
6820467089            --
6624401367            --
6972669375       589,500
6829552451            --
6737793452       956,000
6601579284            --
6381290698       613,000
6443458499            --
6391129506            --
6182664620       595,000
6132070647            --
6213245316       600,000
6991942928       572,000
6888892541            --
6856930372            --
6121707175            --
6056072983            --
6998109307            --
6564990684            --
6887067830       720,000
6750543164            --
6571066940            --
6230557057            --
6997430464       704,500
6988435019            --
6217680559            --
6413572543            --
6063037631            --
6965176255            --
6881063264            --
6651706365       540,000
6554720513       675,000
6657903602            --
6763948434       520,000
6393309734            --
6863331671            --
6897479124            --
6245247207            --
6155850891       458,000
6664335244       407,000
6806940828            --
6346672378            --
6054543092            --
6675588070            --
6031388173            --
6739324454            --
6517425689       469,082
6961693097       333,000
6770259536            --
6517060411       570,000
6097503459            --
6273091592       885,000
6016720150       720,000
6180423870            --
6984807880            --
6892658151       450,000
6223853646       855,000
6324058194            --
6873759721            --
6941036797            --
6675061938            --
6009172534       505,000
6020693302            --
6564132907            --
6567361206            --
6561893030            --
6133049913       537,500
6239737411       460,000
6070851552            --
6122718999       500,000
6809598755            --
6587626273            --
6831887325       505,000
6799313165            --
6181178002            --
6423827531       693,800
6012715444       415,000
6456440525            --
6114134452            --
6656321285            --
6061014624            --
6037607659            --
6076055893            --
6454027654            --
6305348507       545,000
6848243884            --
6925742600       565,000
6205004200            --
6585430090            --
6932701037            --
6167512042            --
6008554476            --
6467887979            --
6415028486       545,969
6912974802       499,000
6595515054            --
6444185893            --
6542090508            --
6529231513       827,737
6197084574            --
6141798980            --
6930752040            --
6048473877       559,000
6152583040            --
6283305685            --
6056784330       440,000
6596312451            --
6786850484       630,000
6528134742            --
6477270752            --
6087245830            --
6395739508            --
6594783950       869,000
6710339877            --
6867308691            --
6643309500            --
6241571139       333,427
6964227844            --
6149221639            --
6910038147            --
6211477721            --
6356908886       415,000
6135276811            --
6005297855            --
6150947932            --
6189524934            --
6199244358       700,000
6220279860            --
6367149496       519,927
6508961924       585,000
6818331693            --
6979704795            --
6952277272            --

                                       LOAN COUNT:                       333
                                       CUT-OFF DATE PB:      $151,852,314.73
                                       UNPAID PB W/A:            $456,013.00
                                       INTEREST RATE W/A:               6.97%
                                       REMAINING TERM W/A:               358

                                   EXHIBIT D-3

                       LOAN GROUP 3 MORTGAGE LOAN SCHEDULE

BANK OF AMERICA MORTGAGE SECURITIES, INC.
BAMSI 2002-3: GROUP 3
MORTGAGE LOAN SCHEDULE

   LOAN             PROPERTY                              LOAN                  DOC          ORIG       ORIGINAL     INTEREST
  NUMBER              TYPE          OCCUPANCY           PURPOSE                 TYPE          LTV          PB          RATE
  ------            --------        ---------           -------                 ----         ----       --------     --------

6005757668       Single Family       Primary           Refinance               Rapid         35.71     1,000,000      6.750
6011547426            PUD            Primary       Cash-out Refinance         Standard       34.10       315,500      6.750
6015841726       Single Family       Primary           Refinance               Rapid         50.83       610,000      6.625
6016356286       Single Family       Primary           Refinance              Standard       39.18       627,000      6.875
6027413589       Single Family       Primary           Refinance              Standard       62.85       330,000      6.625
6036041702       Single Family       Primary           Refinance               Rapid         52.56       461,000      6.750
6043965364            PUD            Primary           Refinance              Reduced        47.68       319,502      6.875
6046701154            PUD            Primary            Purchase              Reduced        46.87       750,000      7.000
6053113012            PUD            Primary       Cash-out Refinance         Standard       72.23       375,621      6.750
6053259047       Single Family       Primary       Cash-out Refinance          Rapid         69.49       410,000      6.875
6054382780       Single Family       Primary           Refinance               Rapid         30.25       484,000      6.625
6061024805       Single Family       Primary           Refinance              Standard       73.44       543,500      6.625
6062570285        Condominium       Secondary          Refinance              Standard       54.92       418,000      7.250
6062623787       Single Family       Primary           Refinance              Standard       79.57       374,000      6.500
6067431319            PUD            Primary           Refinance              Reduced        61.86       339,000      6.750
6069805866       Single Family       Primary       Cash-out Refinance         Standard       72.72       400,000      6.875
6071993643       Single Family       Primary            Purchase               Rapid         80.00       510,000      6.500
6074758647       Single Family       Primary           Refinance               Rapid         64.50       845,000      6.750
6075905130        Condominium        Primary           Refinance              Reduced        47.14       330,000      6.875
6091493772       Single Family       Primary           Refinance               Rapid         67.16       450,000      6.500
6092396917       Single Family      Secondary           Purchase              Standard       35.73       500,000      6.625
6109469384        Condominium       Secondary          Refinance               Rapid         51.37       333,910      6.500
6109513595       Single Family       Primary       Cash-out Refinance         Standard       70.00       665,000      6.375
6112748253            PUD            Primary           Refinance               Rapid         43.91       527,000      6.750
6120538027            PUD            Primary           Refinance               Rapid         65.18       541,000      6.500
6125157948       Single Family       Primary       Cash-out Refinance         Standard       68.80       750,000      6.875
6125176252            PUD            Primary           Refinance              Reduced        63.14       331,500      6.000
6128901003       Single Family       Primary       Cash-out Refinance         Standard       67.61       355,000      6.625
6129529548       Single Family       Primary           Refinance               Rapid         77.81       622,500      6.875
6131148568            PUD            Primary           Refinance              Reduced        79.81       435,000      6.500
6132807675       Single Family       Primary           Refinance               Rapid         80.00       656,000      6.750
6135677042            PUD            Primary           Refinance               Rapid         71.47       947,000      7.125
6150662192       Single Family       Primary           Refinance               Rapid         50.00       500,000      6.750
6155418814       Single Family       Primary       Cash-out Refinance          Rapid         74.79       460,000      6.625
6156404979       Single Family       Primary           Refinance              Reduced        26.07       730,000      6.750
6156566256       Single Family       Primary           Refinance               Rapid         36.26       301,000      6.375
6163826339       Single Family       Primary           Refinance              Reduced        31.21       718,000      6.750
6164274505            PUD            Primary            Purchase              Reduced        61.90       650,000      6.500
6167292264       Single Family       Primary           Refinance              Standard       73.04       420,000      6.375
6174334745       Single Family       Primary       Cash-out Refinance         Standard       63.63       350,000      6.750
6176210414       Single Family       Primary           Refinance               Rapid         60.00       750,000      6.750
6176754361       Single Family       Primary           Refinance              Standard       49.07       404,900      6.375
6178692726       Single Family       Primary       Cash-out Refinance         Reduced        80.00       357,600      6.875
6183234761       Single Family       Primary           Refinance              Reduced        68.87       454,600      6.625
6186913536            PUD            Primary           Refinance              Standard       66.48       452,100      6.625
6195350514       Single Family      Secondary          Refinance           All Ready Home    43.66       589,503      6.500
6196607573       Single Family       Primary           Refinance              Standard       43.63       960,000      6.625
6197450957       Single Family       Primary           Refinance              Reduced        45.90       344,263      6.625
6198108810       Single Family       Primary            Purchase               Rapid         66.66       350,000      6.625
6201363378       Single Family       Primary           Refinance               Rapid         55.55     1,000,000      6.750
6208687084            PUD            Primary       Cash-out Refinance          Rapid         59.40       382,000      6.375
6208986171         Two Family        Primary           Refinance              Standard       49.13       398,000      6.875
6209282778       Single Family       Primary       Cash-out Refinance         Reduced        55.21       450,000      6.500
6209393708       Single Family       Primary       Cash-out Refinance         Standard       70.00       980,000      6.625
6211007361            PUD            Primary            Purchase               Rapid         66.22       400,000      6.500
6225157756       Single Family       Primary           Refinance               Rapid         51.72       750,000      6.875
6226833371       Single Family       Primary       Cash-out Refinance         Standard       64.26       385,600      6.750
6233656450       Single Family      Secondary          Refinance              Reduced        54.47       370,400      6.500
6235891535            PUD            Primary           Refinance              Reduced        50.00       600,000      6.375
6250712699       Single Family      Secondary           Purchase              Reduced        80.00       400,000      6.500
6254499582       Single Family       Primary       Cash-out Refinance         Standard       68.48       489,700      6.625
6266989661       Single Family       Primary           Refinance              Standard       76.18       499,000      7.125
6268342067        Condominium        Investor          Refinance              Standard       56.92       398,500      6.625
6270068114       Single Family       Primary           Refinance               Rapid         58.39       473,000      6.500
6271130673       Single Family       Primary           Refinance              Reduced        73.17       329,300      6.750
6271496033        Condominium        Primary           Refinance              Standard       68.93       455,000      6.625
6275937297            PUD            Primary           Refinance               Rapid         78.92       498,000      6.500
6283760798       Single Family       Primary           Refinance              Reduced        75.22       413,750      6.625
6285783541       Single Family       Primary           Refinance              Standard       77.33       638,000      6.625
6286191298       Single Family       Primary           Refinance              Reduced        40.90       450,000      6.625
6295409285       Single Family       Primary       Cash-out Refinance         Reduced        75.00       489,750      7.125
6300221188       Single Family       Primary           Refinance               Rapid         47.09       365,000      6.500
6303993148            PUD            Primary           Refinance              Standard       57.57       377,108      6.625
6304981217       Single Family       Primary           Refinance              Reduced        53.20       407,000      6.625
6305084672            PUD            Investor           Purchase              Standard       70.00       385,000      6.875
6314839116            PUD            Primary           Refinance               Rapid         53.33       360,000      6.500
6317612411            PUD            Primary           Refinance              Reduced        64.64       320,000      6.625
6320319038       Single Family       Primary           Refinance              Standard       67.81       668,000      6.750
6321973890       Single Family       Primary           Refinance               Rapid         69.93       500,000      6.250
6322751683            PUD            Primary            Purchase              Reduced        64.70       550,000      6.500
6325157276            PUD            Primary           Refinance              Reduced        50.00       500,000      6.500
6346954719        Condominium        Primary           Refinance               Rapid         37.72       830,000      6.750
6355408318       Single Family       Primary           Refinance               Rapid         36.40       375,000      6.625
6362176742       Single Family       Primary           Refinance              Standard       54.51       314,000      6.625
6366664354            PUD            Primary           Refinance              Reduced        46.36       741,766      6.750
6381715652       Single Family       Primary           Refinance           All Ready Home    70.28       369,000      7.000
6389406130       Single Family       Primary       Cash-out Refinance          Rapid         68.57       480,000      6.625
6392938368       Single Family       Primary           Refinance               Rapid         61.66       354,550      6.500
6398338373       Single Family       Primary           Refinance              Standard       67.22       342,825      6.875
6403892984       Single Family       Primary       Cash-out Refinance         Standard       50.00       500,000      6.625
6408122528       Single Family       Primary           Refinance              Reduced        78.25       372,500      6.500
6428971243       Single Family       Primary           Refinance               Rapid         79.24       420,000      6.875
6433696447       Single Family       Primary           Refinance              Reduced        60.33       467,585      6.625
6434798358       Single Family       Primary           Refinance              Reduced        80.00       440,000      6.750
6435194995            PUD            Primary           Refinance               Rapid         67.66       406,000      6.875
6438708734       Single Family       Primary           Refinance               Rapid         59.08       387,000      6.625
6446330406       Single Family       Primary           Refinance           All Ready Home    72.83       386,000      6.625
6449427290            PUD            Primary       Cash-out Refinance         Standard       50.00       650,000      6.750
6450922312            PUD           Secondary           Purchase              Reduced        80.00       355,200      6.875
6457074513       Single Family       Primary           Refinance               Rapid         56.12       435,000      6.625
6464068151       Single Family       Primary       Cash-out Refinance         Standard       51.28       400,000      6.750
6477048414       Single Family       Primary           Refinance               Rapid         54.88       343,000      6.875
6480280277       Single Family       Primary       Cash-out Refinance          Rapid         45.45       500,000      6.750
6482736763       Single Family       Primary            Purchase               Rapid         80.00       506,000      6.500
6483821507       Single Family       Primary       Cash-out Refinance         Standard       70.00       542,500      6.625
6487113513       Single Family       Primary           Refinance              Reduced        42.94       361,590      6.750
6489611605       Single Family       Primary       Cash-out Refinance         Standard       73.00       365,000      6.750
6492778946       Single Family       Primary           Refinance              Reduced        78.74       354,350      6.500
6493888900            PUD            Primary       Cash-out Refinance         Reduced        68.76       574,200      6.625
6508169981       Single Family       Primary            Purchase               Rapid         75.00       750,000      6.750
6508824593       Single Family       Primary           Refinance              Reduced        48.85       342,000      6.625
6510169813       Single Family       Primary           Refinance               Rapid         24.69       852,000      7.000
6519446782       Single Family       Primary       Cash-out Refinance         Standard       70.00       490,000      6.750
6544053728       Single Family       Primary           Refinance               Rapid         43.86       318,000      6.500
6546847663       Single Family       Primary           Refinance               Rapid         71.36       496,000      6.875
6548860672       Single Family       Primary           Refinance              Reduced        71.56       572,500      6.625
6553884666       Single Family       Primary           Refinance               Rapid         22.60       330,000      6.625
6554350642       Single Family       Primary           Refinance               Rapid         23.87       394,000      6.750
6565199665            PUD            Primary           Refinance               Rapid         66.73       317,000      6.375
6568520511            PUD            Primary           Refinance              Reduced        79.54       350,000      6.625
6570517075       Single Family      Secondary           Purchase              Standard       80.00       432,000      6.750
6575945255            PUD            Primary           Refinance               Rapid         58.82     1,000,000      6.625
6598095948       Single Family       Investor           Purchase              Standard       68.37       400,000      6.375
6610515824            PUD            Primary            Purchase               Rapid         80.00       604,000      7.000
6615168173       Single Family      Secondary      Cash-out Refinance         Standard       75.00       411,000      6.875
6619231290       Single Family       Primary            Purchase              Standard       76.92       500,000      6.875
6621381406       Single Family       Primary           Refinance              Reduced        56.00       420,000      6.625
6621849022       Single Family       Primary           Refinance              Reduced        64.65       375,000      6.625
6627088443            PUD            Primary           Refinance              Reduced        62.19       547,300      6.500
6638019502            PUD            Primary           Refinance              Reduced        64.22       372,500      6.875
6642727181       Single Family       Primary           Refinance              Standard       67.30       525,000      6.750
6646112224       Single Family       Primary       Cash-out Refinance         Reduced        32.60       750,000      6.750
6648571898       Single Family       Primary           Refinance              Reduced        62.61       626,176      6.500
6650580860       Single Family       Primary           Refinance              Reduced        65.54       586,600      6.625
6651147115            PUD            Primary           Refinance              Reduced        77.12       536,000      6.500
6651265883       Single Family      Secondary          Refinance              Standard       65.59       459,186      6.500
6655432703       Single Family       Primary           Refinance               Rapid         72.66       763,000      6.500
6657966278            PUD            Primary           Refinance              Standard       61.60       385,000      6.250
6660062404       Single Family       Primary           Refinance              Standard       51.16       550,000      6.250
6665259112            PUD           Secondary           Purchase              Reduced        80.00       488,000      7.000
6667687583       Single Family       Primary       Cash-out Refinance         Reduced        53.84       350,000      6.500
6670773818        Four Family        Primary           Refinance           All Ready Home    36.80       693,700      6.750
6675705252       Single Family       Primary           Refinance               Rapid         75.00       975,000      6.875
6677086495       Single Family       Primary           Refinance              Reduced        66.92       435,000      6.625
6682632333            PUD            Primary            Purchase              Reduced        80.00       512,000      6.875
6687154580            PUD            Primary           Refinance               Rapid         39.77       381,850      6.625
6699059066       Single Family       Primary           Refinance              Standard       63.71       557,500      6.625
6701812486       Single Family       Primary       Cash-out Refinance          Rapid         33.33     1,000,000      6.750
6709145962            PUD            Primary           Refinance              Reduced        67.79       550,500      6.500
6713123336       Single Family       Primary       Cash-out Refinance          Rapid         59.17       503,000      6.625
6715317688            PUD            Primary           Refinance              Reduced        73.56       411,945      6.625
6718229294       Single Family       Primary            Purchase              Reduced        78.49       500,000      6.375
6719720499       Single Family       Primary       Cash-out Refinance          Rapid         69.98       367,400      6.500
6722335707       Single Family       Primary            Purchase               Rapid         75.00       881,250      6.500
6736306538       Single Family       Primary           Refinance              Standard       80.00       380,000      6.500
6739601257       Single Family       Primary           Refinance               Rapid         57.50       747,500      6.625
6740357907            PUD            Primary           Refinance               Rapid         78.96       572,500      6.625
6742129569       Single Family       Primary           Refinance              Reduced        55.42       327,000      7.000
6742727065      High-Rise Condo      Primary           Refinance           All Ready Home    43.96       466,000      6.750
6754481858       Single Family       Primary           Refinance              Standard       81.21       357,342      6.500
6756800600       Single Family       Primary       Cash-out Refinance         Standard       68.57       360,000      6.375
6757425076       Single Family      Secondary           Purchase               Rapid         80.00       636,000      6.875
6759523506            PUD            Primary           Refinance              Standard       20.30       500,000      6.625
6764486327       Single Family       Primary           Refinance              Reduced        60.00       360,000      6.625
6778379492            PUD            Primary           Refinance              Reduced        77.26       390,200      6.500
6781388472       Single Family       Primary            Purchase              Reduced        80.00       520,000      6.625
6781838633       Single Family       Primary           Refinance               Rapid         58.35       583,500      6.750
6782043118       Single Family       Primary           Refinance              Standard       64.85       324,250      6.875
6788669536       Single Family       Primary           Refinance               Rapid         44.82       650,000      6.625
6792751171       Single Family       Primary       Cash-out Refinance         Standard       30.30     1,000,000      7.250
6811770962       Single Family       Primary       Cash-out Refinance         Standard       59.42       312,000      6.750
6813880553       Single Family       Primary           Refinance              Reduced        54.20       517,626      6.500
6819417152       Single Family       Primary           Refinance               Rapid         62.50     1,000,000      6.875
6819730463       Single Family       Primary           Refinance              Reduced        35.80       340,100      6.500
6822983083       Single Family       Primary           Refinance               Rapid         57.48       407,000      6.750
6826917483       Single Family       Primary           Refinance              Reduced        61.34       392,600      6.875
6833355198       Single Family       Primary           Refinance               Rapid         26.54       730,000      6.750
6834054857       Single Family       Primary            Purchase              Reduced        79.36       750,000      6.750
6847435317       Single Family       Primary       Cash-out Refinance         Reduced        53.55       340,100      6.625
6848040025            PUD           Secondary           Purchase               Rapid         80.00       600,000      6.750
6849895096            PUD            Primary           Refinance               Rapid         62.65       401,000      6.625
6851832946       Single Family       Primary           Refinance               Rapid         28.00       420,000      6.750
6853068341       Single Family      Secondary           Purchase               Rapid         80.00       328,000      6.500
6871833171       Single Family       Primary           Refinance              Standard       67.70       338,500      6.750
6874195842       Single Family       Primary           Refinance              Reduced        61.18       361,000      6.625
6877780855       Single Family       Primary           Refinance               Rapid         69.20       692,000      6.750
6879893649       Single Family       Primary           Refinance              Standard       66.66       610,000      6.625
6885240645            PUD            Primary           Refinance               Rapid         53.20       665,000      6.500
6885392099            PUD            Primary           Refinance              Reduced        70.72       732,000      6.625
6886015384       Single Family       Primary           Refinance              Reduced        52.66       474,000      6.500
6886637393            PUD            Primary            Purchase              Reduced        60.60       400,000      6.625
6896121255       Single Family       Primary           Refinance              Standard       38.81       427,000      6.875
6898211880       Single Family       Primary           Refinance               Rapid         63.00       472,500      6.750
6905944085            PUD            Primary       Cash-out Refinance         Standard       67.76       382,869      7.250
6906227944            PUD            Primary       Cash-out Refinance         Standard       65.80       510,000      6.500
6906873606       Single Family       Primary           Refinance               Rapid         54.37       459,500      6.750
6915640368       Single Family       Primary           Refinance              Reduced        25.92       700,000      6.625
6915821646            PUD           Secondary           Purchase              Reduced        80.00       432,000      6.750
6923414715       Single Family       Primary           Refinance              Reduced        43.35       568,000      6.500
6927733359       Single Family       Primary           Refinance               Rapid         64.11       343,000      7.000
6929532494       Single Family       Primary           Refinance           All Ready Home    72.00       324,000      6.750
6931195504       Single Family       Primary           Refinance              Reduced        65.62       315,000      6.625
6932213876            PUD            Primary            Purchase               Rapid         57.80       500,000      6.500
6934494144            PUD            Primary       Cash-out Refinance         Standard       45.51       330,000      7.500
6939889611       Single Family       Primary           Refinance              Reduced        53.25       306,200      6.500
6944104444       Single Family       Primary       Cash-out Refinance          Rapid         33.33       750,000      6.875
6949230020       Single Family       Primary       Cash-out Refinance         Reduced        49.41       383,000      6.250
6952270871            PUD            Primary            Purchase              Reduced        80.00       339,920      6.500
6952599428       Single Family       Primary           Refinance           All Ready Home    71.60       358,000      6.875
6953017735            PUD            Primary           Refinance           All Ready Home    77.77       560,000      6.750
6962574569       Single Family       Primary       Cash-out Refinance         Standard       56.00       420,000      6.625
6964742172       Single Family       Primary       Cash-out Refinance          Rapid         72.76       473,000      6.875
6966758358       Single Family       Investor          Refinance              Standard       73.68       350,000      6.875
6968113255       Single Family       Primary           Refinance              Standard       45.77       824,000      6.875
6972936857       Single Family       Primary            Purchase              Reduced        73.03       635,000      7.000
6977864823       Single Family       Primary       Cash-out Refinance         Reduced        57.87       382,000      6.750
6988496664           FALSE           Primary            Purchase              Standard       80.00     1,284,000      8.000
6991067197       Single Family       Primary           Refinance              Reduced        78.98       434,400      7.125
6992168101       Single Family       Primary           Refinance               Rapid         63.79       455,505      6.625

   LOAN         1ST PAYMENT    MATURITY   ORIG      MONTHLY      CURRENT    REMAINING        SCHEDULED                APPRAISAL
  NUMBER           DATE          DATE     TERM        P&I        DUE DATE      TERM              PB          FICO       VALUE
  ------        -----------    --------   ----      -------      --------   ---------        ---------       ----     ---------

6005757668       20020301      20170201    180      8,849.10     20020301      179            996,775.90     790      2,800,000
6011547426       20020301      20170201    180      2,791.89     20020301      179            314,482.80     659        925,000
6015841726       20020401      20170301    180      5,355.77     20020401      180            610,000.00     773      1,200,000
6016356286       20020401      20170301    180      5,591.93     20020401      180            627,000.00     692      1,600,000
6027413589       20020301      20170201    180      2,897.38     20020301      179            328,924.49     675        525,000
6036041702       20020401      20170301    180      4,079.44     20020401      180            461,000.00     776        877,000
6043965364       20020301      20170201    180      2,849.50     20020301      179            318,482.98     759        670,000
6046701154       20020301      20170201    180      6,741.22     20020301      179            747,633.78     784      1,650,000
6053113012       20020301      20170201    180      3,323.91     20020301      179            374,409.96     687        520,000
6053259047       20020401      20170301    180      3,656.61     20020401      180            410,000.00     709        590,000
6054382780       20020401      20170301    180      4,249.49     20020401      180            484,000.00     720      1,600,000
6061024805       20020301      20170201    180      4,771.90     20020301      179            541,728.67     693        740,000
6062570285       20020301      20170201    180      3,815.77     20020301      179            416,709.65     678        761,000
6062623787       20020301      20170201    180      3,257.95     20020301      179            372,767.88     707        470,000
6067431319       20020401      20170301    180      2,999.85     20020401      180            339,000.00     772        548,000
6069805866       20020401      20170301    180      3,567.42     20020401      180            400,000.00     655        550,000
6071993643       20020401      20170301    180      4,442.65     20020401      180            510,000.00     768        638,000
6074758647       20020401      20170301    180      7,477.49     20020401      180            845,000.00     750      1,310,000
6075905130       20020401      20170301    180      2,943.12     20020401      180            330,000.00     706        700,000
6091493772       20020401      20170301    180      3,919.99     20020401      180            450,000.00     725        670,000
6092396917       20020301      20170201    180      4,389.97     20020301      179            498,370.45     707      1,500,000
6109469384       20020401      20170301    180      2,908.72     20020401      180            333,910.00     756        650,000
6109513595       20020401      20170301    180      5,747.27     20020401      180            665,000.00     732        950,000
6112748253       20020301      20170201    180      4,663.48     20020301      179            525,300.90     711      1,200,000
6120538027       20020401      20170301    180      4,712.70     20020401      180            541,000.00     816        830,000
6125157948       20020401      20170301    180      6,688.91     20020401      180            750,000.00     674      1,090,000
6125176252       20020301      20170201    180      2,797.39     20020301      179            330,360.11     684        525,000
6128901003       20020401      20170301    180      3,116.88     20020401      180            355,000.00     668        525,000
6129529548       20020301      20170201    180      5,551.80     20020301      179            620,514.61     726        800,000
6131148568       20020401      20170301    180      3,789.32     20020401      180            435,000.00     737        545,000
6132807675       20020401      20170301    180      5,805.01     20020401      180            656,000.00     747        820,000
6135677042       20020301      20170201    180      8,578.23     20020301      179            944,044.58     779      1,325,000
6150662192       20020301      20170201    180      4,424.55     20020301      179            498,387.95     778      1,000,000
6155418814       20020301      20170201    180      4,038.78     20020301      179            458,500.80     788        615,000
6156404979       20020401      20140301    144      7,410.25     20020401      144            730,000.00     750      2,800,000
6156566256       20020401      20170301    180      2,601.40     20020401      180            301,000.00     810        830,000
6163826339       20020301      20170201    180      6,353.66     20020301      179            715,685.09     777      2,300,000
6164274505       20020301      20170201    180      5,662.20     20020301      179            647,858.63     784      1,050,000
6167292264       20020301      20170201    180      3,629.86     20020301      179            418,601.39     734        575,000
6174334745       20020301      20170201    180      3,097.19     20020301      179            348,871.56     786        550,000
6176210414       20020301      20170201    180      6,636.83     20020301      179            747,581.92     777      1,250,000
6176754361       20020301      20170201    180      3,499.35     20020301      179            402,967.23     718        825,000
6178692726       20020401      20170301    180      3,189.28     20020401      180            357,600.00     698        447,000
6183234761       20020401      20170301    180      3,991.36     20020401      180            453,868.85     810        660,000
6186913536       20020401      20170301    180      3,969.41     20020401      180            452,100.00     668        680,000
6195350514       20020301      20170201    180      5,135.21     20020301      179            587,560.93     810      1,350,000
6196607573       20020301      20170201    180      8,428.75     20020301      179            956,871.25     709      2,200,000
6197450957       20020301      20170201    180      3,022.61     20020301      179            343,141.01     766        750,000
6198108810       20020301      20170201    180      3,072.98     20020301      179            348,859.31     734        533,000
6201363378       20020301      20170201    180      8,849.10     20020301      179            996,775.90     702      1,800,000
6208687084       20020401      20170301    180      3,301.44     20020401      180            382,000.00     785        643,000
6208986171       20020301      20170201    180      3,549.59     20020301      179            396,730.62     654        810,000
6209282778       20020301      20170201    180      3,919.99     20020301      179            448,517.51     757        815,000
6209393708       20020401      20170301    180      8,604.34     20020401      180            980,000.00     759      1,400,000
6211007361       20020301      20170201    180      3,484.43     20020301      179            398,682.24     760        610,000
6225157756       20020401      20170301    180      6,688.91     20020401      180            750,000.00     784      1,450,000
6226833371       20020401      20170301    180      3,412.22     20020401      180            385,600.00     783        600,000
6233656450       20020301      20170201    180      3,226.59     20020301      179            369,179.74     709        680,000
6235891535       20020401      20170301    180      5,185.51     20020401      180            600,000.00     786      1,200,000
6250712699       20020301      20170201    180      3,484.43     20020301      179            398,682.24     795        525,000
6254499582       20020401      20170301    180      4,299.54     20020401      180            489,700.00     634        715,000
6266989661       20020401      20170301    180      4,520.10     20020401      180            499,000.00     639        655,000
6268342067       20020301      20170201    180      3,498.81     20020301      179            397,201.24     698        700,000
6270068114       20020401      20170301    180      4,120.34     20020401      180            473,000.00     719        810,000
6271130673       20020301      20170201    180      2,914.01     20020401      179            328,238.30     769        450,000
6271496033       20020301      20170201    180      3,994.88     20020301      179            453,517.10     687        660,000
6275937297       20020401      20170301    180      4,338.12     20020401      180            498,000.00     772        631,000
6283760798       20020301      20170201    180      3,632.70     20020301      179            412,401.54     778        550,000
6285783541       20020301      20170201    180      5,601.61     20020301      179            635,920.68     675        825,000
6286191298       20020301      20170201    180      3,950.98     20020301      179            448,533.40     779      1,100,000
6295409285       20020301      20170201    180      4,436.31     20020301      179            488,221.58     715        653,000
6300221188       20020401      20170301    180      3,179.55     20020401      180            365,000.00     760        775,000
6303993148       20020401      20170301    180      3,310.99     20020401      180            377,108.00     629        655,000
6304981217       20020401      20170301    180      3,573.44     20020401      180            407,000.00     777        765,000
6305084672       20020401      20170301    180      3,433.64     20020401      180            385,000.00     672        560,000
6314839116       20020401      20170301    180      3,135.99     20020401      180            360,000.00     777        675,000
6317612411       20020301      20170201    180      2,809.59     20020301      179            318,957.08     719        495,000
6320319038       20020301      20170201    180      5,911.20     20020301      179            665,846.30     654        985,000
6321973890       20020401      20170301    180      4,287.12     20020401      180            500,000.00     737        715,000
6322751683       20020401      20170301    180      4,791.10     20020401      180            550,000.00     809        900,000
6325157276       20020401      20170301    180      4,355.54     20020401      180            500,000.00     752      1,000,000
6346954719       20020401      20170301    180      7,344.75     20020401      180            830,000.00     757      2,200,000
6355408318       20020401      20170301    180      3,292.48     20020401      180            375,000.00     704      1,030,000
6362176742       20020401      20170301    180      2,756.91     20020401      180            314,000.00     664        576,000
6366664354       20020301      20170201    180      6,563.96     20020301      179            739,374.47     765      1,600,000
6381715652       20020401      20170301    180      3,316.68     20020401      180            367,828.75     663        525,000
6389406130       20020401      20170301    180      4,214.38     20020401      180            480,000.00     755        700,000
6392938368       20020401      20170301    180      3,088.52     20020401      180            354,550.00     759        575,000
6398338373       20020401      20170301    180      3,057.50     20020401      180            342,825.00     692        510,000
6403892984       20020401      20170301    180      4,389.97     20020401      180            500,000.00     667      1,000,000
6408122528       20020401      20170301    180      3,244.88     20020401      180            372,500.00     736        476,000
6428971243       20020301      20170201    180      3,745.79     20020301      179            418,660.46     761        530,000
6433696447       20020301      20170201    180      4,105.37     20020301      179            466,061.09     758        775,000
6434798358       20020401      20170301    180      3,893.61     20020401      180            440,000.00     704        550,000
6435194995       20020301      20170201    180      3,620.93     20020301      179            404,705.11     714        600,000
6438708734       20020401      20170301    180      3,397.84     20020401      180            387,000.00     756        655,000
6446330406       20020401      20170301    180      3,389.06     20020401      180            386,000.00     700        530,000
6449427290       20020401      20170301    180      5,751.92     20020401      180            650,000.00     710      1,300,000
6450922312       20020301      20170201    180      3,167.87     20020401      179            354,067.13     737        444,000
6457074513       20020401      20120301    120      4,967.05     20020401      120            435,000.00     712        775,000
6464068151       20020401      20170301    180      3,539.64     20020401      180            400,000.00     704        780,000
6477048414       20020401      20170301    180      3,059.07     20020401      180            343,000.00     745        625,000
6480280277       20020401      20170301    180      4,424.55     20020401      180            500,000.00     785      1,100,000
6482736763       20020401      20170301    180      4,407.81     20020401      180            506,000.00     727        637,000
6483821507       20020401      20170301    180      4,763.12     20020401      180            542,500.00     766        775,000
6487113513       20020401      20170301    180      3,199.75     20020401      180            361,590.00     763        842,000
6489611605       20020301      20170201    180      3,229.92     20020301      179            363,823.20     715        500,000
6492778946       20020401      20120301    120      4,023.58     20020401      120            354,350.00     747        450,000
6493888900       20020401      20170301    180      5,041.45     20020401      180            574,200.00     786        835,000
6508169981       20020301      20170201    180      6,636.83     20020301      179            747,581.92     752      1,100,000
6508824593       20020401      20170301    180      3,002.74     20020401      180            342,000.00     749        700,000
6510169813       20020301      20170201    180      7,658.02     20020301      179            849,311.98     798      3,450,000
6519446782       20020301      20170201    180      4,336.06     20020301      179            488,420.19     681        700,000
6544053728       20020301      20170201    180      2,770.13     20020301      179            316,952.37     772        725,000
6546847663       20020301      20170201    180      4,423.60     20020301      179            494,418.07     748        695,000
6548860672       20020401      20170301    180      5,026.52     20020401      180            572,500.00     744        800,000
6553884666       20020301      20170201    180      2,897.38     20020501      179            328,029.43     741      1,460,000
6554350642       20020401      20170301    180      3,486.55     20020401      180            394,000.00     760      1,650,000
6565199665       20020301      20170201    180      2,739.68     20020301      179            315,944.38     739        475,000
6568520511       20020401      20170301    180      3,072.98     20020401      180            349,871.94     727        440,000
6570517075       20020301      20170201    180      3,822.81     20020301      179            430,607.19     622        545,000
6575945255       20020301      20170201    180      8,779.94     20020301      179            996,740.89     769      1,700,000
6598095948       20020401      20170301    180      3,457.01     20020401      180            400,000.00     748        585,000
6610515824       20020301      20170201    180      5,428.93     20020301      179            602,094.40     776        772,000
6615168173       20020401      20170301    180      3,665.53     20020401      180            411,000.00     764        548,000
6619231290       20020301      20170201    180      4,459.28     20020401      179            498,405.30     654        650,000
6621381406       20020401      20170301    180      3,687.58     20020401      180            420,000.00     749        750,000
6621849022       20020401      20170301    180      3,292.48     20020401      180            375,000.00     730        580,000
6627088443       20020301      20170201    180      4,767.58     20020301      179            545,496.96     707        880,000
6638019502       20020301      20170201    180      3,322.16     20020301      179            371,311.95     701        580,000
6642727181       20020401      20170301    180      4,645.78     20020401      180            525,000.00     715        780,000
6646112224       20020401      20170301    180      6,636.83     20020401      180            750,000.00     712      2,300,000
6648571898       20020301      20170201    180      5,454.67     20020301      179            624,113.12     757      1,000,000
6650580860       20020301      20170201    180      5,150.32     20020301      179            584,688.20     680        895,000
6651147115       20020301      20150201    156      5,098.38     20020301      155            533,804.95     726        695,000
6651265883       20020301      20170201    180      4,000.01     20020301      179            457,673.25     677        700,000
6655432703       20020401      20150301    156      7,257.59     20020401      156            763,000.00     777      1,050,000
6657966278       20020301      20170201    180      3,301.08     20020301      179            383,704.13     747        625,000
6660062404       20020401      20170301    180      4,715.83     20020401      180            550,000.00     736      1,075,000
6665259112       20020301      20170201    180      4,386.29     20020301      179            486,460.38     745        620,000
6667687583       20020301      20170201    180      3,048.88     20020401      179            348,795.83     796        650,000
6670773818       20020401      20170301    180      6,138.62     20020401      180            693,700.00     711      1,885,000
6675705252       20020301      20170201    180      8,695.58     20020301      179            971,890.36     759      1,300,000
6677086495       20020301      20170201    180      3,819.28     20020301      179            433,582.28     689        650,000
6682632333       20020301      20170201    180      4,566.30     20020301      179            510,367.03     705        640,000
6687154580       20020401      20170301    180      3,352.62     20020401      180            381,850.00     780        960,000
6699059066       20020401      20170301    180      4,894.82     20020401      180            557,500.00     684        875,000
6701812486       20020301      20170201    180      8,849.10     20020301      179            996,775.90     775      3,000,000
6709145962       20020401      20170301    180      4,795.45     20020401      180            550,500.00     709        812,000
6713123336       20020301      20170201    180      4,416.31     20020301      179            501,360.67     733        850,000
6715317688       20020401      20170301    180      3,616.86     20020401      180            411,945.00     785        560,000
6718229294       20020301      20170201    180      4,321.26     20020301      179            498,334.99     778        637,000
6719720499       20020301      20170201    180      3,200.45     20020301      179            366,189.63     740        525,000
6722335707       20020401      20170301    180      7,676.64     20020401      180            881,250.00     790      1,175,000
6736306538       20020301      20170201    180      3,310.21     20020301      179            378,748.12     672        475,000
6739601257       20020301      20170201    180      6,563.01     20020301      179            745,063.81     750      1,300,000
6740357907       20020301      20170201    180      5,026.52     20020301      179            570,634.16     702        725,000
6742129569       20020301      20170201    180      2,939.17     20020301      179            325,968.33     728        590,000
6742727065       20020301      20170201    180      4,123.68     20020301      179            462,279.95     679      1,060,000
6754481858       20020401      20170301    180      3,112.84     20020401      180            357,342.00     703        440,000
6756800600       20020401      20170301    180      3,111.31     20020401      180            360,000.00     671        525,000
6757425076       20020301      20170201    180      5,672.20     20020301      179            633,971.55     754        800,000
6759523506       20020401      20170301    180      4,389.97     20020401      180            500,000.00     788      2,462,000
6764486327       20020401      20170301    180      3,160.78     20020401      180            360,000.00     799        600,000
6778379492       20020401      20170301    180      3,399.07     20020401      180            390,200.00     732        505,000
6781388472       20020401      20170301    180      4,565.57     20020401      180            520,000.00     803        664,000
6781838633       20020401      20170301    180      5,163.45     20020401      180            583,500.00     702      1,000,000
6782043118       20020401      20170301    180      2,891.84     20020401      180            324,250.00     734        500,000
6788669536       20020301      20170201    180      5,706.96     20020301      179            647,881.58     786      1,450,000
6792751171       20020301      20170201    180      9,128.63     20020301      179            996,913.04     758      3,300,000
6811770962       20020401      20170301    180      2,760.92     20020401      180            312,000.00     655        525,000
6813880553       20020301      20170201    180      4,509.08     20020301      179            515,920.73     741        955,000
6819417152       20020401      20170301    180      8,918.55     20020401      180          1,000,000.00     740      1,600,000
6819730463       20020301      20170201    180      2,962.64     20020301      179            338,979.57     771        950,000
6822983083       20020301      20170201    180      3,601.59     20020301      179            405,687.79     758        708,000
6826917483       20020401      20170301    180      3,501.42     20020401      180            392,600.00     694        640,000
6833355198       20020401      20170301    180      6,459.84     20020401      180            730,000.00     764      2,750,000
6834054857       20020301      20170201    180      6,636.83     20020301      179            747,581.92     783        970,000
6847435317       20020401      20170301    180      2,986.06     20020401      180            340,100.00     773        635,000
6848040025       20020301      20170201    180      5,309.46     20020301      179            598,065.54     778        750,000
6849895096       20020401      20170301    180      3,520.76     20020401      180            401,000.00     779        640,000
6851832946       20020301      20170201    180      3,716.62     20020301      179            418,645.88     795      1,500,000
6853068341       20020301      20170201    180      2,857.24     20020301      179            326,919.43     776        420,000
6871833171       20020301      20170201    180      2,995.42     20020301      179            337,408.64     626        500,000
6874195842       20020401      20170301    180      3,169.56     20020401      180            361,000.00     776        590,000
6877780855       20020301      20170201    180      6,123.58     20020301      179            689,768.92     701      1,000,000
6879893649       20020401      20170301    180      5,355.77     20020401      180            610,000.00     717        915,000
6885240645       20020401      20170301    180      5,792.87     20020401      180            665,000.00     706      1,250,000
6885392099       20020401      20170301    180      6,426.92     20020401      180            729,877.91     718      1,035,000
6886015384       20020401      20170301    180      4,129.05     20020401      180            474,000.00     726        900,000
6886637393       20020301      20170201    180      3,511.98     20020301      179            398,696.35     798        660,000
6896121255       20020301      20170201    180      3,808.22     20020301      179            425,638.13     763      1,100,000
6898211880       20020401      20170301    180      4,181.20     20020401      180            472,500.00     715        750,000
6905944085       20020301      20170201    180      3,495.07     20020301      179            381,687.10     675        565,000
6906227944       20020401      20170301    180      4,442.65     20020401      180            510,000.00     663        775,000
6906873606       20020401      20170301    180      4,066.16     20020401      180            459,500.00     778        845,000
6915640368       20020401      20170301    180      6,145.96     20020401      180            700,000.00     717      2,700,000
6915821646       20020401      20170301    180      3,822.81     20020401      180            432,000.00     760        540,000
6923414715       20020401      20170301    180      4,947.90     20020401      180            568,000.00     756      1,310,000
6927733359       20020301      20170201    180      3,082.99     20020301      179            341,917.84     756        535,000
6929532494       20020401      20170301    180      2,867.11     20020401      180            324,000.00     778        450,000
6931195504       20020401      20170301    180      2,765.69     20020401      180            315,000.00     781        480,000
6932213876       20020401      20170301    180      4,355.54     20020401      180            500,000.00     779        865,000
6934494144       20020401      20170301    180      3,059.15     20020401      180            330,000.00     740        725,000
6939889611       20020301      20170201    180      2,667.34     20020301      179            305,191.24     788        575,000
6944104444       20020401      20170301    180      6,688.91     20020401      180            750,000.00     798      2,250,000
6949230020       20020401      20170301    180      3,283.93     20020401      180            383,000.00     797        775,000
6952270871       20020401      20170301    180      2,961.07     20020401      180            339,920.00     762        427,000
6952599428       20020301      20170201    180      3,192.84     20020301      179            356,858.20     680        500,000
6953017735       20020401      20170301    180      4,955.50     20020401      180            560,000.00     756        720,000
6962574569       20020401      20170301    180      3,687.58     20020401      180            420,000.00     698        750,000
6964742172       20020401      20170301    180      4,218.48     20020401      180            473,000.00     780        650,000
6966758358       20020401      20170301    180      3,121.50     20020401      180            350,000.00     726        475,000
6968113255       20020401      20170301    180      7,348.88     20020401      180            824,000.00     728      1,800,000
6972936857       20020301      20170201    180      5,707.56     20020301      179            632,996.61     697        950,000
6977864823       20020401      20170301    180      3,380.36     20020401      180            382,000.00     766        660,000
6988496664       20020101      20161201    180     12,270.58     20020301      177          1,272,793.88     740      1,605,000
6991067197       20020301      20170201    180      3,934.94     20020301      179            433,044.31     774        550,000
6992168101       20020401      20170301    180      3,999.31     20020401      180            455,505.00     791        714,000

   LOAN           SALES
  NUMBER          PRICE
  ------          -----

6005757668             --
6011547426             --
6015841726             --
6016356286             --
6027413589             --
6036041702             --
6043965364             --
6046701154      1,600,000
6053113012             --
6053259047             --
6054382780             --
6061024805             --
6062570285             --
6062623787             --
6067431319             --
6069805866             --
6071993643        637,500
6074758647             --
6075905130             --
6091493772             --
6092396917      1,399,000
6109469384             --
6109513595             --
6112748253             --
6120538027             --
6125157948             --
6125176252             --
6128901003             --
6129529548             --
6131148568             --
6132807675             --
6135677042             --
6150662192             --
6155418814             --
6156404979             --
6156566256             --
6163826339             --
6164274505      1,050,000
6167292264             --
6174334745             --
6176210414             --
6176754361             --
6178692726             --
6183234761             --
6186913536             --
6195350514             --
6196607573             --
6197450957             --
6198108810        525,000
6201363378             --
6208687084             --
6208986171             --
6209282778             --
6209393708             --
6211007361        604,000
6225157756             --
6226833371             --
6233656450             --
6235891535             --
6250712699        500,000
6254499582             --
6266989661             --
6268342067             --
6270068114             --
6271130673             --
6271496033             --
6275937297             --
6283760798             --
6285783541             --
6286191298             --
6295409285             --
6300221188             --
6303993148             --
6304981217             --
6305084672        550,000
6314839116             --
6317612411             --
6320319038             --
6321973890             --
6322751683        850,000
6325157276             --
6346954719             --
6355408318             --
6362176742             --
6366664354             --
6381715652             --
6389406130             --
6392938368             --
6398338373             --
6403892984             --
6408122528             --
6428971243             --
6433696447             --
6434798358             --
6435194995             --
6438708734             --
6446330406             --
6449427290             --
6450922312        444,000
6457074513             --
6464068151             --
6477048414             --
6480280277             --
6482736763        632,500
6483821507             --
6487113513             --
6489611605             --
6492778946             --
6493888900             --
6508169981      1,000,000
6508824593             --
6510169813             --
6519446782             --
6544053728             --
6546847663             --
6548860672             --
6553884666             --
6554350642             --
6565199665             --
6568520511             --
6570517075        540,000
6575945255             --
6598095948        585,000
6610515824        755,000
6615168173             --
6619231290        650,000
6621381406             --
6621849022             --
6627088443             --
6638019502             --
6642727181             --
6646112224             --
6648571898             --
6650580860             --
6651147115             --
6651265883             --
6655432703             --
6657966278             --
6660062404             --
6665259112        610,000
6667687583             --
6670773818             --
6675705252             --
6677086495             --
6682632333        640,000
6687154580             --
6699059066             --
6701812486             --
6709145962             --
6713123336             --
6715317688             --
6718229294        637,000
6719720499             --
6722335707      1,175,000
6736306538             --
6739601257             --
6740357907             --
6742129569             --
6742727065             --
6754481858             --
6756800600             --
6757425076        795,000
6759523506             --
6764486327             --
6778379492             --
6781388472        650,000
6781838633             --
6782043118             --
6788669536             --
6792751171             --
6811770962             --
6813880553             --
6819417152             --
6819730463             --
6822983083             --
6826917483             --
6833355198             --
6834054857        945,000
6847435317             --
6848040025        750,000
6849895096             --
6851832946             --
6853068341        410,000
6871833171             --
6874195842             --
6877780855             --
6879893649             --
6885240645             --
6885392099             --
6886015384             --
6886637393        660,000
6896121255             --
6898211880             --
6905944085             --
6906227944             --
6906873606             --
6915640368             --
6915821646        540,000
6923414715             --
6927733359             --
6929532494             --
6931195504             --
6932213876        865,000
6934494144             --
6939889611             --
6944104444             --
6949230020             --
6952270871        424,900
6952599428             --
6953017735             --
6962574569             --
6964742172             --
6966758358             --
6968113255             --
6972936857        869,500
6977864823             --
6988496664      1,605,000
6991067197             --
6992168101             --

                                       LOAN COUNT:                       219
                                       CUT-OFF DATE PB:      $110,184,451.58
                                       UNPAID PB W/A:            $503,125.00
                                       INTEREST RATE W/A:               6.71%
                                       REMAINING TERM W/A:               179

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

                                     [date]

To:   The Bank of New York
      5 Penn Plaza - 16th Floor
      New York, New York  10001
      Attn:  Inventory Control

      Re: The Pooling and Servicing Agreement dated March 26, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one)

____  1. Mortgage Paid in Full

____  2. Foreclosure

____  3. Substitution

____  4. Other Liquidation

____  5. Nonliquidation                         Reason: ___________________

                                        By:_____________________________________
                                              (authorized signer of Bank of
                                              America Mortgage Securities, Inc.)

                                        Issuer:_________________________________
                                        Address:________________________________
                                        ________________________________________

                                        Date:___________________________________

Custodian

The Bank of New York

Please acknowledge the execution of the above request by your signature and date below:


__________________________________  _______________
Signature                           Date

Documents returned to Custodian:


___________________________________ ________________
Custodian                           Date

                                    EXHIBIT F

                FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT

                                     [Date]

      [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated March 26, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee.


                                        [_______________],


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                   EXHIBIT G-1

                         FORM OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York  10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-3, Class ___, having an initial aggregate Certificate Balance as of March 26, 2002 of $___________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated March 26, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.


                                        Very truly yours,


                                        ________________________________________
                                        (Transferor)

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                  EXHIBIT G-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York  10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-3, Class ___, having an initial aggregate Certificate Balance as of March 26, 2002 of $_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated March 26, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                        Very truly yours,


                                        ________________________________________
                                        (Transferor)

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                        Very truly yours,


                                        ________________________________________
                                        (Nominee)

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                                         ANNEX 1 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows to [__________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.


----------
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.


      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      ____  ____        Will the Transferee be purchasing the Transferred
      Yes   No          Certificates only for the Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                        ________________________________________
                                        Print Name of Transferee

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________
                                        Date:___________________________________

                                                         ANNEX 2 TO EXHIBIT G-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

      The undersigned hereby certifies as follows to [_________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

      ____  ____        Will the Transferee be purchasing the Transferred
      Yes   No          Certificates only for the Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        ________________________________________
                                        Print Name of Transferee or Adviser


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        IF AN ADVISER:

                                        ________________________________________
                                        Print Name of Transferee


                                        By:_____________________________________
                                        Date:___________________________________

                                  EXHIBIT G-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                     [Date]

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York  10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-3, Class ___, having an initial aggregate Certificate Principal Balance as of March 26, 2002 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[_________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated March 26, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICER, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.


                                        Very truly yours,

                                        ________________________________________
                                        (Transferee)

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________
                                        Date:___________________________________

                             Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.


                                        ________________________________________
                                        (Nominee)

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                    EXHIBIT H

                    FORM OF TRANSFEREE REPRESENTATION LETTER
                    FOR BENEFIT PLAN-RESTRICTED CERTIFICATES

The Bank of New York
5 Penn Plaza - 16th Floor
New York, New York  10001

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2002-3, Class ___, having an initial aggregate Certificate Principal Balance as of March 26, 2002 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________________] (the "Transferor") to
[________________________________] (the "Transferee") of the captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated March 26, 2002, among Bank of America Mortgage Securities, Inc., as Depositor, Bank of America, N.A., as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Trustee, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.


                                        Very truly yours,

                                        ________________________________________
                                        (Transferee)

                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________
                                        Date:___________________________________

                                    EXHIBIT I

                     FORM OF AFFIDAVIT REGARDING TRANSFER OF
                  RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                    Bank of America Mortgage Securities, Inc.
                       Mortgage Pass-Through Certificates,
                                  Series 2002-3

STATE OF               )
                       )  ss:
COUNTY OF              )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of _______________________________, the proposed transferee (the "Transferee") of the Class 1-A-R or Class 1-A-LR Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated March 26, 2002, (the "Agreement"), relating to the above-referenced Series, by and among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), Bank of America, N.A., as servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of
Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Certificate or cause the Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

      9. The Transferee's taxpayer identification number is ___________________.

      10. The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

      11. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that it may incur tax liabilities with respect to the Certificate in excess of cash flows generated thereby, and agrees to pay taxes associated with holding the Certificate as such taxes become due.

      12. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                      * * *

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.


                                        ________________________________________
                                        Print Name of Transferee

                                        By:_____________________________________
                                           Name:
                                           Title:


      Personally appeared before me the above-named ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of ___________________, ____


                                        ________________________________________
                                                      NOTARY PUBLIC

                                        My Commission expires the ____ day of
                                        ______________, ____

                                    EXHIBIT J

                     CONTENTS OF THE SERVICER MORTGAGE FILE

1.    Copies of Mortgage Loans Documents.

2.    Residential loan application.

3.    Mortgage Loan closing statement.

4.    Verification of employment and income, if required.

5.    Verification of acceptable evidence of source and amount of downpayment.

6.    Credit report on Mortgagor, in a form acceptable to either FNMA or FHLMC.

7.    Residential appraisal report.

8.    Photograph of the Mortgaged Property.

9. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.   Copies of all required disclosure statements.

12. If applicable, termite report, structural engineer's report, water potability and septic certification.

13.   Sales Contract, if applicable.

14. The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.

15. Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                    EXHIBIT K
                       FORM OF SPECIAL SERVICING AGREEMENT

      This Special Servicing Agreement (the "Agreement") is made and entered into as of ___________________, between Bank of America, N.A. (the "Servicer") and ___________________ (the "Loss Mitigation Advisor").

                              PRELIMINARY STATEMENT

      _________________ (the "Purchaser") is the holder of the entire interest in Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated ___________________among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), the Servicer, and The Bank of New York, as Trustee.

      The Purchaser has requested the Servicer to engage the Loss Mitigation Advisor, at the Purchaser's expense, to assist the Servicer with respect to default management and reporting situations for the benefit of the Purchaser.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicer hereby engages the Loss Mitigation Advisor to provide advice in connection with default management and reporting situations with respect to defaulted loans, including providing to the Servicer recommendations with respect to foreclosures, the acceptance of so-called short payoffs, deeds in lieu of or in aid of foreclosure and deficiency notes, as well as with respect to the sale of REO properties. The Loss Mitigation Advisor hereby accepts such engagement, and acknowledges that its fees will be paid by the Purchaser and not the Servicer, and that it will not look to the Servicer for financial remuneration. It is the intent of the parties to this Agreement that the services of the Loss Mitigation Advisor are provided without fee to the Servicer for the benefit of the Purchaser for the life of the Class B Certificates.

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01. Defined Terms.

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, the posting, publishing, filing or delivery of a notice of sale.

      Delay of Foreclosure: The postponement for more than three Business Days of the scheduled sale of Mortgaged Property to obtain satisfaction of a Mortgage Loan.

      Loss Mitigation Advisor: ______________.

      Purchaser: _______________________, or the holder of record of the Class B Certificates.

      Short Payoff: Liquidation of a Mortgage Loan at less than the full amount of the outstanding balance of the Mortgage Loan plus advances and costs through a negotiated settlement with the borrower, which may include a deed-in-lieu of foreclosure or sale of the property or of the promissory note secured by the collateral property to a third party, in either case with or without a contribution toward any resulting deficiency by the borrower.

      Section 1.02. Definitions Incorporated by Reference.

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreements.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

      Section 2.01. Reports and Notices.

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Servicer shall use reasonable efforts to provide to the Loss Mitigation Advisor with the following notices and reports. All such notices and reports may be sent to the Loss Mitigation Advisor by telecopier, electronic mail, express mail or regular mail.

            (i) The Servicer shall within five Business Days after each Distribution Date either: (A) provide to the Loss Mitigation Advisor a written or electronic report, using the same methodology and calculations as in its standard servicing reports, indicating for the trust fund formed by the Pooling and Servicing Agreement, the number of Mortgage Loans that are (1) sixty days delinquent, (2) ninety days or more delinquent, (3) in foreclosure or (4) real estate owned (REO), and indicating for each such Mortgage Loan the loan number, whether the loan is in bankruptcy or paying under the terms of a repayment plan, the reason for default, and outstanding principal balance; or (B) provide the information detailed in
      (A) to a data service provider of the Loss Mitigation Advisor's choice in an electronic format acceptable to that data service provider. Provision of the information to a service provider other than that specified by the Loss Mitigation Advisor is acceptable.

            (ii) Prior to a Delay of Foreclosure in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent delay, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the reason and justification for delaying foreclosure action. All notices and supporting documentation pursuant to this subsection may be provided via telecopier, express mail or electronic mail.

            (iii) Prior to accepting any Short Payoff in connection with any Mortgage Loan, the Servicer shall provide the Loss Mitigation Advisor with a notice of such proposed and imminent Short Payoff, stating the loan number, the aggregate amount owing under the Mortgage Loan, and the justification for accepting the proposed Short Payoff. Such notice may be sent by telecopier, express mail, electronic mail or regular mail.

            (iv) Within five (5) business days of each Distribution Date, the Servicer shall provide the Loss Mitigation Advisor with a report listing each loan that has resulted in a realized loss that has been reported to the trustee. Such report shall specify the loan number, the outstanding principal balance of the loan upon its liquidation, the realized loss, and the following components of realized loss: foreclosure costs, advances, mortgage insurance proceeds, marketing and property rehabilitation costs, and other costs. Such report may be provided by telecopier, express mail, regular mail or electronic mail. The Loss Mitigation Advisor shall have at least ten (10) business days in which to respond with reasonable questions or requests for additional information regarding the amounts reported as realized losses, and the Servicer shall within five (5) business days of receipt of the Loss Mitigation Advisor's questions or additional information requests provide responses to such questions and requests.

            (v) Within five (5) business days of receipt by the Servicer of an offer to acquire an REO property at an amount that is more than 15% below the most recent market valuation of that property obtained by the Servicer (or if no such valuation has been obtained, the appraisal used in connection with the originating of the related Mortgage Loan), the Servicer shall notify the Loss Mitigation Advisor of such offer and shall provide a justification for accepting such offer, if that is the Servicer's recommendation.

            (vi) Within five (5) business days of receipt by the Servicer that a claim filed for mortgage insurance, or any part thereof, has been rejected by the mortgage insurance provider, the Servicer shall provide a copy of the rejected claim with explanations for the item or items rejected to the Loss Mitigation Advisor.

            (vii) Within five (5) business days of providing the trustee with any notice regarding a mortgage loan substitution, loan modification, or loan repurchase, the Servicer shall provide the Loss Mitigation Advisor with a copy of the notice.

      (b) If requested by the Loss Mitigation Advisor, the Servicer shall make its servicing personnel available during its normal business hours to respond to reasonable inquiries, in writing by facsimile transmission, express mail or electronic mail, by the Loss Mitigation Advisor in connection with any Mortgage Loan identified in a report under subsection 2.01 (a)(i), (a)(ii), (a)(iii) or
(a)(iv) which has been given to the Loss Mitigation Advisor; provided that the Servicer shall only be required to provide information that is readily accessible to their servicing personnel.

      (c) In addition to the foregoing, the Servicer shall provide to the Loss Mitigation Advisor such information as the Loss Mitigation Advisor may reasonably request concerning each Mortgage Loan that is at least sixty days delinquent and each Mortgage Loan which has become real estate owned, provided that the Servicer shall only be required to provide information that is readily accessible to its servicing personnel.

      (d) With respect to all Mortgage Loans which are serviced at any time by the Servicer through a subservicer, the Servicer shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 2.01, on the accuracy and completeness of any information provided to it by the applicable subservicer.

      Section 2.02. Loss Mitigation Advisor's Recommendations With Respect to Defaulted Loans.

      (a) All parties to this Agreement acknowledge that the Loss Mitigation Advisor's advice is made in the form of recommendations, and that the Loss Mitigation Advisor does not have the right to direct the Servicer in performing its duties under the Pooling and Servicing Agreement. The Servicer may, after review and analysis of the Loss Mitigation Advisor's recommendation, accept or reject it, in the Servicer's sole discretion, subject to the standards of the Servicer to protect the interest of the Certificateholders set forth in the Pooling and Servicing Agreement.

      (b) Within two (2) business days of receipt of a notice of a foreclosure delay, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the delay, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within the allotted time, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor may recommend that additional procedures be undertaken to further analyze the property, the borrower, or issues related to the default or foreclosure. Such additional procedures may include asset searches, property valuations, legal analysis or other procedures that are warranted by the circumstances of the property, borrower or foreclosure. The Loss Mitigation Advisor may recommend such other actions as are warranted by the circumstances of the property, borrower or foreclosure.

      (c) Within two (2) business days of receipt of a notice of a proposed Short Payoff, the Loss Mitigation Advisor shall provide the Servicer with a recommendation regarding the proposed Short Payoff, provided, however, that if additional information is required on which to base a recommendation, the Loss Mitigation Advisor shall notify the Servicer of the additional information needed within two business days, and the Servicer shall promptly provide such information and the Loss Mitigation Advisor shall then submit to the Servicer its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed Short Payoff, recommending against such Short Payoff, with a justification provided, or proposing a counteroffer.

      (d) Within two (2) business days of receipt of a notice of an REO sale at an amount that is more than 15% below the recent market valuation of that property, the Loss Mitigation Advisor shall provide the Servicer with its recommendation. The Loss Mitigation Advisor's recommendation may take the form of concurring with the proposed below-market sale, recommending against such below-market sale, or proposing a counteroffer.

      Section 2.03. Termination.

      (a) With respect to all Mortgage Loans included in a trust fund, the Servicer's obligations under Section 2.01 and Section 2.02 shall terminate at such time as the Certificate Principal Balances of the related Class B Certificates have been reduced to zero.

      (b) The Loss Mitigation Advisor's responsibilities under this Agreement shall terminate upon the termination of the fee agreement between the Purchaser or its successor and the Loss Mitigation Advisor. The Loss Mitigation Advisor shall promptly notify the Servicer of the date of termination of such fee agreement, but in no event later than 5:00 P.M., EST, on the effective date thereof.

      (c) Neither the Servicer nor any of its directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and the Loss Mitigation Advisor and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Loss Mitigation Advisor, its directors, officers, employees or agents shall be under any liability for any actions taken by the Servicer based upon the recommendation pursuant to this Agreement, provided they are made in good faith.

                                   ARTICLE III

                            MISCELLANEOUS PROVISIONS

      Section 3.01. Amendment.

      This Agreement may be amended from time to time by the Servicer and the Loss Mitigation Advisor by written agreement signed by the Servicer and the Loss Mitigation Advisor.

      Section 3.02. Counterparts.

      This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 3.03. Governing Law.

      This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 3.04. Notices.

      All demands, notices and direction hereunder shall be in writing or by telecopier and shall be deemed effective upon receipt to:

      (a) in the case of the Servicer,

            Bank of America, N.A.
            201 North Tryon Street
            Charlotte, North Carolina  28255
            Attn: Secondary Marketing with a copy to the General Counsel or such other address as may hereafter be furnished in writing by the Servicer,

      (b) in the case of the Loss Mitigation Advisor,

            _______________________

      (c) in the case of the Purchaser:

            _______________________

      Section 3.05. Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

      Section 3.06. Successors and Assigns.

      (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders.

      (b) The Servicer shall notify the Loss Mitigation Advisor of the assignment of its duties to any successor servicer within thirty (30) days prior to such assignment, and shall provide the name, address, telephone number and telecopier number for the successor to the Loss Mitigation Advisor.

      Section 3.07. Article and Section Headings.

      The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      Section 3.08. Confidentiality.

      The Servicer acknowledges the confidentiality of this Agreement and will not release or republish its contents without the consent of the Loss Mitigation Advisor except to the extent required by law, regulation or court order.

      The Loss Mitigation Advisor agrees that all information supplied by or on behalf of the Servicer under this Agreement, is the property of the Servicer. The Loss Mitigation Advisor shall keep in strictest confidence all information relating to this Agreement, including, without limitation, individual account information and other information supplied by or on behalf of the Servicer pursuant to Section 2.01, and that information which may be acquired in connection with or as a result of this Agreement. During the term of this Agreement and at any time thereafter, without the prior written consent of the Servicer, the Loss Mitigation Advisor shall not publish, communicate, divulge, disclose or use any of such information. Upon termination or expiration of this Agreement, the Loss Mitigation Advisor shall deliver all records, data, information, and other documents and all copies thereof supplied by or on behalf of the Servicer pursuant to Section 2.01 to the Servicer and such shall remain the property of the Servicer.

      Section 3.09. Independent Contractor.

      In all matters relating to this Agreement, the Loss Mitigation Advisor shall be acting as an independent contractor. Neither the Loss Mitigation Advisor nor any employees of the Loss Mitigation Advisor are employees or agents of the Servicer under the meaning or application of any Federal or State Unemployment or Insurance Laws or Workmen's Compensation Laws, or otherwise. The Loss Mitigation Advisor shall assume all liabilities or obligations imposed by any one or more of such laws with respect to the employees of the Loss Mitigation Advisor in the performance of this Agreement. The Loss Mitigation Advisor shall not have any authority to assume or create any obligation, express or implied, on behalf of the Servicer, and the Loss Mitigation Advisor shall not have the authority to represent itself as an agent, employee, or in any other capacity of the Servicer.

      IN WITNESS WHEREOF, the Servicer and the Loss Mitigation Advisor have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                        Bank of America, N.A.


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                                        Loss Mitigation Advisor
                                        ___________________


                                        By:_____________________________________
                                        Name:
                                        Title:


                    PURCHASER'S ACKNOWLEDGEMENT AND AGREEMENT

Purchaser executes this agreement for the purpose of acknowledging the limited obligations of the Servicer in respect of the Loss Mitigation Advisor's recommendation, as described in Section 2.02(a) hereof and confirming to the Servicer that (i) it shall be solely responsible for the payment of the fees of the Loss Mitigation Advisor pursuant to the terms of an agreement between Purchaser and Loss Mitigation Advisor dated _____________, 20__ and (ii) Purchaser upon transfer of its interest in any of the Class B Certificates or any part thereof will require its successor to consent to this Special Servicing Agreement and to pay any of the fees due to the Loss Mitigation Advisor pursuant to the agreement referenced in clause (i) above.


                                        Purchaser


                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________

                                    EXHIBIT L

                           LIST OF RECORDATION STATES

                                     Florida
                                    Maryland